 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-263752
PROSPECTUS SUPPLEMENT
(To prospectus dated March 21, 2022)
$900,000,000
$400,000,000 10.125% Senior Notes due 2028
$500,000,000 9.750% Senior Notes due 2030
Vital Energy, Inc. is offering $400,000,000 aggregate principal amount of its 10.125% senior notes due 2028 (the “new 2028 notes”) and $500,000,000 aggregate principal amount of our senior notes due 2030 (the “2030 notes” and, together with the new 2028 notes, the “new notes”). We will pay interest on the new 2028 notes on January 15 and July 15 of each year, beginning January 15, 2024. The new 2028 notes will bear interest at the rate of 10.125% per year and will mature on January 15, 2028. We will pay interest on the 2030 notes on April 15 and October 15 of each year, beginning October 15, 2024. The 2030 notes will bear interest at the rate of 9.750% per year and will mature on October 15, 2030.
We may redeem all or a portion of the new notes at any time before maturity at the redemption prices discussed under the sections entitled “Description of the New 2028 Notes — Optional Redemption” with respect to the new 2028 notes and “Description of the 2030 Notes — Optional Redemption” with respect to the 2030 notes. In addition, we may be required to redeem all of the 2030 notes under the circumstances specified under the section entitled “Description of the 2030 Notes — Special Mandatory Redemption.”
The new 2028 notes constitute an additional issuance of our existing series of notes designated as 10.125% senior notes due 2028 and will constitute part of the same series as the $400 million aggregate principal amount of 10.125% senior notes due 2028 we issued on January 24, 2020 (our “Outstanding 2028 Notes”). The new 2028 notes will be issued under the same indenture dated as of March 18, 2015, as amended and supplemented by the fourth supplemental indenture thereto, dated as of January 24, 2020, as our Outstanding 2028 Notes and will have identical terms to (other than with respect to the issue price and the issue date) and constitute part of the same series as our Outstanding 2028 Notes, and, immediately upon settlement, the new 2028 notes will have the same CUSIP number as and will trade interchangeably with the Outstanding 2028 Notes, and vote as one class under the indenture. The new 2028 notes and our Outstanding 2028 Notes are collectively referred to as the 2028 notes.
The new notes will be fully and unconditionally guaranteed on a senior unsecured basis by Vital Midstream Services, LLC and all of our future domestic restricted subsidiaries, with certain customary exceptions. The new notes and the guarantees will be, respectively, the issuer’s and the respective guarantor’s general unsecured senior obligations and will rank equally in right of payment with all of the issuer’s and such guarantor’s existing and future senior indebtedness that is not subordinated to the new notes. The new notes will be effectively subordinated to all of the issuer’s and each guarantor’s existing and future secured debt, including debt incurred under our senior secured credit facility (defined herein), to the extent of the value of the assets securing that debt. In addition, the new notes will be structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the new notes. See “Description of the New 2028 Notes” with respect to the new 2028 notes and “Description of the 2030 Notes” with respect to the 2030 notes.
The new notes will not be listed on any securities exchange. There is currently no public market for the new notes. The new notes are new issues of securities with no established trading market.
Investing in the new notes involves risks that are described in the “Risk Factors” section on page S-14 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
	Per new 2028 note	Total new 2028 notes	Per 2030 note	Total 2030 notes
Public offering price(1)(2)	101.000%	$404,000,000	98.742%	$493,710,000
Underwriting discounts and commissions	1.500%	$6,000,000	1.500%	$7,500,000
Proceeds, before expenses, to us	99.500%	$398,000,000	97.242%	$486,210,000

(1)
Plus accrued interest from July 15, 2023.

(2)
Plus accrued interest, if any, from September 25, 2023, if settlement occurs after such date with respect to the 2030 notes.

The underwriters expect to deliver the new notes offered hereby on or about September 25, 2023 in book-entry form through The Depository Trust Company for the accounts of its participants.
Active Joint Book-Running Managers
Wells Fargo Securities	BofA Securities	Mizuho	Truist Securities
Joint Book-Running Managers
Capital One Securities Citigroup KeyBanc Capital Markets PNC Capital Markets LLC US Bancorp
Co-Managers
Zions Capital Markets BOK Financial Securities, Inc. Comerica Securities
September 18, 2023

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement and the documents incorporated by reference herein, which describes the specific terms of this offering of our new notes. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of notes. If the information relating to the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related freewriting prospectus. We and the underwriters have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related freewriting prospectus is accurate as of any date other than the respective date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.
In this prospectus supplement, “Vital Energy,” “the Company,” “the issuer,” “we,” “us,” “our” or “ours” refer to Vital Energy, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus supplement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements, projections and estimates concerning our operations, performance, business strategy, oil, natural gas liquid (“NGL”) and natural gas reserves, drilling program capital expenditures, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “will,” “foresee,” “plan,” “goal,” “should,” “intend,” “pursue,” “target,” “continue,” “suggest” or the negative thereof or other variations thereof or other words that convey the uncertainty of future events or outcomes. Forward-looking statements are not guarantees of performance. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Among the factors that significantly impact our business and could impact our business in the future are:
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moderating but continuing inflationary pressures and associated changes in monetary policy that may cause costs to rise;

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changes in domestic and global production, supply and demand for oil, NGL and natural gas and actions by the Organization of the Petroleum Exporting Countries members and other oil exporting nations (“OPEC+”);

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the volatility of oil, NGL and natural gas prices, including our area of operation in the Permian Basin;

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reduced demand due to shifting market perception towards the oil and gas industry;

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our ability to optimize spacing, drilling and completions techniques in order to maximize our rate of return, cash flows from operations and shareholder value;

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the ongoing instability and uncertainty in the U.S. and international energy, financial and consumer markets that could adversely affect the liquidity available to us and our customers and the demand for commodities, including oil, NGL and natural gas;

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competition in the oil and gas industry;

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our ability to execute our strategies, including our ability to successfully identify and consummate strategic acquisitions, including the Pending Acquisitions (as defined herein), at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses, assets and properties; our ability to realize the anticipated benefits of acquisitions, including effectively managing our expanded acreage;

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our ability to discover, estimate, develop and replace oil, NGL and natural gas reserves and inventory;

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insufficient transportation capacity in the Permian Basin and challenges associated with such constraint, and the availability and costs of sufficient gathering, processing, storage and export capacity;

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a decrease in production levels which may impair our ability to meet our contractual obligations and ability to retain our leases;

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risks associated with the uncertainty of potential drilling locations and plans to drill in the future;

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the inability of significant customers to meet their obligations;

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revisions to our reserve estimates as a result of changes in commodity prices, decline curves and other uncertainties;

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the availability and costs of drilling and production equipment, supplies, labor and oil and natural gas processing and other services;

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the effects, duration and other implications of, including government response to, widespread epidemic or pandemic diseases;

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ongoing war and political instability in Ukraine and Russian efforts to destabilize the government of Ukraine and the global hydrocarbon market;

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loss of senior management or other key personnel;

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risks related to the geographic concentration of our assets;

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capital requirements for our operations and projects;

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our ability to hedge commercial risk, including commodity price volatility, and regulations that affect our ability to hedge such risks;

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our ability to continue to maintain the borrowing capacity under our senior secured credit facility or access other means of obtaining capital and liquidity, especially during periods of sustained low commodity prices;

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our ability to comply with covenants and other terms and conditions contained in our debt agreements, including our senior secured credit facility and the indentures governing our senior unsecured notes, as well as debt that could be incurred in the future;

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our ability to generate sufficient cash to service our indebtedness, fund our capital requirements and generate future profits;

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drilling and operating risks, including risks related to hydraulic fracturing activities and those related to inclement or extreme weather, impacting our ability to produce existing wells and/or drill and complete new wells over an extended period of time;

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physical and transition risks related to climate change;

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the impact of legislation or regulatory initiatives intended to address induced seismicity, including restrictions on the use of water, produced water and produced water wells on our ability to conduct our operations;

S-iii

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United States (“U.S.”) and international economic conditions and legal, tax, political and administrative developments, including the effects of energy, trade and environmental policies and existing and future laws and government regulations;

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our ability to comply with federal, state and local regulatory requirements;

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the impact of repurchases, if any, of securities from time to time;

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our ability to maintain the health and safety of, as well as recruit and retain, qualified personnel necessary to operate our business;

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our ability to secure or generate sufficient electricity to produce our wells without limitations;

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our belief that the outcome of any legal proceedings will not materially affect our financial results and operations;

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the expected use of proceeds and the intention to not list the new notes on any national securities exchange or other market; and

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the expected timing for completion of the Satisfaction and Discharge (as defined herein).

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward- looking statements should, therefore, be considered in light of various factors, including those set forth in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, this prospectus supplement and in other filings made by us from time to time with the Commission or in materials incorporated herein or therein. In light of such risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil or natural gas that are ultimately recovered.
All forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and all forward-looking statements incorporated by reference into this prospectus supplement speak only as of the dates such statements were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements regarding new information, future events or otherwise, except as required by applicable securities laws.

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SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. It does not contain all the information that may be important to you or that you may wish to consider before investing in our new notes. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and the terms of this offering. Please read “Risk Factors” beginning on page S-14 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus supplement, for more information about known material factors you should consider before investing in our new notes in this offering.
The estimates of our proved reserves as of December 31, 2022 included in this prospectus supplement are based on the reserve report prepared by Ryder Scott Company, L.P. (“Ryder Scott”), our independent reserve engineers, which report is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022 and is incorporated herein by reference.
Vital Energy, Inc. Overview
We are an independent energy company focused on the acquisition, exploration and development of oil and natural gas properties primarily in the Permian Basin in West Texas. The oil and liquids-rich Permian Basin is characterized by multiple target horizons, extensive production histories, long-lived reserves, high drilling success rates and high initial production rates. As of December 31, 2022, we had total proved reserves, presented on a three-stream basis (oil, NGL and natural gas), of 302,318 MBOE, of which 74% are classified as proved developed reserves and 39% are attributed to oil reserves. Since our inception in 2006, we have established and realized our reserves, production and cash flow primarily through our drilling program coupled with select strategic acquisitions.
Our acreage is largely contiguous in the neighboring Texas counties of Borden, Howard, Glasscock, Reagan and Sterling, with our current focus on our acreage in Howard County consisting of more than 30,000 acres. As of June 30, 2023, we had assembled 197,985 net acres in the Permian Basin, all of which were held in 488 sections. As of such date, we had an average working interest of 73% in Vital Energy-operated active productive wells and 67% in all wells in which Vital Energy has an interest, and our leases are 98% held by production.
Our Business Strategy
Our strategy is to create long-term value through the efficient development and acquisition of high-margin properties, combined with prudent balance sheet management and sustainable environmental practices. We have operated in the Permian Basin since 2008, drilling almost 650 operated horizontal wells. Our extensive operating experience in the basin underpins our ability to successfully develop our properties, assess acquisition opportunities and operate safely and efficiently, ultimately maximizing our rates of return on our development program.
Recent Developments
Equity Offering
Concurrently with this offering, we are also offering 2,750,000 shares of our common stock (the “Equity Offering”). This offering is not conditioned on the successful completion the Equity Offering. The Equity Offering is expected to close on September 19, 2023, subject to customary closing conditions. The foregoing description and any other information regarding the Equity Offering are included herein solely for informational purposes. This prospectus supplement and any related communication shall not be deemed an offer to sell or a solicitation to buy any securities that may be offered in any other offering.
Satisfaction and Discharge
Following the expiration of the Special Mandatory Redemption period in the 2030 notes, we intend to irrevocably deposit a portion of the net proceeds from this offering with the trustee under the indenture (the

“2025 Notes Indenture”) governing our 9.500% senior unsecured notes due 2025 (the “2025 Notes”) in an amount sufficient to fund the payment of the principal amount of, and accrued and unpaid interest on, the 2025 Notes that remain outstanding through January 15, 2024, as a result (and at the time) of such deposit, the 2025 Notes Indenture will be satisfied and discharged in accordance with its terms with respect to the 2025 Notes (the “Satisfaction and Discharge”). As a result of the Satisfaction and Discharge, we will be released from our obligations under the 2025 Notes Indenture with respect to the 2025 Notes, except those provisions of the 2025 Notes Indenture that, by their terms, survive the Satisfaction and Discharge. We are not obligated to undertake the Satisfaction and Discharge, and there can be no assurance that we will consummate the Satisfaction and Discharge on the timing anticipated, or at all. Any Satisfaction and Discharge of the 2025 Notes will only be made in accordance with the provisions of the 2025 Notes Indenture.
Henry Acquisition
On September 13, 2023, we entered into a purchase and sale agreement, pursuant to which we agreed to purchase certain oil and gas assets in the Midland and Delaware Basin, located in Midland, Reeves and Upton Counties, Texas, equity interests in certain subsidiaries and related assets and contracts (the “Henry Acquisition”) from Henry Resources, LLC, Henry Energy LP and Moriah Henry Partners LLC for consideration comprising (i) approximately 3.72 million shares of our common stock and (ii) approximately 4.98 million shares of our 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock, par value $0.01 per share, each subject to purchase price adjustments and customary closing adjustments. We expect the Henry Acquisition to close in the fourth quarter of 2023, subject to customary closing conditions. There can be no assurance that all of the conditions to closing the Henry Acquisition will be satisfied.
Maple Acquisition
On September 13, 2023, we entered into a purchase and sale agreement, pursuant to which we agreed to purchase certain oil and gas assets in the Delaware Basin, located in Reeves County, Texas, and related assets and contracts (the “Maple Acquisition”) from Maple Energy Holdings, LLC for consideration comprising approximately 3.58 million shares of our common stock, subject to purchase price adjustments and customary closing adjustments. We expect the Maple Acquisition to close in the fourth quarter of 2023, subject to customary closing conditions. There can be no assurance that all of the conditions to closing the Maple Acquisition will be satisfied.
Tall City Acquisition
On September 13, 2023, we entered into a purchase and sale agreement, pursuant to which we agreed to purchase certain oil and gas assets in the Delaware Basin, located in Reeves County, Texas, and related assets and contracts (the “Tall City Acquisition” and, together with the Henry Acquisition and Maple Acquisition, the “Pending Acquisitions”) from Tall City Property Holdings III LLC and Tall City Operations III LLC (collectively, “Tall City”) for consideration comprising (i) $300 million payable to Tall City in cash and (ii) approximately 2.27 million shares of our common stock, each subject to purchase price adjustments and customary closing adjustments. We expect the Tall City Acquisition to close in the fourth quarter of 2023, subject to customary closing conditions. There can be no assurance that all of the conditions to closing the Tall City Acquisition will be satisfied.
Forge Acquisition
On June 30, 2023, we purchased certain oil and gas properties in the Delaware Basin, located in Pecos, Reeves and Ward Counties, Texas, and related assets and contracts with an effective date of March 1, 2023 (the “Forge Acquisition”) from Forge Energy II Delaware, LLC. Aggregate consideration for the Forge Acquisition consisted of $391.6 million in cash, after closing adjustments. We funded the purchase price and related transaction costs with borrowings under our senior secured credit facility.
Driftwood Acquisition
On April 3, 2023, we purchased certain oil and gas properties in the Midland Basin, located in the Upton and Reagan Counties, Texas, and related assets and contracts with an effective date of January 1, 2023 (the “Driftwood Acquisition”) from Driftwood Energy Operating, LLC. Aggregate consideration for the Driftwood Acquisition consisted of approximately $117.3 million in cash, after closing adjustments, and 1,578,948 shares of our common stock. We funded the cash portion for the Driftwood Acquisition and related transaction costs from cash on hand and borrowings under our senior secured credit facility.
Amendment to our Senior Secured Credit Facility
On September 13, 2023, we entered into the Limited Consent and Eleventh Amendment to our Fifth Amended and Restated Credit Agreement (the “Eleventh Amendment”) with Wells Fargo Bank, N.A., as administrative agent, and the lenders and other financial institutions party thereto, which provides for, among other things, consent to the Pending Acquisitions and, upon consummation of at least one of the Pending Acquisitions, further amends the Fifth Amended and Restated Credit Facility (the Fifth Amended and Restated Credit Facility, as so amended, the “Amended Credit Agreement” and, after effectiveness of Amended Credit Agreement, our “senior secured credit facility”) to, among other things, provide for revolving elected commitments of up to $1.25 billion (consisting of an initial revolving elected commitment of $1.0 billion, which would increase by $150 million at the closing of the Henry Acquisition and $100 million at the closing of the Maple Acquisition), a term loan commitment of $250 million and such other term loan commitments as we and the applicable term loan lenders may agree from time to time in an aggregate amount not to exceed the lesser of (x) the excess of the borrowing base over the revolving elected commitments, in each case, then in effect and (y) one-third of the sum of the total revolving commitments plus the aggregate term loan exposure then outstanding. The Amended Credit Agreement will mature in September 2027, subject to a springing maturity date of July 19, 2024 if more than a certain amount of the 2025 Notes relative to availability under the Company’s revolving credit facility are outstanding on such date. Under the Amended Credit Agreement, (i) alternate base rate revolving advances will bear interest payable monthly at an alternate base rate plus applicable margin, which ranges from 1.25% to 2.25% based on the ratio of outstanding revolving credit to the borrowing base under the Amended Credit Agreement; (ii) SOFR advances under the facility will bear interest, at our election, at the end of one-month, three-month or six-month interest periods (and in the case of six-month interest periods, interest shall be payable every three months prior to the end of, and on the last day of, such interest period) at the adjusted Term SOFR rate plus an applicable margin, which ranges from 2.25% to 3.25%, based on the ratio of outstanding revolving credit to the borrowing base under the Amended Credit Agreement; (iii) the initial term loans under the facility will bear interest at the adjusted Term SOFR rate plus 3.25%, with a 0.25% step-up every 90 days after the closing date of the facility; and (iv) the Company will be required to pay a quarterly commitment fee on the unused portion of the financial institutions’ commitment ranging from 0.375% to 0.5%.
Upon effectiveness, the Amended Credit Agreement will have a maximum credit amount of $3.0 billion, a borrowing base of up to $1.5 billion (consisting of an initial borrowing base of $1.3 billion, which would increase by $75 million at the closing of the Henry Acquisition, $50 million at the closing of the Maple Acquisition and $75 million at the closing of the Tall City Acquisition) and an aggregate revolving elected commitment of up to $1.25 billion (consisting of an initial revolving elected commitment of $1.0 billion, which would increase by $150 million at the closing of the Henry Acquisition and $100 million at the closing of the Maple Acquisition) and a term loan commitment of $250 million. The borrowing base will be subject to a semi-annual redetermination occurring by May 1 and November 1 of each year based on the lenders’ evaluation of our oil and gas reserves, beginning May 1, 2024. The Amended Credit Agreement will also provide for the issuance of letters of credit, limited to the lesser of total capacity or $80.0 million. The Amended Credit Agreement will be fully and unconditionally guaranteed by Vital Midstream Services, LLC.
Pro Forma Estimated Reserves
The following table includes the estimated oil and natural gas reserves as of December 31, 2022, on a pro forma basis after giving effect to the consummation of the Pending Acquisitions. The pro forma estimated reserves information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Vital Energy would have been had the Pending Acquisitions occurred as of December 31, 2022, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors.

	Actual(1)	Pro forma combined(2)
Estimated proved reserves:
Oil (MBbl)	165,275	274,040
Natural gas (MMcf)	642,283	1,058,862
Natural gas liquids (MBbl)	111,774	176,003
Total equivalent reserves (Mboe)	384,097	626,522

(1)
Vital Energy reserve volumes, as shown in the table above, include the Forge Acquisition and Driftwood Acquisition, as presented in Exhibit 99.1 to Vital Energy’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2023 and incorporated by reference into prospectus supplement.

(2)
Henry reserve quantities are included in two streams, with natural gas liquids included with natural gas.

Our Offices
Our executive offices are located at 521 E. Second Street, Suite 1000, Tulsa, Oklahoma 74120, and the phone number at this address is (918) 513-4570. Our website address is www.vitalenergy.com. We make our periodic reports and other information filed with or furnished to the Commission available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Commission. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

THE OFFERING
The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New 2028 Notes” and “Description of the 2030 Notes” sections of this prospectus supplement contain a more detailed description of the terms and conditions of the new 2028 notes and the 2030 notes, respectively.
Issuer
Vital Energy, Inc.
Notes Offered
$400 million aggregate principal amount of 10.125% senior notes due 2028. The new 2028 notes are being offered as additional notes under the indenture dated as of March 18, 2015, as amended and supplemented by the fourth supplemental indenture thereto, dated as of January 24, 2020, governing our Outstanding 2028 Notes and will have identical terms to (other than with respect to the issue price and issue date) and constitute part of the same series as our Outstanding 2028 Notes. The new 2028 notes and our Outstanding 2028 Notes are collectively referred to as the 2028 notes.
$500 million aggregate principal amount of 9.750% senior notes due 2030.
Maturity Date
The new 2028 notes will mature on January 15, 2028.
The 2030 notes will mature on October 15, 2030.
Interest
Interest on the new 2028 notes will accrue at a rate of 10.125% per annum, payable semi-annually, in cash in arrears, on January 15 and July 15 of each year, commencing January 15, 2024.
Interest on the 2030 notes will accrue at a rate of 9.750% per annum, payable semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing October 15, 2024.
Guarantees
Certain of the issuer’s future domestic restricted subsidiaries will, subject to certain customary exceptions, fully and unconditionally guarantee, jointly and severally, the new notes so long as each such entity guarantees or becomes an obligor of our senior secured credit facility or other debt of the issuer or any restricted subsidiary of the issuer, in each case, in excess of $10.0 million. Not all of the issuer’s future subsidiaries will be required to become guarantors. If the issuer cannot make payments on the new notes when they are due, the guarantors must make them instead. Please read “Description of the New 2028 Notes — Guarantees” with respect to the new 2028 notes and “Description of the 2030 Notes — Guarantees” with respect to the 2030 notes.
Each guarantee will rank:
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senior in right of payment to any future subordinated indebtedness of the guarantor;

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equally in right of payment with all existing and future senior indebtedness of the guarantor, including its guarantee of the Existing Notes (as defined herein);

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effectively junior in right of payment to all existing and future secured indebtedness of the guarantor, including any guarantee of indebtedness under our senior secured credit facility, to the extent of the value of the assets of the guarantor constituting collateral securing such indebtedness; and

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structurally junior to all indebtedness and other liabilities of any of its subsidiaries that are not guarantors

As of June 30, 2023, on a pro forma basis after giving effect to this offering and the Equity Offering and the application of a portion of the net proceeds therefrom to fund the Satisfaction and Discharge of our 2025 Notes and to repay a portion of the borrowings outstanding under our senior secured credit facility, and giving effect to the consummation of the Pending Acquisitions, the guarantee of the notes would have been effectively junior to $310.9 million of secured indebtedness outstanding under our senior secured credit facility, the guarantor would have guaranteed approximately $1.5 billion of senior unsecured indebtedness (including the notes) and the issuer would have had approximately $939 million of borrowing capacity available under its senior secured credit facility, subject to compliance with financial covenants, the guarantee of which would be effectively senior to the guarantee of the notes (to the extent of the value of the assets of the guarantor constituting collateral securing such credit facility indebtedness).
Special Mandatory
Redemption
If the purchase agreement for the Henry Acquisition is terminated prior to the closing of such acquisition, or if the closing of the Henry Acquisition does not otherwise occur on or prior to January 11, 2024, we will redeem all of the 2030 notes at a redemption price equal to 100% of the aggregate issue price of the 2030 notes, plus accrued and unpaid interest to, but not including, the redemption date.
Ranking
The new notes will be the issuer’s unsecured senior obligations. Accordingly, they will rank:
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senior in right of payment to any future subordinated indebtedness of the issuer;

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equally in right of payment with all existing and future senior indebtedness of the issuer, including the Existing Notes;

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effectively junior in right of payment to all of the issuer’s existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the value of the assets of the issuer constituting collateral securing such indebtedness; and

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structurally junior to all indebtedness and other liabilities of any future non-guarantor subsidiaries.

As of June 30, 2023, on a pro forma basis after giving effect to this and the Equity Offering and the application of a portion of the net proceeds therefrom to fund the Satisfaction and Discharge of our 2025 Notes and to repay a portion of the borrowings outstanding under our senior secured credit facility, and giving effect to the consummation of the Pending Acquisitions we would have approximately $1.8 billion of indebtedness outstanding (including the notes offered hereby) of which $310.9 million would be secured indebtedness to which the notes would be effectively junior. As of the date of this prospectus supplement, the assets and liabilities attributable to our non-guarantor subsidiaries are immaterial.

Optional Redemption
The issuer will have the option to redeem the new 2028 notes, in whole or in part, at any time, at the redemption prices described in this prospectus supplement under the heading “Description of the New 2028 Notes — Optional Redemption,” together with any accrued and unpaid interest to, but not including, the date of redemption.
The issuer will have the option to redeem the 2030 notes, in whole or in part, at any time on or after October 15, 2026, at the redemption prices described in this prospectus supplement under the heading “Description of the 2030 Notes — Optional Redemption,” together with any accrued and unpaid interest to, but not including, the date of redemption.
In addition, with respect to the 2030 notes, before October 15, 2026, the issuer may redeem all or any part of the 2030 notes at the make-whole price set forth under “Description of the 2030 Notes — Optional Redemption, plus any accrued and unpaid interest to the date of redemption.” In addition, before October 15, 2026, the issuer may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the 2030 notes in an amount not to exceed the amount of the net cash proceeds of one or more public or private equity offerings at a redemption price of 109.750% of the principal amount of the 2030 notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the 2030 notes issued under the indenture that will govern the 2030 notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.
Change of Control Triggering Event
If certain change of control events occur, each holder of notes may require the issuer to repurchase all or a portion of its notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the New 2028 Notes —Change of Control Triggering Event” and “Description of the 2030 Notes — Change of Control Triggering Event.”
Certain Covenants
We will issue the new notes under respective indentures that contain covenants that limit, among other things, the ability of the issuer and some of its subsidiaries to:
•
pay certain distributions or dividends on, or purchase, redeem or otherwise acquire, equity interests;

•
make certain investments;

•
incur certain additional indebtedness or liens;

•
sell certain assets or merge with or into other companies; and

•
engage in material transactions with affiliates.

These covenants are subject to a number of important qualifications and limitations. The respective covenants (and qualifications and limitations with respect thereto) are similar (but not identical) in the respective indentures for the new 2028 notes and the 2030 notes.

In addition, (i) if both of two specified ratings agencies assign the new 2028 notes an investment grade rating in the future and no event of default exists under the indenture that will govern the new 2028 notes, substantially all of the covenants in such indenture will be suspended (subject to reinstatement if the rating assigned by either rating agency to the new 2028 notes declines below investment grade); and (ii) if both of two specified ratings agencies assign the 2030 notes an investment grade rating in the future and no event of default exists under the indenture that will govern the 2030 notes, substantially all of the covenants in such indenture will be terminated before the new notes mature. See “Description of the New 2028 Notes — Certain Covenants” and “Description of the 2030 Notes — Certain Covenants” with respect to the new notes.
Absence of an Established Market for the 2030 Notes
The additional 2028 notes will constitute one series with the Outstanding 2028 Notes, for which a trading market already exists. There is currently no established public market for the 2030 notes. Although certain of the underwriters have informed us that they intend to make a market in the new notes, the underwriters are not obligated to do so, and the ability or interest of the underwriters to make or maintain a market in the new notes may be impacted by changes in any regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the new notes (including as a result of regulatory developments such as the SEC’s interpretation of Rule 15c2-11 under the Exchange Act and its application to debt securities). The underwriters may discontinue any such market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the 2030 notes will develop or that a liquid market for each of the new notes be maintained.
Use of Proceeds
We intend to use the net proceeds from this offering and the Equity Offering to (i) fund the Satisfaction and Discharge of our 2025 Notes and (ii) repay a portion of the borrowings outstanding under our senior secured credit facility, which include borrowings related to the Driftwood Acquisition and the Forge Acquisition and use any excess for general corporate purposes. Pending the use of the net proceeds from this offering as described above, we intend to use the net proceeds from this offering to make short-term liquid investments, at our discretion. See “Use of Proceeds.” If the Henry Acquisition is not completed prior to January 11, 2024, we will effect the special mandatory redemption of all the 2030 notes, as described above.
Settlement
We expect that delivery of the new notes will be made to investors on or about September 25, 2023, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to two business days prior to the delivery of the new notes hereunder will be required, by virtue of the fact that the new notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the new notes who wish to trade the new notes prior to two business days prior to their date of delivery hereunder should consult their advisors.
Conflicts of Interest
Affiliates of Wells Fargo Securities, LLC and BofA Securities, Inc. are lenders under our credit facility, and each are expected to receive more than 5% of the net proceeds of this offering due to the repayment of borrowings thereunder. Accordingly, this offering will be conducted in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. This rule requires, among other things, that a qualified independent underwriter has participated in the preparation of, and has exercised the usual standards of “due diligence” in respect to, the registration statement and this prospectus. BOK Financial Securities, Inc. has agreed to act as qualified independent underwriter for the offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically those inherent in Section 11 of the Securities Act. Please read “Underwriting (Conflicts of Interest).” In addition, certain of the underwriters of the new notes or their affiliates are agents and/or lenders under our senior secured credit facility and, accordingly, will receive a portion of the net proceeds of this offering. Certain of the underwriters or their affiliates own the 2025 Notes to be satisfied and discharged, and, accordingly, may receive a portion of the net proceeds from this offering.
You should refer to the section entitled “Risk Factors” beginning on page S-14 for an explanation of certain risks of investing in the new notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The following summary historical consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, each of which are incorporated by reference herein. We believe that the assumptions underlying the preparation of our financial statements are reasonable. The financial information included in or incorporated into this prospectus supplement may not be indicative of our future results of operations, financial position or cash flows.
Presented below is our summary historical consolidated financial data for the periods and as of the dates indicated. The summary historical consolidated financial data for the year ended December 31, 2022 and the consolidated balance sheet data as of December 31, 2022 are derived from our audited consolidated financial statements and the notes thereto incorporated by reference herein. The summary historical consolidated financial data for the six months ended June 30, 2023 and the consolidated balance sheet data as of June 30, 2023 are derived from our unaudited consolidated financial statements and the notes thereto, which are incorporated by reference herein.
(in thousands, except per share data)	Six months ended June 30, 2023	Year ended December 31, 2022
Statement of operations data:
Total revenues	$667,569	$1,920,796
Total costs and expenses	$423,754	$859,555
Operating income	$244,206	$1,060,162
Total non-operating expense, net	$55,679	$423,148
Income before income taxes	$188,527	$637,014
Total income tax benefit (expense)	$220,224	$(5,502)
Net income	$408,751	$631,512
Net income per common share:
Basic	$23.71	$37.88
Diluted	$23.60	$37.44
(in thousands)	As of June 30, 2023	As of December 31, 2022
Balance sheet data:
Cash and cash equivalents	$71,696	$44,435
Property and equipment, net	$3,176,009	$2,410,540
Total assets	$3,815,429	$2,726,114
Total current liabilities	$433,745	$415,276
Long-term debt, net	$1,619,599	$1,113,023
Total stockholders’ equity	$1,603,573	$1,110,746
(in thousands)	Six months ended June 30, 2023	Year ended December 31, 2022
Other financial data:
Net cash provided by operating activities	$365,013	$829,620
Net cash used in investing activities	$(838,820)	$(475,952)
Net cash provided by (used in) financing activities	$501,068	$(366,031)
Consolidated EBITDAX(1)	$453,634	$913,482
Free Cash Flow(2)	$56,794	$219,941

(1)
Consolidated EBITDAX is a non-GAAP financial measure. For a definition of Consolidated EBITDAX and a reconciliation of Consolidated EBITDAX to net income and to net cash provided by operating activities see “— Non-GAAP financial measures and reconciliations” below.

(2)
Free Cash Flow is a non-GAAP financial measure. For a definition of Free Cash Flow and a reconciliation of Free Cash Flow to net cash provided by operating activities see “— Non-GAAP financial measures and reconciliations” below.

Non-GAAP financial measures and reconciliations
The non-GAAP financial measures of Consolidated EBITDAX and Free Cash Flow as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company’s senior secured credit facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:
•
is widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;

•
helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the effect of the Company’s capital structure from the Company’s operating structure; and

•
is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the senior secured credit facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.

There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the senior secured credit facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the senior secured credit facility, to Consolidated EBITDAX.

The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:
(in thousands)	Six months ended June 30, 2023	Year ended December 31, 2022
Net income	$408,751	$631,512
Plus:
Share-settled equity-based compensation, net	5,465	8,403
Depletion, depreciation and amortization	190,119	311,640
Impairment expense	—	40
Organizational restructuring expenses	—	10,420
(Gain) loss on disposal of assets, net	(391)	1,079
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(2,446)	298,723
Settlements received (paid) for matured derivatives, net	9,020	(486,753)
Settlements received for contingent consideration	1,455	2,457
Accretion expense	1,802	3,879
Interest expense	60,083	125,121
Loss on extinguishment of debt, net	—	1,459
Income tax expense	(220,224)	5,502
Consolidated EBITDAX	$453,634	$913,482
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Consolidated EBITDAX for the periods presented:
(in thousands)	Six months ended June 30, 2023	Year ended December 31, 2022
Net cash provided by operating activities	$365,013	$829,620
Plus:
Interest expense	60,083	125,121
Current income tax expense	1,834	6,121
Net changes in operating assets and liabilities	28,014	(29,103)
Organizational restructuring expenses	—	10,420
Settlements received for contingent consideration	1,455	2,457
Other, net	(2,765)	(31,154)
Consolidated EBITDAX	$453,634	$913,482
Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and non-budgeted acquisition costs, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.

The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP) for the periods presented:
(in thousands)	Six months ended June 30, 2023	Year ended December 31, 2022
Net cash provided by operating activities	$365,013	$829,620
Less:
Net changes in operating assets and liabilities	(28,014)	29,103
Cash flows from operating activities before net changes in operating assets and liabilities and non-budgeted acquisition costs	393,027	800,517
Less incurred capital expenditures, excluding non-budgeted acquisition costs:
Oil and natural gas properties	328,464	566,831
Midstream and other fixed assets	7,769	13,745
Total incurred capital expenditures, excluding non-budgeted acquisition costs	336,233	580,576
Free Cash Flow (non-GAAP)	$56,794	$219,941

RISK FACTORS
Investing in our new notes involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information described in this prospectus supplement and the accompanying prospectus before purchasing our new notes. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and in the documents that we subsequently file with the United States Securities and Exchange Commission (the “Commission”), all of which are incorporated by reference into this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition, operating results or cash flow could be materially and adversely affected. Additional risks and uncertainties not presently known to us or not believed by us to be material may also negatively impact us.
We may not be able to generate sufficient cash to service all of our indebtedness, including the new notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations, including the new notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the new notes. As a result of concern about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased for certain companies as many lenders and institutional investors have increased interest rates, enacted tighter lending standards and reduced and, in some cases, ceased to provide funding to borrowers.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the new notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and the bank markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of our existing or future debt instruments and the indentures that will govern the new notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.
In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facility and the indentures governing the Existing Notes restrict, and the indentures that will govern the new notes restricts, our ability to dispose of assets and use the proceeds from such disposition. We may not be able to consummate those dispositions, and the proceeds of any such disposition may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, if we cannot make scheduled payments on our debt, we will be in default and, as a result, (i) our debt holders could declare all outstanding principal and interest to be due and payable, (ii) the lenders under our senior secured credit facility could terminate their commitments to lend us money and foreclose against the assets securing the amounts we have borrower and (iii) we could be forced into bankruptcy or liquidation.
As of June 30, 2023, on a pro forma basis after giving effect to this offering and the Equity Offering and the application of a portion of the net proceeds therefrom to fund the Satisfaction and Discharge of our 2025 Notes and to repay a portion of the borrowings outstanding under our senior secured credit facility, and giving effect to the consummation of the Pending Acquisitions, we would have approximately $939 million of borrowing capacity available under our senior secured credit facility, subject to compliance with financial covenants.

In the future, we may not be able to access adequate funding under our senior secured credit facility as a result of a decrease in our borrowing base due to the issuance of new indebtedness, the outcome of a subsequent semi-annual borrowing base redetermination or an unwillingness or inability on the part of our lending counterparties to meet their funding obligations and the inability of other lenders to provide additional funding to cover the defaulting lender’s portion. Declines in commodity prices could result in a determination to lower the borrowing base in the future and, in such a case, we could be required to repay any indebtedness in excess of the redetermined borrowing base. As a result, we may be unable to implement our drilling and development plan, make acquisitions or otherwise carry out our business plan, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service the new notes.
Despite our indebtedness level, we still may be able to incur significant additional amounts of debt.
As of June 30, 2023, on a pro forma basis after giving effect to this offering and the Equity Offering and the application of a portion of the net proceeds therefrom to fund the Satisfaction and Discharge of our 2025 Notes and to repay a portion of the borrowings outstanding under our senior secured credit facility, and giving effect to the consummation of the Pending Acquisitions, we would have approximately $1.8 billion of indebtedness outstanding, including the notes offered hereby, as well as approximately $939 million of borrowing capacity available under our senior secured credit facility, subject to compliance with financial covenants. We may be able to incur substantial additional indebtedness, including secured indebtedness, in the future. The restrictions on the incurrence of additional indebtedness contained in the indentures governing the Existing Notes and our senior secured credit facility, and such restrictions in the indentures that will govern the new notes, are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness, including secured indebtedness, that could be incurred in compliance with these restrictions could be substantial. In addition, the indentures that will govern the new notes do not prevent us from incurring obligations that do not constitute indebtedness under such indenture. See “Description of Certain Other Indebtedness — Senior Secured Credit Facility,” “Description of the New 2028 Notes” and “Description of the 2030 Notes.”
If we incur any additional indebtedness or other obligations, including trade payables, that rank equally with the new notes, the holders of those obligations will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. In addition, if new debt is added to our existing debt levels, the related risks that we face would increase and may make it more difficult to satisfy our existing financial obligations, including those relating to the new notes.
Our debt agreements contain restrictions that will limit our flexibility in operating our business.
Our debt agreements, including our senior secured credit facility, contain, and any future indebtedness we incur may contain, various covenants that limit the manner in which we operate our business and our ability to engage in specified types of transactions. These covenants limit our ability to, among other things (i) incur additional indebtedness, provide guarantees in respect of obligations of other persons or create liens; (ii) pay dividends on, repurchase or redeem stock; (iii) make certain investments; (iv) sell, transfer or dispose of assets; (v) hedge our production; (vi) consolidate or merge; (vii) enter into certain transactions with our affiliates; (viii) prepay, redeem or repurchase certain debt; (ix) restrict distributions from our subsidiaries; and (x) enter into new lines of business. Our senior secured credit facility requires, and after effectiveness of all of the provisions of the Eleventh Amendment will require, us to satisfy a ratio of total net debt to EBITDAX (as defined therein) of 3.5 to 1 or less and a ratio of current assets to current liabilities of at least 1 to 1.
As a result of these covenants, we are limited in the manner in which we may conduct our business, and we may be unable to engage in favorable business activities or finance future operations or our capital needs. In addition, a breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions, and, in the case of our senior secured credit facility, permit the lenders to cease making loans to us. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it on terms acceptable to us.

Furthermore, we have pledged substantially all of our assets as collateral to secure the debt under our senior secured credit facility and if we were unable to repay such debt, the lenders could proceed against such collateral. The proceeds from the sale or foreclosure upon such collateral will first be used to repay debt under our senior secured credit facility, and we may not have sufficient assets to repay such debt to our unsecured indebtedness thereafter, including the new notes.
If we are unable to comply with the restrictions and covenants in the agreements governing our new notes and other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and could impair our ability to make principal and interest payments on the new notes.
If we are unable to comply with the restrictions and covenants in the indentures that will govern the new notes, in the indentures governing the Existing Notes or in our senior secured credit facility, or in any future debt financing agreements, a default could occur under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these tests. Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility or the indentures governing the Existing Notes or the indentures that will govern the new notes, that is not waived by the requisite number of lenders or holders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the new notes and substantially decrease the market value of the new notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior secured credit facility), we could be in default under the terms of these agreements. In the event of such default:
•
the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•
the lenders under our senior secured credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets pledged as security; and

•
we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facility or any other indebtedness to avoid being in default. If we breach our covenants under our senior secured credit facility or any other indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders on terms that are acceptable to us, if at all. If this occurs, we would be in default under our senior secured credit facility or such other indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.
The new notes and the guarantees will be unsecured and effectively subordinated to our secured indebtedness and structurally subordinated to the debt of any non-guarantor subsidiaries.
The new notes and the guarantees will be general unsecured senior obligations of the issuer and the subsidiary guarantor and will rank effectively junior to all of the issuer’s and the subsidiary guarantor’s existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the value of the collateral securing such indebtedness. As of June 30, 2023, on a pro forma basis after giving effect to this offering and the Equity Offering and the application of a portion of the net proceeds therefrom to fund the Satisfaction and Discharge of our 2025 Notes and to repay a portion of the borrowings outstanding under our senior secured credit facility, and giving effect to the consummation of the Pending Acquisitions, we would have had approximately $939 million of additional borrowing capacity under our senior secured credit facility, subject to compliance with financial covenants. The new notes are not guaranteed by our subsidiaries that are not guarantors and thus the new notes and the guarantees will also be structurally subordinated to any indebtedness of any present and future non-guarantor subsidiaries. As of the date of this prospectus supplement, the assets and liabilities attributable to our non-guarantor subsidiaries are immaterial.
If we were unable to repay indebtedness under our senior secured credit facility, the lenders under that facility could foreclose on the pledged assets to the exclusion of holders of the new notes, even if an event of default exists under the indentures that will govern the new notes at such time.
Furthermore, if the lenders foreclose and sell the pledged equity interests in a subsidiary guarantor in a transaction permitted under the terms of the indentures that will govern the new notes, then such subsidiary guarantor will be released from its guarantee of the new notes automatically and immediately upon such sale. In any such event, because the new notes are not secured by any of such assets or by the equity interests in the subsidiary guarantor, it is possible that there would be no assets from which your claims could be satisfied or, if any assets existed, they might be insufficient to satisfy your claims in full.
If we or the subsidiary guarantor are declared bankrupt, become insolvent or are liquidated, dissolved or reorganized, any of our secured indebtedness will be entitled to be paid in full from our assets or the assets of the subsidiary guarantor securing that indebtedness before any payment may be made with respect to the new notes or the guarantees, and creditors of any future non-guarantor subsidiaries would be paid before you receive any amounts due under the new notes to the extent of the value of our equity interests in such subsidiaries.
Holders of the new notes will participate ratably in our and the subsidiary guarantor’s remaining assets with all holders of any of our and the subsidiary guarantor’s unsecured indebtedness that do not rank junior in right of payment to the new notes, including the Existing Notes based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the new notes or the guarantees. As a result, holders of the new notes would likely receive less, ratably, than holders of secured indebtedness and holders of debt of any future non-guarantor subsidiaries.
Repayment of our debt, including the new notes, is partially dependent on cash flow generated by our subsidiaries.
Repayment of our indebtedness, including the new notes, is partially dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the new notes, our future subsidiaries will not have any obligation to pay amounts due on the new notes or to make funds available for that purpose. Future non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the new notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from future non- guarantor subsidiaries. While the indentures that will govern the new notes limits the ability of any future non- guarantor subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from any future non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the new notes.
A financial failure by the issuer or the subsidiary guarantor may result in the issuer’s and the subsidiary guarantor’s assets becoming subject to the claims of all creditors of those entities.
A financial failure by the issuer or the subsidiary guarantor could affect payment of the new notes if a bankruptcy court were to substantively consolidate the issuer and the subsidiary guarantor. If a bankruptcy court substantively consolidated the issuer and the subsidiary guarantor, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the new notes could occur through the “cram-down” provisions of the U.S. bankruptcy code. Under these provisions, the new notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

We may not be able to repurchase the new notes in certain circumstances.
Under the terms of the indentures governing the Existing Notes and the indentures that will govern the new notes, we may be required to repurchase all or a portion of our outstanding notes if we sell certain assets or in the event of certain changes of control of Vital Energy, in the case of the new notes offered hereby, followed by a ratings decline. We may not have enough funds to pay the repurchase price on a purchase date. Our senior secured credit facility provides, and any future credit facilities or other debt agreements to which we become a party may provide, that our obligation to repurchase the Existing Notes or the new notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing the new notes. If we are prohibited from repurchasing the new notes, we could seek the consent of our then-existing lenders to repurchase the new notes, or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain any such consent or refinance such borrowings, we would not be able to repurchase the new notes. Our failure to repurchase tendered notes would constitute a default under the indentures that will govern the new notes and would constitute a default under the terms of our existing, or might constitute a default under the terms of our future, indebtedness.
The definition of “change of control” includes a phrase relating to the sale, assignment, conveyance, exchange, lease or other disposition, in one or a series of related transactions, of “all or substantially all” of the assets of Vital Energy and its restricted subsidiaries, taken as a whole. Thus, only asset dispositions constituting a “series of related transactions” are aggregated in determining whether a “change of control” arising from the sale of “substantially all” of the assets has taken place.
Moreover, the term “all or substantially all,” as used in the definition of change of control, has not been interpreted under New York law (which is the governing law of the indentures that will govern the new notes) to represent a specific quantitative test. Therefore, if holders of the new notes exercise their right to require Vital Energy to repurchase their notes under the indentures that will govern the new notes as a result of a sale, assignment, conveyance, transfer, exchange, lease or other disposition of less than all of the assets of the issuer and its restricted subsidiaries taken as a whole and the issuer elected to contest such election, it is not clear how a court applying New York law would interpret the phrase.
The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the Existing Notes or the new notes upon a change of control would not necessarily afford holders of such notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction. In addition, holders of such notes may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of the issuer’s board of directors, including in connection with a proxy contest in which the issuer’s board of directors does not endorse or recommend a dissident slate of directors but approves them as directors for purposes of the “change of control” definition in the indentures. See “Description of the New 2028 Notes — Change of Control Triggering Event” with respect to the new 2028 notes and “Description of the 2030 Notes — Change of Control Triggering Event” with respect to the 2030 notes.
Federal and state fraudulent transfer laws may permit a court to void the new notes and the guarantees, subordinate claims in respect of the new notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the new notes.
U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the new notes and the incurrence of any guarantee of the new notes, including the guarantee by the subsidiary guarantor entered into upon issuance of the new notes and subsidiary guarantees (if any) that may be entered into thereafter under the terms of the indentures that will govern the new notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the new notes or guarantees could be voided as a fraudulent transfer or conveyance if the court found that (1) we or any of the guarantors, as applicable, issued the new notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than the reasonably equivalent value or fair consideration in return for either issuing the new notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

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we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the new notes or the incurrence of the guarantees;

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the issuance of the new notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business, or we or any of the guarantors engaged in a business or transaction for which our or the guarantor’s remaining assets constituted an unreasonably small amount of capital to carry on the business;

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we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

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we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the new notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the new notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.
We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered insolvent at the time it incurred indebtedness if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

If a court were to find that the issuance of the new notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the new notes or the guarantees or further subordinate the new notes or the guarantees to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the new notes to repay any amounts received with respect to the guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the new notes.
Although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee of limited value or worthless.
Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the new notes and the guarantees to the claims of other creditors under the principle of equitable subordination if the court determines that: (1) the holder of the new notes engaged in inequitable conduct to the detriment of other creditors; (2) such inequitable conduct resulted in injury to our or the applicable guarantor’s other creditors or conferred an unfair advantage upon the holder of the new notes; and (3) equitable subordination is not inconsistent with the provisions of applicable bankruptcy law.
Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop or be maintained for the 2030 notes or be maintained for any of the new notes.
The new 2028 notes will constitute one series with the existing 2028 notes, for which a trading market already exists but it may not continue. The 2030 notes are a new issue of securities for which there is no established public market. We do not intend to have the new notes listed on a national securities exchange or included in any automated quotation system.
Although certain of the underwriters intend to make a market in the new notes, if issued, as permitted by applicable laws and regulations, the underwriters are not obligated to do so, and they may discontinue their market making activities at any time without notice. Therefore, an active market may not develop for the 2030 notes or be maintained or continue for any of the new notes. We cannot assure you that the market, if any, for the new notes will be free from disruptions that may adversely affect the price at which you may sell the new notes. In addition, the ability or interest of the underwriters to make or maintain a market in the new notes may be impacted by changes in any regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the new notes (including as a result of regulatory developments such as the SEC’s interpretation of Rule 15c2-11 under the Exchange Act and its application to debt securities). The liquidity of the new notes will depend upon various factors, including, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and the prospects for companies in our industry generally. A liquid trading market may not develop for the 2030 notes or be maintained for any of the new notes. The 2028 notes and if a market develops for the 2030 notes, the new notes could trade at prices that may be lower than the initial offering price of the new notes. If an active market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected. In addition, subsequent to their initial issuance, the new notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors including those affecting the liquidity of the new notes listed above.
The market value of the new notes may be subject to substantial volatility.
Historically, the market for high-yield debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions or that any such disruptions will not adversely affect your ability to transfer, or the prices at which you may sell your notes. As has been evident in connection with the past turmoil in global financial markets, the entire high-yield debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (1) large or sustained sales by major investors in high-yield debt, (2) a default by a high profile issuer or (3) a change in investors’ psychology regarding high-yield debt. A real or perceived economic downturn or higher interest rates could cause a decline in the market value of the new notes. Moreover, if one of the major rating agencies lowers its credit rating on us or the new notes, the market value of such notes will likely decline. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or, in the event you are able to sell your notes, that the price that you receive will be favorable.
Many of the covenants contained in the indenture that will govern the respective notes will be suspended (in the case of the 2028 notes) or terminated (in the case of the 2030 notes) if the respective notes are rated investment grade by both S&P Global Ratings and Moody’s Investors Service, Inc.
Many of the covenants in the indenture governing the 2028 notes will be suspended if the 2028 notes are rated investment grade by both S&P Global Ratings and Moody’s Investors Service, Inc., provided at such time no event of default under such indenture has occurred and is continuing. These covenants will be reinstated if the rating assigned by either rating agency to the 2028 notes declines below investment grade.
Many of the covenants in the indenture that will govern the 2030 notes will be terminated if the 2030 notes are rated investment grade by both S&P Global Ratings and Moody’s Investors Service, Inc., provided at such time no event of default under such indenture has occurred and is continuing.
These covenants will restrict, among other things, our ability to pay dividends, to incur indebtedness and to enter into certain other transactions. There can be no assurance that the respective notes will ever be rated investment grade, or that if they are rated investment grade, that the respective notes will maintain such ratings. However, suspension or termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of the New 2028 Notes — Certain Covenants — Covenant Suspension” with respect to the 2028 notes and “Description of the 2030 Notes — Certain Covenants — Covenant Termination” with respect to the 2030 notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our company or the new notes could cause the liquidity or the market value of the new notes to decline.
Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of the industry. In addition, the new notes have been rated by S&P Global Ratings and Moody’s Investors Service, Inc. and may in the future be rated by additional rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency of us or the new notes (or any anticipated downgrade, suspension or withdrawal) could reduce the liquidity or market value of the new notes. Any future lowering of our ratings or the ratings of the new notes may make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the new notes is subsequently lowered or withdrawn for any reason, or there is a negative change to our ratings, you may lose some or all of the value of your investment in the new notes.
Variable rate indebtedness subjects us to the risk of higher interest rates, which could cause our debt service obligations to increase significantly.
Certain of our current borrowings (including borrowings under our senior secured credit facility) are, and future borrowings may be, at variable rates of interest, and, therefore, expose us to the risk of increased interest rates. If interest rates increase, our debt service obligations on our variable rate indebtedness would increase even if our outstanding indebtedness remained the same, thereby causing our net income and cash available for servicing our indebtedness to be lower than it would have been had interest rates not increased. For example, as of June 30, 2023, on a pro forma basis after giving effect to this offering and the Equity Offering and the application of a portion of the net proceeds therefrom to fund the Satisfaction and Discharge of our 2025 Notes and to repay a portion of the borrowings outstanding under our senior secured credit facility, and giving effect to the consummation of the Pending Acquisitions, we would have had approximately $939 million of borrowing capacity under our senior secured credit facility with an aggregate elected commitment of $1.25 billion, subject to compliance with financial covenants. The impact of a 1.0% increase in interest rates on an assumed borrowing of the full $1.0 billion currently available under our senior secured credit facility would result in increased annual interest expense of approximately $10 million and a corresponding decrease in our net income before the effects of increased interest rates on the value of our interest rate contracts.
Ratings of the new notes may not reflect all risks of an investment in the new notes.
The new notes will be rated at time of original issue by at least one nationally recognized statistical rating organization. The ratings of our new notes will primarily reflect our perceived financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the new notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the new notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading values of, your notes.
We may redeem (or be required to redeem) the notes before they mature, which could occur when prevailing interest rates are relatively low.
We may redeem all or any portion of the new 2028 notes or the 2030 notes, respectively, in the circumstances described under “Description of the New 2028 Notes — Optional Redemption” with respect to the new 2028 notes or “Description of the 2030 Notes — Optional Redemption” with respect to the 2030 notes. In addition, we may be required to redeem all of the 2030 notes, under the circumstances specified under the section entitled “Description of the 2030 Notes — Special Mandatory Redemption.” Any such redemption may occur when prevailing interest rates are lower than the rates borne by the notes. These redemption rights may, depending on prevailing market conditions at the time, create reinvestment risk for the noteholders in that they may be unable to find a suitable replacement investment with a comparable return to those notes. If prevailing rates are lower at the time of redemption, noteholders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. The redemption of the notes also may adversely affect noteholders’ ability to sell the notes if and at any time after the notes are called for partial or full redemption.
We may be unable to repay the new notes at maturity.
At maturity (whether the stated maturity date or by acceleration due to an event of default), the entire outstanding principal amount of the new notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations.
We may not be able to consummate one or more of the Pending Acquisitions within the anticipated timeframes or at all.
We may not be able to consummate one or more of the Pending Acquisitions within the anticipated timeframes or the purchase and sale agreement for any of the Pending Acquisitions may be terminated prior to such time. Our ability to consummate each Pending Acquisition is subject to customary closing conditions and regulatory approvals. It is possible that one or more closing conditions may not be satisfied or, if not satisfied, that such condition may not be waived by the other party. If we were unable to consummate the one or more of the Pending Acquisitions, we would not realize the expected benefits of the Pending Acquisitions.
The pro forma financial statements incorporated by reference into this prospectus supplement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the consummation of the Pending Acquisitions.
The pro forma financial statements incorporated by reference into this prospectus supplement are based on various adjustments and assumptions, many of which are preliminary, and may not be an indication of our financial condition or results of operations following the consummation of the Pending Acquisitions. Our actual financial condition and results of operations following the consummation of the Pending Acquisitions may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial data and estimates may not prove to be accurate, and other factors may affect our financial condition or results of operations following the consummation of the Pending Acquisitions. Therefore, investors should refer to our historical financial statements incorporated by reference into this prospectus supplement when evaluating an investment in our common stock.
As a result of the Pending Acquisitions, we anticipate that the scope and size of our operations and business will substantially change. We cannot provide assurance that our expansion in scope and size will be successful.
We anticipate that the Pending Acquisitions will substantially expand the scope and size of our business by adding substantial assets and operations to our existing business. The anticipated future growth of our business will impose significant added responsibilities on management, including the need to identify, recruit, train and integrate additional employees. Our senior management’s attention may be diverted from the management of daily operations to the integration of the assets acquired in the Pending Acquisitions. Our ability to manage our business and growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may also encounter risks, costs and expenses associated with any undisclosed or other unanticipated liabilities and use more cash and other financial resources on integration and implementation activities than we expect. We may not be able to successfully integrate the assets to be acquired into our existing operations or realize the expected economic benefits of the Pending Acquisitions, which may have a material adverse effect on our business, financial condition and results of operations, including our distributable cash flow.
Failure to successfully combine our business with the assets to be acquired in the Pending Acquisitions, or an inaccurate estimate by us of the benefits to be realized from the Pending Acquisitions, may adversely affect our future results.
The Pending Acquisitions involve potential risks, including:

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the failure to realize expected profitability, growth or accretion;

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environmental or regulatory compliance matters or liabilities;

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antitrust or legal compliance matters or liabilities;

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labor compliance matters or liabilities;

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title or permit issues;

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the incurrence of significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges; and

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the incurrence of unanticipated liabilities and costs for which indemnification is unavailable or inadequate.

The expected benefits from the Pending Acquisitions may not be realized if our estimates of the potential net cash flows associated with the assets to be acquired by us in the Pending Acquisitions are materially inaccurate or if we fail to identify operating issues or liabilities associated with the assets prior to closing. The accuracy of our estimates of the potential net cash flows attributable to such assets is inherently uncertain. If certain issues are identified after closing of the Pending Acquisitions, the purchase and sale agreements provides for limited recourse.
If we close the Pending Acquisitions and if any of these risks or unanticipated liabilities or costs were to materialize, any desired benefits of the Pending Acquisitions may not be fully realized, if at all, and our future financial condition, results of operations and distributable cash flow could be negatively impacted.
In the event that (i) the Henry Acquisition is not consummated on or before January 11, 2024 or (ii) the purchase agreement for the Henry Acquisition is terminated prior to the closing of such acquisition, the Company will be required to redeem all of the 2030 notes at 100% of the aggregate issue price of the 2030 notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, and you may not obtain your expected return on the 2030 notes.
The Henry Acquisition may not be consummated within the time frame specified under “Description of the 2030 Notes — Special Mandatory Redemption.” Consummation of the Henry Acquisition is subject to various closing conditions, certain of which are beyond our control. See “Summary — Henry Acquisition.” If the purchase agreement for the Henry Acquisition is terminated prior to the closing of such acquisition, or the closing of the Henry Acquisition does not otherwise occur on or prior to January 11, 2024, we will effect the redemption of all of the 2030 notes at a redemption price equal to 100% of the aggregate issue price of the 2030 notes, plus accrued and unpaid interest to, but not including, the redemption date. Upon such redemption, you may not be able to reinvest the proceeds from the redemption in an investment that yields comparable returns. In addition, if you purchase the 2030 notes at a price greater than the issue price of the 2030 notes, you may suffer a loss on your investment. Although we currently expect to consummate the Henry Acquisition by year end 2023, we cannot assure you that we will in fact close the Henry Acquisition, or that we will not otherwise have to redeem the 2030 notes.
We may be unable to fund the special mandatory redemption price relating to the 2030 notes in the event of a special mandatory redemption.
In the event of a special mandatory redemption, we will be required to provide to the trustee the cash that will be necessary to fund the special mandatory redemption of the 2030 notes at a price equal to 100% of the aggregate issue price of the 2030 notes, plus accrued and unpaid interest to, but not including, the redemption date. We may not have sufficient funds to pay the special mandatory redemption price, which would constitute an event of default under the indenture that will govern the 2030 notes and could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the 2030 notes.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $881 million, after deducting underwriting discounts and commissions and offering expenses.
We intend to use the net proceeds from this offering and the Equity Offering to (i) fund the Satisfaction and Discharge of our 2025 Notes and (ii) repay a portion of the borrowings outstanding under our senior secured credit facility, which include borrowings related to the Driftwood Acquisition and the Forge Acquisition and use any excess for general corporate purposes. Pending the use of the net proceeds from this offering as described in above, we intend to use the net proceeds from this offering to make short-term liquid investments, at our discretion. If the Henry Acquisition is not completed prior to January 11, 2024, we will effect the special mandatory redemption of all the 2030 notes, as described above.
Our senior secured credit facility matures on July 16, 2025, subject to a springing maturity date of July 29, 2024 if any of the 2025 Notes are outstanding on such date, or, if Amended Credit Agreement is effective, it will mature in September 2027, subject to a springing maturity date of July 19, 2024 if more than a certain amount of the 2025 Notes relative to availability under the Company’s revolving credit facility are outstanding on such date. As of September 5, 2023, borrowings under our senior secured credit facility bore interest at a rate of 8.18%.
Certain of the underwriters of the new notes or their affiliates are agents and/or lenders under our senior secured credit facility and, accordingly, may receive a portion of the net proceeds from this offering. Certain of the underwriters or their affiliates own the 2025 Notes to be satisfied and discharged, and, accordingly, may receive a portion of the net proceeds from this offering. For more information, see “Plan of Distribution.”

CAPITALIZATION
The following table sets forth our consolidated cash position and our consolidated capitalization as of June 30, 2023:
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on an actual basis;

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on an as adjusted basis giving effect to the consummation of the Pending Acquisitions;

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on a further as adjusted basis giving effect to the issuance of 2,750,000 shares of common stock at price per share of $51.30 in the Equity Offering and the application of the proceeds thereof;

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on a further as adjusted basis giving effect to the issuance of the new notes by us in this offering and the application of the net proceeds to fund the Satisfaction and Discharge for our 2025 Notes and to repay a portion of the borrowings outstanding under our senior secured credit facility.

You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the period ended June 30, 2023, each of which is incorporated by reference into this prospectus supplement.
	As of June 30, 2023
(in thousands)	Actual	As adjusted for Pending Acquisitions	As further adjusted for equity offering	As further adjusted for this offering
Cash and cash equivalents	$71,696	$71,696	$71,696	$71,696
Long-term debt, including current maturities
Senior Secured Credit Facility	$575,000	$874,700	$735,875	$310,938
2025 Notes	$455,628	$455,628	$455,628	$—
2028 Notes	$300,309	$300,309	$300,309	$700,309(1)
2029 Notes	$298,214	$298,214	$298,214	$298,214
2030 Notes offered hereby	$—	$—	$—	$500,000
Stockholders’ equity	$1,603,573	$2,385,573	$2,534,073	$2,534,073
Total capitalization	$3,232,724	$4,314,424	$4,324,099	$4,343,534

(1)
Reflects the aggregate principal amount of the 2028 notes.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
Senior Secured Credit Facility
Fifth Amended and Restated Credit Agreement
The issuer is the borrower under that certain fifth amended and restated revolving credit facility (as amended prior to the Eleventh Amendment referred to below, the “Fifth A&R Credit Agreement” and, prior to the effectiveness of the Amended Credit Agreement referred to below, our “senior secured credit facility”) with Wells Fargo Bank, N.A., as administrative agent, that matures in July 2025, subject to a springing maturity date of July 29, 2024 if any of our 2025 Notes remain outstanding on such date. As of December 31, 2022, the senior secured credit facility had a maximum credit amount of $2.0 billion, a borrowing base and an aggregate elected commitment of $1.3 billion and $1.0 billion, respectively, with a $70.0 million balance outstanding, and was subject to an interest rate of 6.897%. The borrowing base is subject to a semi-annual redetermination occurring by May 1 and November 1 of each year based on the lenders’ evaluation of our oil, NGL and natural gas reserves.
As defined in the Fifth A&R Credit Agreement, (i) the Adjusted Base Rate advances under the facility bear interest payable quarterly at an Adjusted Base Rate plus applicable margin, which ranges from 1.5% to 2.5%, based on the ratio of outstanding revolving credit to the borrowing base under the Fifth A&R Credit Agreement; and (ii) the SOFR advances under the facility bear interest, at the issuer’s election, at the end of one-month, three-month or six-month interest periods (and in the case of six-month interest periods, every three months prior to the end of such interest period) at adjusted Term SOFR plus an applicable margin, which ranges from 2.5% to 3.5%, based on the ratio of outstanding revolving credit to the borrowing base under the Fifth A&R Credit Agreement. We are required to pay a quarterly commitment fee on the unused portion of the financial institutions’ commitment of 0.5%.
The Fifth A&R Credit Agreement is secured by a first-priority lien on the issuer’s and the guarantors’ assets and stock, including oil and natural gas properties constituting at least 85% of the present value of our proved reserves. Further, the issuer is subject to various financial and non-financial covenants on a consolidated basis, including a current ratio at the end of each calendar quarter, of not less than 1.00 to 1.00. As defined by the Fifth A&R Credit Agreement, the current ratio represents the ratio of current assets to current liabilities, inclusive of available capacity and exclusive of current balances associated with derivative positions. Additionally, the issuer must maintain as of the last day of each calendar quarter a ratio of (a) its total debt minus unrestricted cash, if no loans are outstanding under the Fifth A&R Credit Agreement, or, if loans are outstanding, unrestricted cash in a maximum amount of $50 million, to (b) “Consolidated EBITDAX,” as defined in the Fifth A&R Credit Agreement, for any period of four consecutive calendar quarters ending on the last day of such applicable calendar quarter of not greater than 3.50 to 1.00. The issuer was in compliance with these covenants for all periods presented. The issuer’s measurements of Adjusted EBITDA (non-GAAP) for financial reporting as compared to compliance under its debt agreements differ.
Eleventh Amendment to Fifth Amended and Restated Credit Agreement
We entered into the Limited Consent and Eleventh Amendment to our Fifth Amended and Restated Credit Agreement (the “Eleventh Amendment”) with Wells Fargo Bank, N.A., as administrative agent, and the lenders and other financial institutions party thereto, which provides for, among other things, consent to the Pending Acquisitions and, upon consummation of at least one of the Pending Acquisitions, further amends the Fifth A&R Credit Facility (the Fifth A&R Credit Facility, as so amended, the “Amended Credit Agreement” and, after effectiveness of Amended Credit Agreement, our “senior secured credit facility”) to, among other things, provide for revolving elected commitments of up to $1.25 billion (consisting of an initial revolving elected commitment of $1.0 billion, which would increase by $150 million at the closing of the Henry Acquisition and $100 million at the closing of the Maple Acquisition), a term loan commitment of up to $250 million and such term loan commitments as we and the applicable term loan lenders may agree from time to time in an aggregate amount not to exceed the lesser of (x) the excess of the borrowing base over the revolving elected commitments, in each case, then in effect and (y) one-third of the sum of the total revolving commitments plus the aggregate term loan exposure then outstanding. The Amended Credit Agreement will mature in September 2027, subject to a springing maturity date of July 19, 2024 if more than a certain amount of the Company’s 9.5% senior notes due 2025 relative to availability under the Company’s revolving credit facility are outstanding on such date.
Upon effectiveness, the Amended Credit Agreement will have a maximum credit amount of $3.0 billion, a borrowing base of up to $1.5 billion (consisting of an initial borrowing base of $1.3 billion, which would increase by $75 million at the closing of the Henry Acquisition, $50 million at the closing of the Maple Acquisition and $75 million at the closing of the Tall City Acquisition) and an aggregate revolving elected commitment of up to $1.25 billion (consisting of an initial revolving elected commitment of $1.0 billion, which would increase by $150 million at the closing of the Henry Acquisition and $100 million at the closing of the Maple Acquisition) and a term loan commitment of $250 million. The borrowing base will be subject to a semi-annual redetermination occurring by May 1 and November 1 of each year based on the lenders’ evaluation of our oil and gas reserves, beginning May 1, 2024. The Amended Credit Agreement will also provide for the issuance of letters of credit, limited to the lesser of total capacity or $80.0 million. The Amended Credit Agreement will be fully and unconditionally guaranteed by Vital Midstream Services, LLC.
Upon effectiveness of the Amended Credit Agreement, interest on the revolving and term loans under the Amended Credit Agreement will accrue at either an alternate base rate or an adjusted Term SOFR rate for a one-month, three-month or sixth month interest period. As defined in the Amended Credit Agreement, (x) the alternate base rate is equal to the greatest of (i) the administrative agent’s prime rate, (ii) the federal funds effective rate plus 1∕2 of 1% and (iii) the adjusted Term SOFR rate for a one-month interest period plus 1% and (y) the adjusted Term SOFR rate is equal to the Term SOFR rate for the applicable interest period plus 0.10%. Under the Amended Credit Agreement, (i) alternate base rate revolving advances will bear interest payable monthly at an alternate base rate plus applicable margin, which ranges from 1.25% to 2.25% based on the ratio of outstanding revolving credit to the borrowing base under the Amended Credit Agreement; (ii) SOFR revolving advances under the facility will bear interest, at our election, at the end of one‑month, three-month or six-month interest periods (and in the case of six-month interest periods, interest shall be payable every three months prior to the end of, and on the last day of, such interest period) at the adjusted Term SOFR rate plus an applicable margin, which ranges from 2.25% to 3.25%, based on the ratio of outstanding revolving credit to the borrowing base under the Amended Credit Agreement; (iii) the initial term loans under the facility will bear interest at the adjusted Term SOFR rate plus 3.25%, with a 0.25% step-up every 90 days after the closing date of the facility; and (iv) the Company will be required to pay a quarterly commitment fee on the unused portion of the financial institutions’ commitment ranging from 0.375% to 0.5%.
Upon effectiveness, the Amended Credit Agreement will be secured by a first-priority lien on the issuer’s and the guarantors’ assets and stock, including oil and natural gas properties constituting at least 85% of the present value of our proved reserves. Further, the issuer will be subject to various financial and non-financial covenants on a consolidated basis, including a current ratio at the end of each fiscal quarter, of not less than 1.00 to 1.00. As defined by the Amended Credit Agreement, the current ratio represents the ratio of current assets to current liabilities, inclusive of available capacity and exclusive of current balances associated with derivative positions. Additionally, under the Amended Credit Agreement, the issuer must maintain as of the last day of each calendar quarter a ratio of (a) its total debt minus unrestricted cash if no loans are outstanding or, if loans are outstanding, minus unrestricted cash in an amount not to exceed the lesser of $100 million and 10% of the borrowing base then in effect to (b) “EBITDAX,” as defined in the Amended Credit Agreement, for any period of four consecutive calendar quarters ending on the last day of such applicable fiscal quarter of not greater than 3.50 to 1.00.
We intend to use a portion of the net proceeds received from this offering to repay a portion of the borrowings outstanding under our senior secured credit facility.
Existing Senior Notes
As of June 30, 2023, we had a total of $1.1 billion of senior unsecured notes outstanding, comprising the 2025 Notes, the Outstanding 2028 Notes and 2029 Notes.

2025 Notes, Outstanding 2028 Notes and 2029 Notes
On January 24, 2020, we completed an offer and sale of $600.0 million in aggregate principal amount of the 2025 Notes and $400.0 million in aggregate principal amount of the Outstanding 2028 Notes and on July 16, 2021, we completed a private offer and sale of $400.0 million in aggregate principal amount of 7 3∕4% senior unsecured notes due 2029 (the “2029 Notes” and, together with the 2025 Notes and Outstanding 2028 Notes, the “Existing Notes”). Interest for both the 2025 Notes and Outstanding 2028 Notes is payable semi-annually, in cash in arrears on January 15 and July 15 of each year, and interest for the July 2029 Notes is payable semi-annually, in cash in arrears on January 31 and July 31 of each year. The terms of the Existing Notes include covenants, which are in addition to but different than similar covenants in our senior secured credit facility, which limit our ability to incur indebtedness, provide guarantees, consolidate or merge, restrict distributions from our subsidiaries, make restricted payments, grant liens and dispose of assets.
The Existing Notes are fully and unconditionally guaranteed on a senior unsecured basis by Vital Midstream Services, LLC and certain of our future restricted subsidiaries, subject to certain automatic customary releases, including the sale, disposition or transfer of all of the capital stock or of all or substantially all of the assets of a subsidiary guarantor to one or more persons that are not us or a restricted subsidiary, exercise of legal defeasance or covenant defeasance options or satisfaction and discharge of the applicable indenture, designation of a subsidiary guarantor as a non-guarantor restricted subsidiary or as an unrestricted subsidiary in accordance with the applicable indenture, release from guarantee under our senior secured credit facility, or liquidation or dissolution (collectively, the “Releases”). On February 3, 2023, Garden City Minerals, LLC was merged with and into Vital Energy and is therefore no longer a guarantor under any of our debt arrangements.
We received net proceeds of $982.0 million from the offering of the 2025 Notes and 2028 Outstanding Notes, after deducting underwriting discounts and commissions and estimated offering expenses. The proceeds from the offering were used (i) to fund cash tender offers and consent solicitations (“2020 Tender Offers”) for our $450.0 million in aggregate principal amount of 5 5∕8% senior unsecured notes due 2022 (“January 2022 Notes”) and $350.0 million in aggregate principal amount of 6 1∕4% senior unsecured notes due 2023 (“March 2021 Notes”), (ii) to repay our January 2022 Notes and March 2021 Notes that remained outstanding after settling the 2020 Tender Offers and (iii) for general corporate purposes, including repayment of a portion of the borrowings outstanding under our senior secured credit facility. We received net proceeds of approximately $392.0 million from the offering of the 2029 Notes, after deducting underwriting discounts and commissions and estimated offering expenses. The proceeds from the offering were used for general corporate purposes, including repaying a portion of the borrowings outstanding under our senior secured credit facility.
During the year ended December 31, 2022, we repurchased $122.3 million in aggregate principal amount of the 2025 Notes, $60.8 million in aggregate principal amount of the Outstanding 2028 Notes and $101.8 million in aggregate principal amount of the 2029 Notes for aggregate consideration of $282.9 million, plus accrued and unpaid interest. We recognized a loss on extinguishment of $1.5 million related to the difference between the consideration paid and the net carrying amounts of the extinguished portions of the Existing Notes. We did not repurchase any of our Existing Notes during the six months ended June 30, 2023.

DESCRIPTION OF THE NEW 2028 NOTES
The 10.125% Senior Notes due 2028 (the “new 2028 notes”) offered hereby will be issued under a base indenture dated as of March 18, 2015 (the “Base Indenture”) among us, the guarantors and Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented and amended by the fourth supplemental indenture thereto dated as of January 24, 2020 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “2028 Indenture”). Each of the 2030 notes and the 2028 notes will be a separate series of senior debt securities described in the accompanying base prospectus. On January 24, 2020, we issued $400 million in principal amount of our 10.125% senior notes under the 2028 Indenture. The new 2028 notes and our Outstanding 2028 Notes will be treated as a single class under the 2028 Indenture. To the extent this description is inconsistent with the description in the accompanying base prospectus, this description will control and replace the inconsistent provision in the accompanying base prospectus. The following is a summary of the material provisions of the new 2028 notes and the 2028 Indenture and the terms used therein. Because this “Description of the 2028 Notes” is only a summary of the provisions of the new 2028 notes and the 2028 Indenture, you should refer to such documents for a complete description of the obligations of the Company and the Guarantors thereunder and your rights as a Holder.
The terms of the new 2028 notes include those expressly set forth in the 2028 Indenture and those made part of the 2028 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2028 Indenture is unlimited in aggregate principal amount, although the issuance of the new 2028 notes in this offering will be limited to $300 million. We may issue an unlimited principal amount of additional 2028 notes in the future having identical terms and conditions as the new 2028 notes, other than issue date, issue price and the first interest payment date (the “Additional Notes”). The new 2028 notes constitute “Additional Notes” under the 2028 Indenture. We will only be permitted to issue such Additional Notes in compliance with the covenant described under the subheading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock.” The new 2028 notes our Outstanding 2028 Notes and any other Additional Notes will be part of the same series under the 2028 Indenture and will vote on all matters as one class under the 2028 Indenture and Unless the context otherwise requires, for all purposes of the 2028 Indenture and this “Description of the 2028 Notes,” references to the 2028 notes include the new 2028 notes, our Outstanding 2028 Notes and any other Additional Notes actually issued.
You will find the definitions of capitalized terms used in this “Description of the 2028 Notes” under the heading “— Certain Definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Vital Energy, Inc., the issuer of the new 2028 notes, and not to any of its Subsidiaries.
The registered holder of a new 2028 note will be treated as the owner of it for all purposes. Only registered holders of the new 2028 notes have rights under the 2028 Indenture, and all references to “Holders” in this description are to registered holders of the 2028 notes issued under the 2028 Indenture.
Brief Description of the new 2028 notes and the Guarantees
The new 2028 notes
The new 2028 notes will:
•
be general unsecured senior obligations of the Company;

•
rank equally in right of payment with all existing and future senior Indebtedness of the Company, including the Existing Senior Notes, the 2025 notes and the 2030 notes;

•
rank senior in right of payment to any future Subordinated Indebtedness of the Company;

•
rank effectively junior in right of payment to the Company’s existing and future secured Indebtedness, including Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets of the Company constituting collateral securing such Indebtedness; and

•
be fully and unconditionally guaranteed by the Guarantors on a senior basis.

The Guarantees
Each guarantee of the new 2028 notes will:
•
be a general unsecured senior obligation of the Guarantor;

•
rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor, including its guarantee of the Existing Notes and the 2030 notes;

•
rank senior in right of payment to any future Subordinated Indebtedness of the Guarantor; and

•
rank effectively junior in right of payment to all existing and future secured Indebtedness of the Guarantor, including any guarantee of Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets of the Guarantor constituting collateral securing such Indebtedness.

The new 2028 notes will be structurally subordinated to any existing and future Indebtedness and other liabilities, including claims of trade creditors, of any Subsidiary of the Company that does not guarantee the new 2028 notes. However, any Restricted Subsidiary that guarantees or becomes an obligor in respect of Indebtedness of the Company or any Restricted Subsidiary exceeding an aggregate principal amount of $5.0 million will be required to guarantee the new 2028 notes, pursuant to a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the new 2028 notes and the 2028 Indenture to the same extent as that set forth in the 2028 Indenture, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of the 2028 Indenture.
In the event of a bankruptcy, administrative receivership, composition, insolvency, liquidation or reorganization of any non-guarantor Subsidiary, such Subsidiary will pay the holders of its liabilities, including trade payables, before such Subsidiary will be able to distribute any of its assets to the Company or the Guarantors. As of June 30, 2023, on a pro forma basis after giving effect to this offering of the 2030 notes, the new 2028 notes and the Equity Offering and the application of the net proceeds therefrom to (i) fund the satisfaction and discharge of the Company’s 9.500% Senior Notes due 2025 and (ii) repay a portion of the borrowings outstanding under our senior secured credit facility, the issuer would have had approximately $1.8 billion of total indebtedness (including the new 2028 notes) of which $310.9 million would be secured indebtedness to which the new 2028 notes would be effectively junior. Subject to the covenants set forth therein, the 2028 Indenture permits the Company and the Guarantors to incur additional Indebtedness, including secured Indebtedness. On date of issuance of the new 2028 notes, Vital Energy Technology, LLC, the revenues, assets and liabilities of which are immaterial as of the date of this offering memorandum, shall constitute an Unrestricted Subsidiary.
Principal, Maturity and Interest
The Company will issue the new 2028 notes in an initial aggregate amount of $300 million, maturing on January 15, 2028. The 2028 Indenture provides for the issuance of an unlimited amount of Additional Notes having identical terms and conditions as the new 2028 notes offered hereby and our Outstanding 2028 Notes in all respects other than the date of issue, the issue price and, at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes or as to the first payment of interest following the issue date of such Additional Notes, subject to compliance with the covenants contained in the 2028 Indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock.” The new 2028 notes offered hereby and our Outstanding 2028 Notes and any Additional Notes will be treated as a single class of securities under the 2028 Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. For purposes of this “Description of the 2028 Notes,” reference to the new 2028 notes includes the new 2028 notes any other Additional Notes and our Outstanding 2028 Notes, unless otherwise indicated. There can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes.
Interest on the new 2028 notes will accrue from July 15, 2023 at the rate of 10.125% per annum, and will be payable semiannually in cash on each January 15 and July 15, commencing January 15, 2024 to the Holders of record of new 2028 notes on the immediately preceding January 1 and, July 1 as the case may be.

Interest on the new 2028 notes will accrue from July 15, 2023. Interest on the new 2028 notes will be computed on the basis of a 360-day year comprising twelve 30-day months.
If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made, without penalty, on the next succeeding business day with the same force and effect as if made on such interest payment date.
The principal of and premium, if any, and interest on the new 2028 notes will be payable and will be exchangeable and transferable, at the office or agency of the paying agent and registrar maintained for such purposes or, at the option of the Company, payment of interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register of Holders. The Company may change the paying agent and registrar without notice to the Holders. The new 2028 notes will be issued only in registered form without coupons and only in minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange or redemption of the new 2028 notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Method of Payment
The new 2028 notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose; provided, however, that (i) payments in respect of the new 2028 notes represented by the Global Notes (as defined below) (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (“DTC”) with respect thereto; and (ii) payments in respect of the new 2028 notes represented by any Certificated Notes (as defined below) (including principal, premium, if any, and interest) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such 2028 note at such office or agency): (a) if the Holder thereof has specified by written notice to the Trustee a U.S. dollar account maintained by such Holder with a bank located in the United States of America for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion), by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such 2028 note at its address set forth in the security register of Holders.
Paying Agent and Registrar
The Trustee will initially act as paying agent and registrar. The Company may change any paying agent or registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
Guarantees
The payment of the principal of and premium, if any, and interest on the new 2028 notes, when and as the same become due and payable, will be guaranteed, jointly and severally, on a senior unsecured basis pursuant to the guarantee provisions of the 2028 Indenture, by the Guarantors. The Company’s existing subsidiary, Vital Midstream Services, LLC, will be a Restricted Subsidiary and a Guarantor, and is referred to in this “Description of the 2028 Notes” as a Guarantor. In addition, if (a) any Person becomes a direct or indirect domestic Restricted Subsidiary, (b) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or (c) any other Restricted Subsidiary issues or guarantees any Indebtedness and, in the case of (a), (b) or (c), such Restricted Subsidiary is or becomes a guarantor or obligor in respect of any Indebtedness of the Company or any of its direct or indirect domestic Restricted Subsidiaries in an aggregate principal amount exceeding $5.0 million, the Company shall cause each such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the new 2028 notes jointly and severally with any other Guarantors, fully and unconditionally, on a senior unsecured basis. See “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries.” Non-Guarantor Restricted Subsidiaries and Foreign Subsidiaries will not be required to issue a Guarantee under certain circumstances as described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries.” As of the date of this offering memorandum, the Company has no Foreign Subsidiaries and no Non-Guarantor Restricted Subsidiaries.
The obligations of each Guarantor under its Guarantee are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the 2028 Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See “Risk Factors — Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.” Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from any other non-paying Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor determined in accordance with GAAP.
Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Restricted Subsidiary that is a Guarantor without limitation, or with or to other Persons upon the terms and conditions set forth in the 2028 Indenture. See “— Certain Covenants — Consolidation, Merger and Sale of Assets.”
The Guarantee of a Guarantor will be released automatically:
(1)
in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor or such Guarantor’s direct or indirect parent (including by way of merger or consolidation) to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of such Guarantor or such Guarantor’s direct or indirect parent complies with the covenant described under “— Certain Covenants — Asset Sales”;

(2)
in connection with any sale of all of the Capital Stock of such Guarantor or such Guarantor’s direct or indirect parent to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of such Guarantor or such Guarantor’s direct or indirect parent complies with the covenant described under “— Certain Covenants — Asset Sales”;

(3)
if the Company properly designates such Guarantor as a Non-Guarantor Restricted Subsidiary and such Restricted Subsidiary is not required at such time to issue a Guarantee of the new 2028 notes pursuant to the covenant described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries”;

(4)
if the Company properly designates such Guarantor as an Unrestricted Subsidiary;

(5)
if such Guarantor is released from its guarantee issued pursuant to the terms of any Credit Facility of the Company or any direct or indirect Restricted Subsidiary, and such Guarantor is not an obligor under any Indebtedness of the Company or any domestic Restricted Subsidiary (other than the 2028 notes) in excess of $5.0 million in aggregate principal amount;

(6)
upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default has occurred and is continuing; or

(7)
if legal or covenant defeasance of the new 2028 notes has been effected or the new 2028 notes are discharged in accordance with the procedures described below under “— Defeasance or Covenant Defeasance of 2028 Indenture” or “— Satisfaction and Discharge”;

provided that any such release and discharge pursuant to clause (1), (2), (3), (4), (5), (6) or (7) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company and the domestic Restricted Subsidiaries (other than the 2028 notes) having an aggregate principal amount in excess of $5.0 million shall also terminate at such time.

Optional Redemption
On or after January 15, 2023, the Company may redeem all or a portion of the 2028 notes, on not less than 30 nor more than 60 days’ prior notice and in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:
Year	Redemption Price
2023	107.594%
2024	105.063%
2025	102.531%
2026 and thereafter	100.000%
Notices of optional redemption will be at least 30 but no more than 60 days before the redemption date to each Holder of 2028 notes to be redeemed at its registered address, except that optional redemption notices may be sent more than 60 days prior to a redemption date in connection with a legal or covenant defeasance of the 2028 notes or a satisfaction and discharge of the 2028 Indenture.
If less than all of the 2028 notes are to be redeemed, the Trustee shall select the 2028 notes to be redeemed not more than 60 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national security exchange, if any, on which the 2028 notes are listed, or if the 2028 notes are not so listed, on a pro rata basis (or, in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other depositary), by lot or by any other method the Trustee shall deem fair and reasonable. 2028 notes redeemed in part must be redeemed only in amounts of $2,000 or whole multiples of $1,000 in excess thereof (subject to the procedures of DTC or any other depositary). Redemption of the 2028 notes pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).
If any 2028 note is to be redeemed in part only, the notice of redemption that relates to that 2028 note will state the portion of the principal amount of that 2028 note that is to be redeemed. A replacement 2028 note in principal amount equal to the unredeemed portion of the original 2028 note will be issued in the name of the Holder upon cancellation of the original 2028 note. 2028 notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on 2028 notes or portions of 2028 notes called for redemption, unless the Company defaults in making the redemption payment.
The notice of redemption with respect to the redemption described in the third paragraph under this “— Optional Redemption” need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation. Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent and, in the case of redemption with the net proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.
Open Market Purchases; No Mandatory Redemption or Sinking Fund
In addition to the Company’s right to redeem the 2028 notes as set forth above, the Company or its Affiliates may from time to time purchase the 2028 notes in open-market transactions, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as the Company or its Affiliates may determine, which may be more or less than the consideration for which the 2028 notes offered hereby are being sold and could be for cash or other consideration.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the 2028 notes.

Change of Control
If a Change of Control occurs, unless the Company has given notice of redemption of all the 2028 notes as described under “— Optional Redemption,” each Holder will have the right to require that the Company purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s 2028 notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the 2028 Indenture. In the Change of Control Offer, the Company will offer to purchase all of the 2028 notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such 2028 notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date).
Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, unless the Company has given notice of redemption of all the 2028 notes as described under “— Optional Redemption,” the Company must notify the Trustee and give written notice of the Change of Control to each Holder, by first-class mail, postage prepaid, at the address appearing for such Holder in the security register (or otherwise in accordance with the procedures of DTC or any other depositary). The notice must state, among other things,
•
that a Change of Control has occurred or will occur and the date of such event;

•
the circumstances and relevant facts regarding such Change of Control;

•
the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

•
that any 2028 note not tendered will continue to accrue interest;

•
that, unless the Company defaults in the payment of the Change of Control Purchase Price, any 2028 notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•
other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

Holders electing to have a 2028 note purchased pursuant to a Change of Control Offer will be required to surrender the 2028 note to the paying agent for the 2028 notes at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Purchase Date. If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder of record at the close of business on the record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.
Any Change of Control Offer that is made prior to the occurrence of a Change of Control may at the Company’s discretion be subject to one or more conditions precedent, including but not limited to the occurrence of a Change of Control.
If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the 2028 notes that might be delivered by Holders seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due may give the Trustee and the Holders rights described under “— Events of Default.”
The indentures governing the Existing Senior Notes and the 2025 notes provide, and the indenture governing the 2030 notes will provide, that upon the occurrence of certain change-of-control events, each holder of the Existing Senior Notes, the 2025 notes and the 2030 notes will have the right to require the Company to purchase all or any part of such holder’s Existing Senior Notes, the 2025 notes and the 2030 notes. In such event, the Company may not have available funds sufficient to pay the aggregate purchase price of the Existing Senior Notes, the 2025 notes and the 2030 notes delivered by holders exercising such right. The failure of the Company to purchase the delivered Existing Senior Notes, the 2025 notes and the 2030 notes may result in the occurrence of a default under the indentures governing the Existing Senior Notes, the 2025 notes and the 2030 notes.
The Senior Credit Agreement provides that certain change-of-control events with respect to the Company would constitute a default thereunder, which could obligate the Company to repay amounts outstanding under the Senior Credit Agreement upon an acceleration of the Indebtedness issued thereunder. A default under the Senior Credit Agreement would result in a default under the 2028 Indenture if the lenders holding a certain percentage of the commitments thereunder accelerate the debt under the Senior Credit Agreement. Any future credit agreements or agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing 2028 notes, the Company could seek the consent of the lenders holding a certain percentage of the commitments under those agreements to the purchase of the 2028 notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing 2028 notes. In such case, the Company’s purchase of tendered 2028 notes may result in an Event of Default under the 2028 Indenture if the lenders under its other debt agreements, including the Senior Credit Agreement, accelerate Indebtedness under those agreements in an aggregate principal amount in excess of $20.0 million. See “Risk Factors — We may not be able to repurchase the notes in certain circumstances.”
The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition, in one or a series of related transactions, of “all or substantially all” of the assets of the Company and the Restricted Subsidiaries, taken as a whole. Thus, only asset dispositions constituting a “series of related transactions” are aggregated in determining whether a “change of control” arising from the sale of “substantially all” of the assets has taken place. Moreover, the term “all or substantially all,” as used in the definition of Change of Control, has not been interpreted under New York law (which is the governing law of the 2028 Indenture) to represent a specific quantitative test. Therefore, if Holders elected to exercise their right to require the Company to repurchase their 2028 notes under the 2028 Indenture as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of the Company and the Restricted Subsidiaries taken as a whole and the Company elected to contest such election, it is not clear how a court applying New York law would interpret the phrase.
The existence of a Holder’s right to require the Company to repurchase such Holder’s 2028 notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.
The provisions of the 2028 Indenture do not afford Holders the right to require the Company to repurchase the 2028 notes in the event of a highly leveraged transaction or certain transactions with management or Affiliates of the Company, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. A transaction involving the management or Affiliates of the Company, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified within such definition.
The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the 2028 Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the 2028 Indenture by virtue thereof.
The Company will not be required to make a Change of Control Offer under the following circumstances: (1) upon a Change of Control, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the 2028 Indenture applicable to a Change of Control Offer made by the Company and purchases all 2028 notes validly tendered and not withdrawn under such Change of Control Offer; or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding 2028 notes has been given, pursuant to the 2028 Indenture as described under “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
In the event that upon consummation of a Change of Control Offer less than 10% of the aggregate principal amount of the 2028 notes (including Additional Notes) that were originally issued are held by Holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice and given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the 2028 notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the 2028 notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders of record on relevant record dates to receive interest due on the relevant interest payment date.
The provisions under the 2028 Indenture related to the Company’s obligation to make an offer to repurchase the 2028 notes as a result of a Change of Control may be waived or modified or terminated with the consent of the Holders of a majority in principal amount of the 2028 notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2028 notes) prior to the occurrence of such Change of Control.
Certain Covenants
The 2028 Indenture will contain certain covenants, which may be suspended, as follows:
Covenant Suspension
If at any time (a) the 2028 notes are rated at least Baa3 by Moody’s and at least BBB- by S&P (or, if either such entity ceases to rate the 2028 notes for reasons outside of the control of the Company, at least the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and (b) at such time no Event of Default has occurred and is continuing then, beginning on that day and each day thereafter until a Reversion Date, if any (as described in the second succeeding paragraph), the covenants specifically listed under the following captions in this prospectus supplement (the “Suspended Covenants”) will be suspended:
(1)
“— Certain Covenants — Asset Sales”;

(2)
“— Certain Covenants — Restricted Payments”;

(3)
“— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(4)
“— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)
clauses (1) and (3) under “— Certain Covenants — Sale and Leaseback Transactions”;

(6)
clause (4) of the first paragraph under “— Certain Covenants — Consolidation, Merger and Sale of Assets”;

(7)
“— Certain Covenants — Transactions with Affiliates”;

(8)
“— Certain Covenants — Unrestricted Subsidiaries”; and

(9)
“— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended (each such period, a “Suspension Period”), the Company’s Board of Directors may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described under “— Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline (such date, a “Reversion Date”).
For purposes of calculating the amount available to be made as Restricted Payments under clause (a)(3) of the first paragraph of the covenant described under “— Restricted Payments,” calculations under that clause will be made with reference to the date of the Restricted Payment, as set forth in that clause. Accordingly (x) Restricted Payments made during the Suspension Period that would not otherwise be permitted pursuant to any of clauses (b)(1) through (b)(14) of the covenant described under “— Restricted Payments” will reduce the amount available to be made as Restricted Payments under clause (a)(3) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment shall not be reduced to below zero solely as a result of such Restricted Payments but may be reduced to below zero as a result of negative cumulative Consolidated Net Income during the Suspension Period for purposes of clause (a)(3)(A) of such covenant and (y) the items specified in clauses (a)(3)(A) through (F) of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (a)(3) of such covenant. For purposes of the covenant described under “— Asset Sales,” on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred or exist on a Reversion Date (or thereafter) under any Suspended Covenant, solely as a result of, or as a result of the continued existence on or after a Reversion Date of facts and circumstances arising from, any actions taken by the Company or any Restricted Subsidiaries thereof, or events occurring, or performance on or after a Reversion Date of any obligations arising from transactions which occurred, during a Suspension Period.
The 2028 Indenture will contain certain covenants including, among others, the following:
Incurrence of Indebtedness and Issuance of Disqualified Stock
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock or the issuance of Preferred Stock by a Restricted Subsidiary), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, after giving pro forma effect to such incurrence and the receipt and application of the proceeds therefrom, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period would be equal to or greater than 2.25 to 1.0.
(b)   Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, “Permitted Debt”):
(1)
Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $1,000 million and (y) the sum of $100 million and 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(2)
Indebtedness of the Company or any Guarantor pursuant to the Existing Senior Notes, the 2025 notes or the 2028 notes (excluding any Additional Notes) and any Guarantee of the Existing Senior Notes, the 2025 notes or the 2028 notes (excluding any Guarantee of Additional Notes);

(3)
Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt”;

(4)
intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(A)
if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary other than a Guarantor, such Indebtedness must be either (x) expressly subordinated to the prior payment in full in cash of all obligations with respect to the 2028 notes, in the case of the Company, or the Guarantees, in the case of a Guarantor, or (y) Capital Stock; and
(B)
any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (other than pursuant to a Credit Facility) and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5)
guarantees by the Company or any Guarantor of any Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred under the 2028 Indenture;

(6)
Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to Sale and Leaseback Transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case incurred for the purpose of financing or Refinancing all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or any Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto), in an aggregate principal amount outstanding at any time pursuant to this clause (6) not to exceed the greater of (x) $25.0 million and (y) 2.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(7)
Indebtedness of the Company or any Restricted Subsidiary in connection with (A) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and (B) other self-insurance obligations, letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments and any guarantees or letters of credit functioning as or supporting any of the foregoing instruments; provided that, in each case contemplated by this clause (7), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B), such Indebtedness is not in connection with the borrowing of money;

(8)
Indebtedness of the Company or any Guarantor; provided that sufficient net proceeds thereof are promptly deposited to defease or satisfy all of the 2028 notes, as described below under “— Defeasance or Covenant Defeasance of 2028 Indenture” or “— Satisfaction and Discharge”;

(9)
Permitted Refinancing Indebtedness of the Company or any Guarantor issued to Refinance any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this covenant or clause (2), (3), (11) or this clause (9) of this paragraph (b) of this definition of “Permitted Debt”;

(10)
Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(11)
Permitted Acquisition Indebtedness;

(12)
Cash Management Obligations of the Company or any Guarantor in an aggregate amount not to exceed $7.5 million outstanding at any one time;

(13)
Preferred Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary; and

(14)
Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (14) outstanding at any one time in the aggregate shall not exceed the greater of (x) $35.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of “Permitted Debt” or is permitted to be incurred pursuant to the first paragraph of this covenant, the Company in its sole discretion may classify or reclassify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner (including by dividing and classifying such item of Indebtedness in more than one type of Indebtedness permitted under this covenant) that complies with this covenant; provided that Indebtedness under the Senior Credit Agreement, if any, which is in existence on the Issue Date shall be considered incurred under clause (1) of the second paragraph of this covenant, subject to any subsequent classification or reclassification or division permitted pursuant to this paragraph.
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.
Accrual of interest, accretion or amortization of original issue discount or accretion of principal as to a security issued at a discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815), each will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.
For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
For purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.
For purposes of the 2028 Indenture, no Indebtedness will be deemed to be subordinate or junior in right of payment to other Indebtedness solely by virtue of not having the benefit of a Lien on assets, or guarantee of a Person, that benefits the other Indebtedness or having the benefit of such a Lien or guarantee ranking subordinate or junior to a Lien or guarantee benefiting the other Indebtedness.

Restricted Payments
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:
(i)
pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely to the Company or a Restricted Subsidiary or in shares of the Company’s Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)
purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of the Company and other than any acquisition or retirement for value from, or payment to, the Company or any Restricted Subsidiary;

(iii)
make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Subordinated Indebtedness permitted under clause (4) of the second paragraph of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” or (y) Subordinated Indebtedness acquired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition for value;

(iv)
pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (i) to the Company or any Restricted Subsidiary or any Guarantor or (ii) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)
make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless
(1)
immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2)
immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions described under paragraph (a) of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(3)
after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (including any Designation Amounts (as defined below) not effected as Permitted Investments or Permitted Payments) declared or made after the Measurement Date does not exceed the sum of:

(A)
50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter beginning on or immediately prior to the Measurement Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B)
the aggregate Net Cash Proceeds, or the Fair Market Value of property (including any property received in any asset or other acquisition) other than cash, received after the Measurement Date by the Company either (i) as capital contributions in the form of common equity or other Qualified Capital Stock to the Company or (ii) from the issuance or sale

(other than to any Restricted Subsidiary) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);
(C)
the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company (other than from any Restricted Subsidiary) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(D)
the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock or other Indebtedness of the Company or the Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Measurement Date, the aggregate of Net Cash Proceeds, or the Fair Market Value of property other than cash, received from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(E)
(i) in the case of a net reduction in any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Measurement Date resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, or other transfers of cash or properties (including transfers as a result of merger or liquidation), in each case to the Company or to any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), an amount (in each such case to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (ii) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and

(F)
any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b)   Notwithstanding the foregoing, and in the case of clauses (2) through (9) and (11) through (14) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (14), together with the transactions expressly excluded from clauses (i), (ii), (iii) and (iv) of paragraph (a) of this covenant, being referred to as a “Permitted Payment”):
(1)
the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant, in which event such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this covenant;

(2)
the purchase, repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;
(3)
the purchase, repurchase, redemption, defeasance, satisfaction and discharge, or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;

(4)
the purchase, repurchase, redemption, defeasance, satisfaction and discharge, refinancing, acquisition or retirement for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5)
the purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Disqualified Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of, Disqualified Stock of the Company that, in each case, is permitted to be incurred pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(6)
the repurchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors; provided that the aggregate amount of such repurchases, redemptions, retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $2.0 million per fiscal year (with unused amounts to be carried over to succeeding fiscal years); provided such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received after the Issue Date by the Company or any Restricted Subsidiary from the sale of Capital Stock of the Company (other than Disqualified Stock) to any such officers, directors or employees (provided such amounts are not included in clause (3)(B) of the definition of Restricted Payments) plus (b) the cash proceeds of key man life insurance policies received after the Issue Date by the Company and the Restricted Subsidiaries less (c) the amount of Permitted Payments previously effected by using amounts specified in the foregoing clauses (a) and (b);

(7)
loans and advances made to officers, directors or employees of the Company or any Restricted Subsidiary, in each case, as permitted by Section 402 of the Sarbanes-Oxley Act of 2002 (to the extent applicable to the Company or such Restricted Subsidiary) and approved by the Board of Directors of the Company in an aggregate amount not to exceed $2.0 million outstanding at any one time, the proceeds of which are used solely (i) to purchase Qualified Capital Stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (ii) to refinance loans or advances, together with accrued interest thereon, made pursuant to item (i) of this clause (7);

(8)
the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company or otherwise;

(9)
dividends on Disqualified Stock issued after the Issue Date in accordance with the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” if such dividends are included in the calculation of Consolidated Interest Expense;

(10)
the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the 2028 notes or a Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or prepayment offer required by the terms of such Indebtedness, but only if:

(A)
in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations described under “— Change of Control”; or

(B)
in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant described under “— Asset Sales”;

(11)
the purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock (including any such rights to acquire Capital Stock held by any current or former officers, directors or employees of the Company or any Restricted Subsidiary (or permitted transferees thereof)) if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof and any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock made in satisfaction of withholding tax obligations in connection with any exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock;

(12)
any payments to dissenting equityholders not to exceed $5.0 million in the aggregate after the Issue Date (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the 2028 Indenture;

(13)
any redemption of share purchase rights at a redemption price not to exceed $0.01 per right; and

(14)
any payment or other transaction otherwise constituting a Restricted Payment that when combined with all other outstanding payments or other transactions pursuant to this clause (14) since the Issue Date are in an aggregate outstanding amount not exceeding $50.0 million.

In determining whether any Restricted Payment (or payment or other transaction that, except for being a Permitted Payment, would constitute a Restricted Payment) is permitted by the foregoing covenant, the Company may allocate or re-allocate all or any portion of such Restricted Payment or other such transaction among clauses (1) through (14) of the preceding paragraph (b) or among such clauses and paragraph (a) of this covenant, including clauses (i), (ii) and (iii) thereof; provided that at the time of such allocation or re-allocation all such Restricted Payments and such other transactions or allocated portions thereof, all outstanding prior Restricted Payments and such other transactions, would be permitted under the various provisions of the foregoing covenant. The amount of all Restricted Payments and other such transactions (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment or other such transaction. A contribution or sale will be deemed to be “substantially concurrent” if the related purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal occurs within 90 days before or after such contribution or sale.
Transactions with Affiliates
The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any Transaction (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a

Restricted Subsidiary) involving aggregate consideration in excess of $2.0 million, unless such Transaction is entered into in good faith and
(1)
such Transaction is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable Transaction in arm’s-length dealings with a party that is not an Affiliate of the Company,

(2)
with respect to any Transaction involving aggregate value in excess of $10.0 million, the Company delivers an officers’ certificate to the Trustee certifying that such Transaction complies with clause (1) above, and

(3)
with respect to any Transaction involving aggregate value in excess of $25.0 million, such Transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Company;

provided that this provision shall not apply to:
(1)
employee benefit arrangements with any officer or director of the Company or any Restricted Subsidiary and payments, issuances of securities or other transactions pursuant thereto, including under any employment or severance agreement, stock option or stock incentive plans, long term incentive plans, other compensation arrangements and customary insurance or indemnification arrangements with officers or directors of the Company or any Restricted Subsidiary, in each case either entered into in the ordinary course of business or approved by the Disinterested Directors of the Board of Directors of the Company,

(2)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the 2028 Indenture; provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company,

(3)
the payment of reasonable and customary compensation and fees to officers or directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Affiliate of the Company,

(4)
loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $2.0 million outstanding at any one time,

(5)
any Restricted Payments or Permitted Payments made in compliance with the covenant described under “— Restricted Payments” or any Permitted Investments (other than Permitted Investments permitted pursuant to clauses (1)(iii) and (15) of the definition thereof (to the extent involving, prior to the making of such Permitted Investment, any Person other than the Company or a Subsidiary of the Company)),

(6)
any Transaction undertaken pursuant to (a) any contracts or agreements in existence on the Issue Date (as in effect on the Issue Date) (b) any amendment or replacement of any such agreements or (c) any agreements entered into hereafter that are similar to any such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole, no less advantageous to the Company or no less favorable to the Holders in any material respect than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a) or (b), respectively,

(7)
in the case of (1) contracts for (A) drilling or other oil-field services or supplies, (B) the sale, storage, gathering or transport of Hydrocarbons or (C) the lease or rental of office or storage space or (2) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if none of the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms no less favorable than those available from third parties on an arm’s-length basis, as determined (i) in the case of contracts involving aggregate value of $50.0 million or less, by the Board of Directors of the Company or the senior management of the Company or (ii) in the case of contracts involving aggregate value in excess of $50.0 million, by the Disinterested Directors of the Board of Directors of the Company,
(8)
any Transaction with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an equity interest in, or controls, such Person,

(9)
any sale or other issuance of Qualified Capital Stock of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company,

(10)
any Transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because one or more directors of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director or directors abstain from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the Transaction,

(11)
indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by law, statutory provision or employment agreement or other arrangement entered into in the ordinary course of business by the Company or any Restricted Subsidiary,

(12)
(a) guarantees by the Company or any Restricted Subsidiary of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries, and

(13)
any transaction in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of this paragraph.

Liens
The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, other than Permitted Liens, unless the 2028 notes, (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness for so long as such Indebtedness is secured by such Lien.
Notwithstanding the foregoing, any Lien securing the 2028 notes or a Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon:
(1)
the release of all other Liens that resulted in the grant of such Lien to secure the 2028 notes or Guarantees pursuant to the preceding paragraph,

(2)
any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien,

(3)
any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or

(4)
if such Lien secures a Guarantee, the release of such Guarantee in accordance with the 2028 Indenture.

Asset Sales
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale (such Fair Market Value to be determined on the date of contractually agreeing to effect such Asset Sale) and (ii) (A) at least 75% of the consideration paid to the Company or such Restricted Subsidiary from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to Asset Swaps) or the assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary (other than liabilities of the Company or a Restricted Subsidiary that are by their terms subordinated to the 2028 notes) as a result of which the Company and the remaining Restricted Subsidiaries are no longer liable for such liabilities (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Company or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) (“Permitted Consideration”) or (B) the Fair Market Value of all forms of such consideration other than Permitted Consideration since the Issue Date does not exceed in the aggregate 5% of the Adjusted Consolidated Net Tangible Assets of the Company determined at the time such Asset Sale is made.
(b)   During the 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to:
(1)
repay (or cash-collateralize) Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility (excluding (i) any Subordinated Indebtedness and (ii) any Indebtedness owed to the Company or an Affiliate of the Company);

(2)
reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business;

(3)
purchase the 2028 notes;

(4)
purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any 2028 notes or other Indebtedness owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably redeem or purchase 2028 notes as described under “— Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders to purchase the 2028 notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of 2028 notes that would otherwise be prepaid; or

(5)
make any combination of payment, repayment, investment or reinvestment permitted by the foregoing clauses (1) through (4).

The requirement of clause (b)(2) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or investment referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in this paragraph (b) and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.
Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by the 2028 Indenture.
(c)   Any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) above within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to purchase 2028 notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in paragraph (d) below) in accordance with the procedures (including prorating in the event of over subscription) set forth in the 2028 Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the 2028 notes and such Pari Passu Indebtedness (based on principal amounts of 2028 notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), and the aggregate principal amount of 2028 notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of 2028 notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of 2028 notes tendered and the Trustee will select the notes to be purchased in accordance with the 2028 Indenture on a pro rata basis (or in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other depositary), by lot or in accordance with any other method the Trustee considers fair and reasonable and in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph (c) and provided that all Holders have been given the opportunity to tender their 2028 notes for purchase as described in paragraph (d) below in accordance with the 2028 Indenture, the Company or the Restricted Subsidiaries may use such remaining amount for purposes permitted by the 2028 Indenture and the amount of Excess Proceeds will be reset to zero. The Company may satisfy the foregoing obligation with respect to any Excess Proceeds by making a Prepayment Offer prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $25.0 million or less.
(d)   Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make a Prepayment Offer pursuant to paragraph (c) above, send a written Prepayment Offer notice, by first-class mail or otherwise in accordance with the procedures of DTC, to the Holders (the “Prepayment Offer Notice”), with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:
(1)
that the Company is offering to purchase all 2028 notes pursuant to the provisions of the 2028 Indenture;

(2)
that any 2028 note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(3)
that any 2028 notes (or portions thereof) not properly tendered will continue to accrue interest;

(4)
the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Asset Sale Purchase Date”);

(5)
the amount of Excess Proceeds available to purchase 2028 notes;

(6)
a description of the procedure which Holders must follow in order to tender their 2028 notes and the procedures that Holders must follow in order to withdraw an election to tender their 2028 notes for payment; and

(7)
all other instructions and materials necessary to enable Holders to tender 2028 notes pursuant to the Prepayment Offer.

(e)   The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of 2028 notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.
The provisions under the 2028 Indenture relative to the Company’s obligation to make an offer to repurchase the 2028 notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding 2028 notes (including Additional Notes) until the Prepayment Offer is required to be made.
If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder of record as of the close of business on such interest record date, and no additional interest will be paid to the Holder who tenders 2028 notes pursuant to the Prepayment Offer.
Issuances of Guarantees by Restricted Subsidiaries
The Company will provide to the Trustee, on or prior to the 30th day after the date that any Restricted Subsidiary (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount exceeding $5.0 million, a supplemental indenture to the 2028 Indenture, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the 2028 notes and the 2028 Indenture to the same extent as that set forth in the 2028 Indenture, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of the 2028 Indenture.
Notwithstanding the foregoing (i) no Foreign Subsidiary shall be required to execute any such supplemental indenture unless such Foreign Subsidiary has guaranteed (or is otherwise an obligor of) other Indebtedness (including Indebtedness under a Credit Facility) of the Company or a Restricted Subsidiary that is not a Foreign Subsidiary in an aggregate principal amount exceeding $5.0 million, and (ii) no Restricted Subsidiary shall be required to execute any such supplemental indenture if the Consolidated Net Worth of such Restricted Subsidiary, together with the Consolidated Net Worth of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $5.0 million. To the extent the collective Consolidated Net Worth of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $5.0 million, the Company shall cause, within 30 days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to similarly execute and deliver to the Trustee a supplemental indenture to the 2028 Indenture providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary or Restricted Subsidiaries of the Company’s obligations under the 2028 notes and the 2028 Indenture to the same extent as that set forth in the 2028 Indenture, such that the collective Consolidated Net Worth of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $5.0 million.
Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)
pay dividends or make any other distribution on its Capital Stock to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make distributions on Capital Stock),

(2)
pay any Indebtedness owed to the Company or any other Restricted Subsidiary (it being understood that the subordination of Indebtedness owed to the Company or any Restricted Subsidiary to other Indebtedness owed by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to pay such Indebtedness),

(3)
make loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made by the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(4)
transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b)   However, paragraph (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:
(1)
any agreement (including the Senior Credit Agreement, the indentures governing the Existing Senior Notes and the 2025 notes and the 2028 Indenture) in effect on the Issue Date;

(2)
any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to, or to the properties or assets of, the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3)
any agreement or instrument governing any Acquired Debt or other agreement of any entity merged into or consolidated with, or the assets of which are acquired by, the Company or any Restricted Subsidiary, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the 2028 Indenture;

(4)
any applicable law or any requirement of any regulatory body;

(5)
customary restrictions and conditions contained in the security documents evidencing any Liens securing obligations or Indebtedness or agreements relating to Capital Lease Obligations (provided that such Liens are otherwise permitted to be incurred under the provisions of the covenant described under “— Liens” and such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this covenant) that limit the right of the debtor or lessee to dispose of the assets subject to such Liens;

(6)
provisions restricting subletting or assignment of any lease governing a leasehold interest (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties) of the Company or any Restricted Subsidiary, or restrictions in licenses (including, without limitation, licenses of intellectual property) relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially impact the ability of the Company to permit payments on the 2028 notes when due as required by the terms of the 2028 Indenture;

(7)
agreements with respect to asset sales, including the sale or other disposition of all or substantially all the Capital Stock of a Restricted Subsidiary, permitted to be made under the provisions of the covenant described under “— Asset Sales” that limit the transfer of such assets or assets of such Restricted Subsidiary (or distribution on such Capital Stock) pending the closing of such sale;

(8)
shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity;

(9)
cash, Cash Equivalents or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers under contracts entered into in the ordinary course of business;

(10)
any Credit Facility or agreement governing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the provisions of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that such encumbrances or restrictions are not materially more restrictive, taken as a whole, as determined by the Company in good faith, than those contained in the Senior Credit Agreement, in the indentures governing the Existing Senior Notes and the 2025 notes or in the 2028 Indenture as in effect on the Issue Date;

(11)
restrictions of the nature described in clause (4) of the preceding paragraph (a) by reason of customary non-assignment provisions in Hydrocarbon purchase or sale or exchange contracts, agreements, licenses and leases entered into in the ordinary course of business;

(12)
Commodity Agreements, Currency Agreements or Interest Rate Agreements permitted from time to time under the 2028 Indenture;

(13)
any Preferred Stock issued by a Restricted Subsidiary; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)
Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(15)
encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

(16)
any agreement, amendment, modification, restatement, extension, renewal, supplement, refunding, replacement or Refinancing that amends, modifies, restates, extends, renews, refunds, replaces or Refinances the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (15), or in this clause (16); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole, as determined by the Company in good faith, than those under or pursuant to the agreement so amended, modified, restated, extended, renewed, refunded, replaced or Refinanced.

Sale and Leaseback Transactions
The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:
(1)
the Company or such Subsidiary could have incurred Indebtedness at the time of such Sale and Leaseback Transaction on a pro forma basis (on the assumption such transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to such transaction with the appropriate adjustments with respect to such transaction being included in such pro forma calculation) in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(2)
the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

(3)
the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with, the covenant described under “— Asset Sales.”

Unrestricted Subsidiaries
The Board of Directors of the Company may designate after the Issue Date any of the Company’s Subsidiaries as an Unrestricted Subsidiary under the 2028 Indenture (a “Designation”) only if:
(a)
no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b)
(x) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of the covenant described under “— Restricted Payments” above or as a Permitted Payment or Permitted Investment in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (y) the Designation Amount is less than $1,000;

(c)
such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(d)
such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the 2028 notes; and

(e)
such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed, for all purposes of the 2028 Indenture, to have made an Investment equal to the Designation Amount that, as designated by the Company, constitutes a Restricted Payment pursuant to paragraph (a) of the covenant described under “— Restricted Payments” or a Permitted Payment or Permitted Investment.
The 2028 Indenture also provides that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:
(a)
provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or enter into or become a party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary, the terms of which, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, in the good-faith judgment of the Board of Directors of the Company, are less favorable to the Company and the Restricted Subsidiaries than those that would be available in a comparable transaction in arm’s-length dealings with a party that is not an Affiliate of the Company; provided that this covenant shall not be deemed to prevent Permitted Investments, Restricted Payments or Permitted Payments in Unrestricted Subsidiaries that are otherwise allowed under the 2028 Indenture, or

(b)
be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary (other than by pledge of the Capital Stock thereof).

For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary. The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:
(a)
no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b)
all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the 2028 Indenture; and

(c)
unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock.”

All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.
Payments for Consent
The 2028 Indenture provides that none of the Company nor any Restricted Subsidiary will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 2028 Indenture or the 2028 notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports
The 2028 Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any 2028 notes are outstanding, the Company will furnish to Holders or cause the Trustee to furnish to the Holders or file with the Commission for public availability
(1)   all quarterly and annual financial information that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent auditors, which financial information shall be filed within (or prior to effectiveness of an exchange offer registration statement within 15 days after) the time period for such reports specified in the Commission’s rules and regulations; and
(2)   after effectiveness of an exchange offer registration statement, within the time periods specified in the Commission’s rules and regulations, the information that would be required to be filed with the Commission in current reports on Form 8-K if the Company were required to file such reports;
provided, however, that, in the case of clause (1) or (2), if the last day of any such time period is not a business day, such information will be due on the next succeeding business day. All such information will be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such information.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor”

within the meaning of Rule 3-10 of Regulation S-X, substituting 5% for 3% where applicable), then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
This covenant does not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable.
The Company will be deemed to have furnished to the Holders and to prospective investors the information referred to in clauses (1) and (2) of the first paragraph of this covenant or the information referred to in the fourth paragraph of this covenant if the Company has posted such reports or information on the Company Website with access to current and prospective investors. For purposes of this covenant, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.vitalenergy.com or such other address as the Company may from time to time designate in writing to the Trustee. Information on such website shall not be deemed incorporated by reference into this prospectus supplement. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this covenant and shall have no responsibility to determine whether any reports, information or documents have been filed with the Commission or posted on the Company Website or any other website.
Consolidation, Merger and Sale of Assets
The Company will not, in any Transaction, (x) consolidate with or merge with or into any other Person or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, or (in the case of clause (y)) permit any of the Restricted Subsidiaries to enter into any Transaction, if such Transaction, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries on a Consolidated basis to any other Person (other than the Company or one or more Restricted Subsidiaries), unless at the time and after giving effect thereto:
(1)   either (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of such properties and assets (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or (b) the Company will be the Surviving Entity;
(2)   if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, (a) the Surviving Entity shall expressly assume, by a supplemental indenture (or other agreement reasonably satisfactory to the Trustee), in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the 2028 notes and the 2028 Indenture and (b) if the Surviving Entity is not a corporation, then a Subsidiary of the Surviving Entity that is a corporation shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the 2028 notes and the 2028 Indenture;
(3)   except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary which becomes the obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(4)   except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (i) the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) could on the first day following such four-quarter period incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” or (ii) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) would be at least as great as the Consolidated Fixed Charge Coverage for the Company immediately prior to such transactions;
(5)   if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to the Surviving Entity’s obligations under the 2028 Indenture and the 2028 notes;
(6)   at the time of the transaction, if any of the property or assets of the Company or any Restricted Subsidiary would thereupon become subject to any Lien, the provisions of the covenant described under “— Liens” are complied with; and
(7)   at the time of the transaction, the Company or (if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) the Surviving Entity will have delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the 2028 Indenture.
Except for any Guarantor whose Guarantee is to be released in accordance with the 2028 Indenture in connection with a transaction complying with the provisions of the 2028 Indenture as provided under the fourth paragraph under “— Guarantees,” each Guarantor will not, and the Company will not permit a Guarantor to, in a Transaction, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than the Company or any other Guarantor), unless at the time and after giving effect thereto:
(1)   one of the following is true: (a) a Guarantor or the Company will be the continuing Person in the case of a consolidation or merger involving the Guarantor; or (b) the Person (if other than a Guarantor or the Company) formed by such consolidation or into which such Guarantor is merged or the Person (if other than a Guarantor or the Company) which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the 2028 notes and the 2028 Indenture, and such Guarantee of such Surviving Guarantor Entity and the 2028 Indenture will remain in full force and effect; or (c) the Transaction, at the time thereof, is an Asset Sale and is effected in compliance with the covenant described under “— Asset Sales,” to the extent applicable thereto;
(2)   immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and
(3)   at the time of the transaction the Company will have delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the 2028 Indenture;

provided that this paragraph shall not apply to any Guarantor whose Guarantee of the 2028 notes is unconditionally released and discharged in accordance with the 2028 Indenture.
In the event of any Transaction described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and (except in the case of a lease) the Company or such Guarantor, as the case may be, shall be discharged and released from all obligations and covenants under the 2028 Indenture and the 2028 notes or its Guarantee, as the case may be.
Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits or converting the Company or any Guarantor to an entity that is, or is taxable for federal income tax purposes as, a corporation or a combination of the foregoing.
An assumption of the Company’s obligations under the 2028 notes and the 2028 Indenture by such successor Person, the addition of a co-obligor under the 2028 notes and the 2028 Indenture or an assumption of a Guarantor’s obligations under its Guarantee by such successor Person might be deemed for United States federal income tax purposes to be an exchange of the 2028 notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to such beneficial owners. Beneficial owners of the 2028 notes should consult their own tax advisors regarding the tax consequences of any such assumption or addition of a co-obligor under the 2028 notes.
Events of Default
Each of the following is an “Event of Default”:
(1)   there shall be a default in the payment of any interest on any 2028 note when it becomes due and payable, and such default shall continue for a period of 30 days;
(2)   there shall be a default in the payment of the principal of (or premium, if any, on) any 2028 note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);
(3)   (a) there shall be a default in the performance or breach of the provisions described under the first paragraph of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets,” only as such relate to the Company, (b) the Company shall have failed to make or consummate a Prepayment Offer in accordance with the provisions of the covenant described under “— Certain Covenants — Asset Sales” after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “— Change of Control” after the occurrence of a Change of Control, and, in the case of clause (b), after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding 2028 notes, in the case of clauses (b) and (c), such default or breach shall continue for a period of 30 days;
(4)   there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the 2028 Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 60 days (or 120 days in relation to the covenant described under “— Certain Covenants — Reports”) after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of then outstanding 2028 notes;
(5)   (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $20.0 million when the same shall become due and payable in full and such default shall have continued after the giving of any applicable notice and the expiration of any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;
(6)   any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the 2028 Indenture and any such Guarantee;
(7)   one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $20.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding in accordance with applicable law upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or
(8)   the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.
If an Event of Default (other than as specified in clause (8) of the prior paragraph with respect to the Company) shall occur and be continuing with respect to the 2028 Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the 2028 notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all 2028 notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) of the prior paragraph with respect to the Company occurs and is continuing, then all the 2028 notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the 2028 notes, together with accrued and unpaid interest, if any, to the date the 2028 notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by appropriate judicial proceedings.
After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of 2028 notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
(a)   the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the 2028 Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all 2028 notes then outstanding, (3) the principal of, and premium, if any, on any 2028 notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the 2028 notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the 2028 notes;
(b)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(c)   all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the 2028 notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the 2028 Indenture.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Holders of a majority in aggregate principal amount of the 2028 notes outstanding may on behalf of the Holders of all outstanding 2028 notes waive any past default or Event of Default under the 2028 Indenture and its consequences, except a default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any note (which may only be waived with the consent of each Holder 2028 notes affected) or (2) in respect of a covenant or provision which under the 2028 Indenture cannot be modified or amended without the consent of the Holder of each 2028 note affected by such modification or amendment.
If an Event of Default specified in clause (5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default shall have been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness shall have been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness. No Holder has any right to institute any proceedings with respect to the 2028 Indenture or any remedy thereunder, unless such Holder gives to the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the outstanding 2028 notes have made written request, and offered satisfactory indemnity to, the Trustee to institute such proceeding as Trustee under the 2028 notes and the 2028 Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding 2028 notes. Such limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.
The Company is required to notify the Trustee in writing within 30 days after it becomes aware of the occurrence and continuance of any Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period. The Company is required to deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, a written certificate as to compliance with the 2028 Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the 2028 Indenture at the request or direction of any of the Holders unless such Holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.
No Personal Liability of Directors, Officers, Employees, Limited Partners and Stockholders
No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the 2028 notes, the 2028 Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 2028 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2028 notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Defeasance or Covenant Defeasance of 2028 Indenture
The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the 2028 notes and the Guarantees discharged with respect to the outstanding 2028 notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the 2028 Indenture and the Guarantees shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 2028 notes and the Guarantees, except for
(1)   the rights of Holders of such 2028 notes to receive payments in respect of the principal of, premium, if any, and interest on such 2028 notes from Funds in Trust (as defined below) when such payments are due,
(2)   the Company’s obligations with respect to the 2028 notes concerning issuing temporary notes, registration of 2028 notes, mutilated, destroyed, lost or stolen notes of 2028 notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)   the rights, powers, trusts, duties and immunities of the Trustee, and
(4)   the defeasance provisions of the 2028 Indenture.
In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to their obligations under “— Change of Control” and under all of the covenants that are described under “— Certain Covenants” (other than the covenant described in the first paragraph under “— Certain Covenants — Consolidation, Merger and Sale of Assets,” except to the extent described below) and the operation of clauses (3) through (7) under “— Events of Default” and the limitations described in clause (4) of the first paragraph under “— Certain Covenants — Consolidation, Merger and Sale of Assets” (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the 2028 notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the 2028 notes.
In order to exercise either defeasance or covenant defeasance,
(a)   the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (x) cash in United States dollars or (y) cash in United States dollars, U.S. Government Obligations, or a combination thereof (in each case, “Funds in Trust”), in such amounts as, in the aggregate, will be sufficient (in the case of clause (y), in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm), to pay and discharge the principal of, premium, if any, and interest on the outstanding 2028 notes on the Stated Maturity (or the applicable redemption date, if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding 2028 notes on such redemption date);
(b)   in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders and beneficial owners of the outstanding 2028 notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(c)   in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders and beneficial owners of the outstanding 2028 notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);
(e)   such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than the 2028 Indenture);
(f)   the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor; and

(g)   the Company will have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.
Satisfaction and Discharge
The 2028 Indenture will, upon written request of the Company pursuant to an officers’ certificate, be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the 2028 notes as expressly provided for in the 2028 Indenture) as to all outstanding 2028 notes under the 2028 Indenture when:
(a)   either:
(1)
all such 2028 notes theretofore authenticated and delivered (except lost, stolen or destroyed 2028 notes which have been replaced or paid or 2028 notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the 2028 Indenture) have been delivered to the Trustee for cancellation, or

(2)
all 2028 notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b)   the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount (x) in United States dollars or (y) in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient (in the case of clause (y), in the opinion of a nationally recognized independent accounting firm or a nationally recognized investment banking firm) to pay and discharge the entire indebtedness on the 2028 notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;
(c)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit) and such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than the 2028 Indenture);
(d)   the Company or any Guarantor has paid or caused to be paid all other sums payable under the 2028 Indenture by the Company and any Guarantor;
(e)   the Company has delivered to the Trustee an officers’ certificate and an opinion of independent counsel each stating that all conditions precedent under the 2028 Indenture relating to the satisfaction and discharge of the 2028 Indenture have been complied with; and
(f)   the Company has delivered irrevocable instructions to the Trustee to apply any deposited money described in clause (b) to the payment of the 2028 notes at Maturity, Stated Maturity or the redemption date, as the case may be.
Amendments and Waivers
Modifications, waivers and amendments of the 2028 Indenture may be made by the Company, each Guarantor, if any, any other obligor under the 2028 notes, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the 2028 notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2028 notes); provided that no such modification, waiver or amendment may, without the consent of the Holder of each outstanding 2028 note affected thereby:

(1)   change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such 2028 note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such 2028 note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);
(2)   amend, change or modify, (a) after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, in accordance with the covenant described under “— Certain Covenants — Asset Sales,” the obligation of the Company, to make such Prepayment Offer or (b) the obligation of the Company, after the occurrence of a Change of Control, to make a Change of Control Offer in accordance with “— Change of Control”;
(3)   reduce the percentage in principal amount of such outstanding 2028 notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of the 2028 Indenture;
(4)   modify any of the provisions of the 2028 Indenture requiring the consent of Holders or relating to the waiver by Holders of past defaults or relating to the waiver by Holders of certain covenants, except to increase the percentage of such outstanding 2028 notes required for such actions or to provide that certain other provisions of the 2028 Indenture cannot be modified or waived without the consent of the Holder of each such 2028 note affected thereby;
(5)   voluntarily release, other than in accordance with the 2028 Indenture, the Guarantee of any Guarantor; or
(6)   amend or modify any of the provisions of the 2028 Indenture in any manner which subordinates the 2028 notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.
Notwithstanding the foregoing, without the consent of any Holders, the Company, any Guarantor, any other obligor under the 2028 notes outstanding and the Trustee may modify, supplement or amend the 2028 Indenture or the 2028 notes:
(1)   to evidence the succession of another Person to the Company, a Guarantor or any other obligor under the 2028 notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the 2028 Indenture and in the 2028 notes and in any Guarantee in accordance with the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets”;
(2)   to add to the covenants of the Company, any Guarantor or any other obligor under the 2028 notes for the benefit of the Holders, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the 2028 notes, as applicable, in the 2028 Indenture, in the 2028 notes or in any Guarantee;
(3)   to cure any ambiguity, omission or mistake, or to correct or supplement any provision in the 2028 Indenture, the 2028 notes or any Guarantee which may be defective or inconsistent with any other provision in the 2028 Indenture, the 2028 notes or any Guarantee;
(4)   to make any provision with respect to matters or questions arising under the 2028 Indenture, the 2028 notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the Holders in any material respect;
(5)   to add a Guarantor or additional obligor under the 2028 Indenture or permit any Person to guarantee the 2028 notes and/or obligations under the 2028 Indenture;
(6)   to release a Guarantor as provided in the 2028 Indenture;

(7)   to evidence and provide for the acceptance of the appointment of a successor Trustee under the 2028 Indenture and to add to or change any of the provisions of the 2028 Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the 2028 Indenture by more than one Trustee;
(8)   to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s or any Guarantor’s obligations under the 2028 Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to the 2028 Indenture or otherwise;
(9)   to provide for the issuance of Additional Notes under the 2028 Indenture in accordance with the limitations set forth in the 2028 Indenture;
(10)   to comply with the rules of any applicable securities depositary;
(11)   to provide for uncertificated 2028 notes in addition to or in place of certificated 2028 notes;
(12)   to comply with the requirements of the Commission in order to effect or maintain the qualification of the 2028 Indenture with respect to the 2028 notes under the Trust Indenture Act;
(13)   to conform the text of the 2028 Indenture, the 2028 notes or the Guarantees to any provision of the “Description of the 2028 notes” contained in this prospectus supplement; or
(14)   to provide for the reorganization of the Company as any other form of entity in accordance with the fourth paragraph of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets.”
The Holders of a majority in aggregate principal amount of the 2028 notes outstanding may waive compliance with certain restrictive covenants and provisions of the 2028 Indenture, except in the case of the matters specified in the first paragraph under this caption “Amendments and Waivers.”
The consent of the Holders is not necessary under the 2028 Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the 2028 Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.
Transfer and Exchange
A Holder may transfer or exchange 2028 notes in accordance with the 2028 Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the 2028 Indenture. The Company is not required to transfer or exchange any 2028 note for a period of 15 days before a selection of 2028 notes to be redeemed.
The registered holder of a 2028 note will be treated as the owner of it for all purposes.
Governing Law
The 2028 Indenture, the 2028 notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), the Trustee under the 2028 Indenture, is the agent and registrar for the new 2028 notes.
The 2028 Indenture contains certain limitations provided in the Trust Indenture Act on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company or any Guarantor; provided that if it acquires any conflicting interest as defined in the Trust Indenture Act it must either eliminate such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the 2028 Indenture.
The Holders of a majority in principal amount of the then outstanding 2028 notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions and the rights of the Trustee. The 2028 Indenture provides that if an Event of Default occurs (which has not been cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the 2028 Indenture, to use the degree of care in their exercise of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2028 Indenture at the request or direction of any Holder unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry, Delivery and Form
Except as set forth below, the new 2028 notes will be issued in registered, global form. The new 2028 notes will be issued at the closing of this offering only against payment in immediately available funds. The new 2028 notes initially will be represented by one or more permanent global notes in registered form without interest coupons (collectively, the “Global Notes”).
The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for 2028 notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of 2028 notes in certificated form.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
1.   upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

2.   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).
Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of beneficial interests in the Global Notes will not have 2028 notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the 2028 Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the 2028 notes under the 2028 Indenture. Under the terms of the 2028 Indenture, the Company, the Guarantors and the Trustee will treat the Persons in whose names the 2028 notes, including the Global Notes, are registered as the owners of the 2028 notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee has or will have any responsibility or liability for:
1.   any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
2.   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the 2028 notes, is to credit the accounts of the relevant Participants with the payment on the payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the 2028 notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of 2028 notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. None of the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the 2028 notes, and the Company, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the 2028 notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests of Global Notes and only in respect of such portion of the aggregate principal amount of 2028 notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the 2028 notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such 2028 notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:
1.   DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days;
2.   the Company, at its option, notifies the Trustee in writing that the Company consents to the issuance of Certificated Notes; or
3.   there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes.
Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the 2028 Indenture, including if an Affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Notice to Investors,” unless that legend is not required by the 2028 Indenture and shall be subject to all restrictions on transfer contained therein.
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the 2028 Indenture.
Same-Day Settlement and Payment
The 2028 Indenture requires that payments in respect of the 2028 notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The 2028 notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such 2028 notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
“2025 notes” means the Company’s 9.500% Senior Notes Due 2025 in the aggregate principal amount of $600 million issued on the Issue Date.
“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.
“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) Permitted Business Investments, (v) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business or (vi) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (vi), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.
“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:
(a)
the sum of

(1)
discounted future net revenues from proved oil and gas reserves of the Company and the Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year-end), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis in accordance with Commission guidelines, in the case of the foregoing clauses (1) through (4) utilizing the prices and costs calculated in accordance with Commission guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end; provided, however, that in the case of each of the determinations made pursuant to the foregoing clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers,
(2)
the capitalized costs that are attributable to Oil and Gas Properties of the Company and the Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements,

(3)
the Net Working Capital of the Company and the Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(4)
the greater of (1) the net book value of other tangible assets of the Company and the Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and the Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided that, if no such appraisal has been obtained, the Company shall not be required to obtain such an appraisal and only clause (a)(iv)(1) of this definition shall apply, minus,

(b)
the sum of:

(1)
Minority Interests,

(2)
any net gas balancing liabilities of the Company and the Restricted Subsidiaries, as reflected in the Company’s latest annual or quarterly balance sheet, to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) of this definition,

(3)
to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (but utilizing prices and costs calculated in accordance with Commission guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and the Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), and

(4)
the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and the Restricted Subsidiaries with respect to Dollar Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition (including, without limitation, by way of merger or consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:
(1)   any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary);
(2)   all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or
(3)   any other properties and assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.
For the purposes of this definition, the term Asset Sale shall not include:
(A)
any disposition (including by way of a merger or consolidation) that is governed by the provisions of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets,”

(B)
any disposition that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the 2028 Indenture,

(C)
any disposition that would be (i) a Restricted Payment that would be permitted to be made as a Restricted Payment, or (ii) a Permitted Investment or a Permitted Payment,

(D)
the disposition of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other similar property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E)
the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business,

(F)
the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

(G)
any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the Property that is subject thereto,

(H)
the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I)
an Asset Swap,

(J)
the creation or incurrence of any Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Lien,

(K)
the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(L)
any disposition of assets or Capital Stock (in any Transaction) the Fair Market Value of which, when combined with the Fair Market Value at the time of disposition of all other such dispositions in the same Transaction effected pursuant to this clause (L), in the aggregate, does not exceed $5.0 million,

(M)
the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves,

(N)
any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, or

(O)
the disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 of the Internal Revenue Code or any successor or analogous provisions of the Internal Revenue Code.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 120 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Company or any Restricted Subsidiary and another Person; provided, that any cash received must be applied in accordance with the covenant described under “— Certain Covenants — Asset Sale” as if the Asset Swap were an Asset Sale.
“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Board of Directors” means:
(A)
with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

(B)
with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(C)
with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same the manager or board of managers or managing member or members or any controlling committee thereof; and

(D)
with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” of any Person means any obligation of such Person under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “— Certain Covenants — Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.
“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests in such Person whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests in such Person (if a limited liability company), any other interest or participation that confers on any other Person the right to receive a share of the overall profits and losses of, or distributions of assets of, such Person, including any Preferred Stock, and any rights, warrants or options exercisable for, exchangeable for or convertible into such Capital Stock in any such case other than debt securities exercisable for, exchangeable for or convertible into Capital Stock.
“Cash Equivalents” means
(1)
any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2)
marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” (or the equivalent thereof) from either S&P or Moody’s,

(3)
deposits, time deposit accounts, certificates of deposit, money market deposits, overnight bank deposits or acceptances of any financial institution having capital and surplus in excess of $100.0 million and whose senior unsecured debt either (a) is rated at least “A-2” by S&P or at least “P-2” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better,

(4)
commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated in one of the two highest ratings categories by S&P or Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments,

(5)
repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1), (2) or (3) above that are entered into with a financial institution described in clause (3) above and mature within 365 days from the date of acquisition,

(6)
money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5), and

(7)
marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

“Cash Management Obligations” means, with respect to the Company or any Guarantor, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit.
“Change of Control” means the occurrence of any of the following events:
(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all its assets) (measured by voting power rather than the number of shares);

(2)
during any period of two consecutive years, individuals who at the beginning of such period (or, if later, the Issue Date) constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period (or, if later, the Issue Date) or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3)
the Company sells, assigns, conveys, transfers, leases or otherwise disposes of (other than by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)
the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets.”

Notwithstanding the preceding, a conversion of the Company or any Restricted Subsidiary from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time) the Capital Stock of the Company immediately prior to such transactions continue to “beneficially own” in the aggregate more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares), or continue to “beneficially own” sufficient equity interests in such entity to elect a majority of its directors, managers, trustees or other Persons serving in a similar capacity for such entity, and, in either case no Person, other than one or more Permitted Holders, “beneficially owns” more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares).
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the 2028 Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.
“Commodity Agreements” means, with respect to any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement, hedging agreements and other agreements or arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) or any combination thereof entered into by such Person in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person or its Subsidiaries for the purpose of protecting, on a net basis, against price risks, basis risks or other risks encountered in the Oil and Gas Business.
“Company” means Vital Energy, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of the 2028 Indenture, and thereafter Company shall mean such successor Person.
“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of
(a)
without duplication, the sum of Consolidated Net Income (Loss) and, in each case to the extent deducted (and not added back) in computing Consolidated Net Income (Loss) for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such four fiscal quarters, less all non-cash items increasing Consolidated Net Income for such four fiscal quarters, in each case, of the Company and the Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, to

(b)
without duplication, Consolidated Interest Expense of the Company for such four fiscal quarters;

provided, however, that:
(1)
if the Company or any Restricted Subsidiary:

(A)   has incurred any Indebtedness since the beginning of such period that remains outstanding on the relevant date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination; provided that, in each case, such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (B)); or
(B)   has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;
(2)
if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is such an Asset Sale, the Consolidated Net Income for such period will be reduced by an amount equal to the Consolidated Net Income (Loss) (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Net Income (Loss) (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)
if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under the 2028 Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4)
if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Net Income (Loss), including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission); and provided further that
(1)
in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the average rate in effect for the period had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof) and (B) bearing an interest rate (x) at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary or (y) that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate, shall be calculated based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or such Restricted Subsidiary may designate, and

(2)
in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving Credit Facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise or other taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.
“Consolidated Interest Expense” of the Company means, without duplication, for any period, the sum of
(a)
the interest expense, less interest income, of the Company and the Restricted Subsidiaries for such period, on a Consolidated basis, whether paid or accrued, including, to the extent not included in such interest expense and without duplication, with respect to such Person and its Restricted Subsidiary for such period,

(1)
amortization of debt discount (excluding amortization of capitalized debt issuance costs) (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense),

(2)
the net cash costs associated with Interest Rate Agreements (including amortization of fees and discounts); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income,

(3)
the interest portion of any deferred payment obligation,

(4)
all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(5)
accrued interest, plus

(b)
(1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, and (2) all interest expense that has been capitalized, plus

(c)
the interest expense under any Guaranteed Debt of the Company and any Restricted Subsidiary or Indebtedness secured by a Lien on assets of the Company and any Restricted Subsidiary, to the extent not included under any other clause hereof, but only to the extent such Guarantee becomes payable by the Company or the Restricted Subsidiaries or such Lien becomes subject to foreclosure, plus

(d)
dividend payments of the Company with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person or payable to the Company or any Restricted Subsidiary), minus, to the extent included above, any interest attributable to Dollar Denominated Production Payments.
“Consolidated Net Income (Loss)” of the Company means, for any period, the Consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,
(1)
all extraordinary gains or losses (together with related provisions for taxes) (less all fees and expenses relating thereto),

(2)
the portion of net income (or loss) of the Company and the Restricted Subsidiaries on a Consolidated basis allocable to Minority Interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that, in the case of net income, cash dividends or distributions have not actually been received, or, in the case of net loss, cash has been contributed to fund such loss, by the Company or one of the Company’s Consolidated Restricted Subsidiaries,

(3)
any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4)
gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (excluding, without limitation, from the calculation of Consolidated Net Income (Loss), dispositions pursuant to Sale and Leaseback Transactions, but not excluding from such calculation transactions such as farm-outs, sales of leasehold inventory, sales of undivided interests in drilling prospects, and sales or licenses of seismic data or other geological or geophysical data or interpretations thereof),

(5)
the net income of the Company or any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by the Company or such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Restricted Subsidiary or its stockholders,

(6)
any write-downs or impairments of assets (including goodwill) on or related to Hydrocarbon properties or other non-current assets, under applicable GAAP or Commission guidelines,

(7)
any cumulative effect of a change in accounting principles,

(8)
any unrealized non-cash gains or losses on charges in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements, including those resulting from the application of ASC 815,

(9)
any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards, and

(10)
all deferred financing costs or other financial recapitalization charges written off, and premiums or penalties paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of
(1)
the Consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date; plus

(2)
the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“Consolidated Non-cash Charges” of the Company means, for any period, the aggregate depreciation, depletion, amortization, impairment and exploration and abandonment expense and other non-cash charges of the Company and the Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge (other than a charge for future obligations with respect to the abandonment or retirement of assets) that requires an accrual or reserve for cash charges for any future period).
“consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would be consolidated with those of such Person, in accordance with GAAP; provided, however, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term “Consolidated” or “consolidated” shall have a similar meaning.
“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities, loan agreements or other financing agreements, in each case the majority of the loans or commitments under which, as of the date of the closing of such facilities or agreements, are provided by commercial banks, by affiliates of commercial banks customarily engaging in making or providing commercial loans or other financing, or by governmental authorities, and which facilities or agreements provide for revolving loans, term loans, letters of credit or similar financing arrangements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part from time to time with facilities or agreements that satisfy the above requirements.
“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.
“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date that is the earlier of (a) the date 91 days after the date on which no 2028 notes are outstanding and (b) the final Stated Maturity of the principal of the 2028 notes or is redeemable at the option of the holder thereof at any time prior to such date (other than, in any case, upon a change of control of or sale of assets by the Company in circumstances where the Holders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such date at the option of the holder thereof; provided that only the portion of Capital Stock which is mandatorily redeemable is so redeemable or so convertible or exchangeable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.
“Dollar Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Investor” means each of (i) Warburg Pincus Private Equity IX L.P., (ii) Warburg Pincus Private Equity X O&G, L.P. and (iii) Warburg Pincus X Partners, L.P.
“Equity Offering” means an underwritten public offering or nonpublic, unregistered or private placement of Qualified Capital Stock of the Company or any contribution to capital of the Company in respect of Qualified Capital Stock of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Exchanged Properties” means Additional Assets received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other properties or assets.
“Existing Senior Notes” means the Company’s 5 5/8% Senior Notes Due 2022 in the aggregate principal amount of $450,000,000 outstanding on the Issue Date and the Company’s 6 1/4% Senior Notes due 2023 in the aggregate principal amount of $350,000,000 outstanding on the Issue Date.
“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $20.0 million shall be determined by the Board of Directors of the Company acting in good faith, which determination will be conclusive for all purposes under the 2028 Indenture, in which event it shall be evidenced by a resolution of the Board of Directors of the Company, and any lesser Fair Market Value shall be determined by the principal financial officer or principal accounting officer of the Company acting in good faith, which determination will be conclusive for all purposes under the 2028 Indenture.
“Foreign Subsidiary” means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any state thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.
“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. All ratio computations based on GAAP contained in the 2028 Indenture will be computed in conformity with GAAP.
“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.
“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(1)
to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)
to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3)
to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)
to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

(5)
otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or any obligation to the extent it is payable only in Qualified Capital Stock of the guarantor.
“Guarantors” means (i) Vital Midstream and (ii) any Subsidiary of the Company that is a guarantor of the 2028 notes, including any Person that is required after the Issue Date to execute a guarantee of the 2028 notes pursuant to the covenant described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries,” until a successor replaces such party pursuant to the applicable provisions of the 2028 Indenture and, thereafter, shall mean such successor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the 2028 Indenture.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances related to the foregoing, including, but not limited to, liquefied petroleum gas, natural gas, kerosene, sulfur, lignite, coal, all gas resulting from the in-situ combustion of coal or lignite, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom.
“Indebtedness” means, with respect to any Person, without duplication,
(1)
(a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, and (b) all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1)(a), (2), (3) or (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit),

(2)
all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)
all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business,

(4)
all obligations under or in respect of Currency Agreements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5)
all Capital Lease Obligations of such Person,

(6)
the Attributable Indebtedness related to any Sale and Leaseback Transaction,

(7)
all Indebtedness referred to in clauses (1) through (6) above of other Persons, to the extent the payment of such Indebtedness is secured by any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8)
all Guaranteed Debt of such Person,

(9)
all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, and

(10)
Preferred Stock of any Restricted Subsidiary or any Guarantor, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

if and to the extent (solely in the case of the obligations specified in clauses (1)(a)(ii), (3) and (5)) such obligations would appear as liabilities upon the Consolidated balance sheet of such Person in accordance with GAAP; provided, however, that the following shall in any event not constitute “Indebtedness”:
(a)
any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(b)
accrued current liabilities and Trade Accounts Payable arising in the ordinary course of business;

(c)
any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(d)
in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary, any obligations arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, contingent payment obligations (including earnouts) based on a final financial statement or performance of acquired or disposed of assets or similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with such acquisition or disposition;

(e)
oil or natural gas balancing obligations or liabilities incurred in the ordinary course of business;

(f)
any obligation in respect of any Commodity Agreement;

(g)
any unrealized losses or charges in respect of Currency Agreements, Commodity Agreements or Interest Rate Agreements (including those resulting from the application of ASC 815);

(h)
any obligations in respect of (i) bid, performance, completion, surety, appeal and similar bonds, (ii) obligations in respect of bankers acceptances, (iii) insurance obligations or bonds and other similar bonds and obligations and (iv) any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (i), (ii), (iii) or (iv) of this clause (h), are incurred in the ordinary course of the business of the Company and the Restricted Subsidiaries and do not relate to obligations for borrowed money;

(i)
any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(j)
any obligations under Currency Agreements and Interest Rate Agreements; provided, that such agreements are entered into for bona fide hedging purposes of the Company or the Restricted

Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements are not entered into for speculative purposes;
(k)
any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;

(l)
all contracts and other obligations, agreements, instruments or arrangements described in clauses (iii), (iv), (v) and (vi) of the definition of “Oil and Gas Liens” and clause (j) of the definition of “Permitted Lien”; and

(m)
Production Payments and Reserve Sales.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2028 Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.
Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the merger or asset acquisition, as the case may be.
The “amount” or “principal amount” of Indebtedness at any time of determination as used herein shall, except as set forth below, be determined in accordance with GAAP:
(1)
the “amount” or “principal amount” of any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof;

(2)
the “amount” or “principal amount” of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

(3)
the “amount” or “principal amount” of all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP; and

(4)
the “amount” or “principal amount” of all other contingent obligations shall be the maximum liability at such date of such Person.

“Indenture Obligations” means the obligations of the Company and any other obligor under the 2028 Indenture or under the 2028 notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the 2028 Indenture, the 2028 notes and the performance of all other obligations to the Trustee and the Holders under the 2028 Indenture and the 2028 notes, according to the respective terms thereof.
“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to such Person or any payment for property or services for the account or use of such Person), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. “Investment” shall exclude, as to any Person, direct or indirect advances or payments to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on such Person’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business, any debt or extension of credit represented by a bank deposit other than a time deposit, any interest in an oil or gas leasehold to the extent constituting a security under applicable law and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in clause (a) of the covenant described under “— Certain Covenants — Restricted Payments.” The amount of the investment shall be its Fair Market Value at the time the investment is made and shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“Investment Grade Rating” means at least BBB-, in the case of S&P (or at least its equivalent under any successor rating categories of S&P), at least Baa3, in the case of Moody’s (or at least its equivalent under any successor rating categories of Moody’s), or, if either such entity ceases to make its rating on the 2028 notes publicly available for reasons outside the Company’s control, at least the equivalent in respect of the rating categories of any Rating Agency substituted for S&P or Moody’s in accordance with the definition of “Rating Agencies.”
“Issue Date” means July 24, 2020, the original issue date of the 2028 notes (excluding, for such purposes, the new 2028 notes and any other Additional Notes) under the 2028 Indenture.
“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. Notwithstanding any other provisions of the 2028 Indenture, references herein to Liens permitted to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to permit Liens to exist upon any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).
“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and as to which the Company or any Restricted Subsidiary is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the foregoing requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the covenant described under “— Certain Covenants — Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Maturity” means the date on which the principal becomes due and payable as therein provided or as provided in the 2028 Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.
“Measurement Date” means the Issue Date.
“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.
“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).
“Net Available Cash” from an Asset Sale or Sale and Leaseback Transaction means cash proceeds received therefrom (including any (i) cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (ii) net proceeds from the sale or disposition of any Liquid Securities, in each case, only as and when received and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary and (y) except to the extent subsequently converted to cash or Cash Equivalents, Liquid Securities, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:
(a)
all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale and Leaseback Transaction;

(b)
all payments made on any Indebtedness, Currency Agreement, Commodity Agreement or Interest Rate Agreement which is secured by any assets subject to such Asset Sale or Sale and Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale and Leaseback Transaction; provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder;

(c)
all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale and Leaseback Transaction;

(d)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale and Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale and Leaseback Transaction; and

(e)
all relocation expenses as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;

provided that, if any consideration for an Asset Sale or Sale and Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, or as a reserve in accordance with GAAP, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or the Restricted Subsidiaries from escrow or is released from such reserve.
“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in the covenant described under “— Certain Covenants —Restricted Payments,” the aggregate proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or (b) taxes paid or payable or required to be accrued as a liability under GAAP as a result thereof.
“Net Working Capital” means (i) all current assets of the Company and the Restricted Subsidiaries, less (ii) all current liabilities of the Company and the Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP; provided that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt or commodity price risk management activities arising in the ordinary course of the Oil and Gas Business; (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock or other equity based awards; and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment or asset retirement liabilities.
“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary and is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a resolution of the Board of Directors of the Company.
“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, servicing, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting Hydrocarbons, Hydrocarbon properties or Hydrocarbon assets and other related energy businesses and activities arising from, relating to or necessary, ancillary, complementary or incidental to the foregoing.
“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; (v) Liens on pipelines or pipeline facilities that arise by operation of law; and (vi) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, marketing, refining or storage, abandonment or operation thereof.
“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.
“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the 2028 notes or a Guarantee, as the case may be.
“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the 2028 Indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:
(1)
of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)
of a Person that was merged or consolidated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger or consolidation;

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or a Restricted Subsidiary, as applicable, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation),
(a)
the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock,” or

(b)
the Consolidated Fixed Charge Coverage Ratio for the Company would be no smaller than the Consolidated Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business as a means of engaging therein through agreements, transactions, properties, interests or arrangements that permit one to share or transfer risks or costs, comply with regulatory requirements regarding local ownership or otherwise or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including (i) ownership interests in Hydrocarbon properties and interests therein, liquid natural gas facilities, drilling operations, processing facilities, refineries, gathering systems, pipelines, storage facilities, related systems or facilities, ancillary real property interests and interests therein; (ii) entry into and Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies), working interests, royalty interests, mineral leases, production sharing agreements, production sales and marketing agreements, subscription agreements, stock purchase agreements, stockholder agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary, division orders, participation agreements, master limited partnership agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, communitizations, declarations, orders and agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, or other similar or customary agreements, transactions, properties, interests or arrangements, Asset Swaps, and exchanges of properties of the Company or the Restricted Subsidiaries for other properties that, together with any cash and Cash Equivalents in connection therewith, are of at least equivalent value as determined in good faith by the Board of Directors of the Company with third parties, excluding, however, Investments in corporations or Unrestricted Subsidiaries that are Permitted Investments; (iii) capital expenditures, including, without limitation, acquisitions of properties that are related or incidental to, or used or useful in connection with, the Oil and Gas Business or other business activities that are not prohibited by the terms of the 2028 Indenture, and interests therein; and (iv) Investments of operating funds on behalf of co-owners of properties used in the Oil and Gas Business of the Company or the Subsidiaries of the Company pursuant to joint operating agreements.
“Permitted Holder” means the Equity Investors and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of

Control Offer is (or pursuant to the third to last paragraph under “— Change of Control” is not required to be) made in accordance with the requirements of the 2028 Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Investment” means:
(1)
Investments by the Company or any Restricted Subsidiary in (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2)
Indebtedness of the Company or a Restricted Subsidiary described under clauses (4) and (5) of the definition of “Permitted Debt”;

(3)
repurchases of or other Investments in any of the 2028 notes or Guarantees;

(4)
cash and Cash Equivalents;

(5)
Investments in property, plants and equipment used in the ordinary course of business and Permitted Business Investments;

(6)
Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under “— Certain Covenants — Asset Sales” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(7)
Investments in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other transfers of cash or other assets in respect of such Investments;

(8)
Investments acquired in exchange for the issuance of, or out of the Net Cash Proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Qualified Capital Stock of the Company;

(9)
Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10)
relocation allowances for, and loans or advances to, officers, directors or employees of the Company or the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2.0 million;

(11)
receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(12)
payroll, commission, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)
any Investments received in good faith in settlement of litigation, arbitration or other disputes (including pursuant to any workout, restructuring, recapitalization or bankruptcy or insolvency proceedings) with Persons who are not Affiliates, or compromise or resolution of, or upon satisfaction of judgments with respect to receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure or title transfer by the Company or any Restricted Subsidiary with respect to a secured Investment in default;

(14)
any Person to the extent such Investments consist of Commodity Agreements, Interest Rate Agreements or Currency Agreements otherwise permitted under the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(15)
Investments in a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets” to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(16)
Investments in any units of any oil and gas royalty trust;

(17)
Guarantees of Indebtedness permitted under the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(18)
Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(19)
advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Company or any Restricted Subsidiary;

(20)
any other Investment the amount of which, when combined with the aggregate amount of all other outstanding Investments made pursuant to this clause (20), does not exceed the greater of (x) $20.0 million and (y) 1.0% of Adjusted Consolidated Net Tangible Assets determined at the time the Investment is made; provided that, if any Investment is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person later becomes a Restricted Subsidiary, such Investment shall be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; and

(21)
guarantees received with respect to any Permitted Investment listed above.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value or writeups, writedowns or writeoffs.
With respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.
“Permitted Lien” means:
(a)
any Lien existing as of the Issue Date to the extent and in the manner such Liens are securing Indebtedness or obligations existing on the Issue Date;

(b)
any Lien securing Indebtedness under a Credit Facility permitted to be incurred under clause (1) of paragraph (b) of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that the aggregate amount of such Indebtedness does not exceed the aggregate amount that would be allowed under clause (1) of paragraph (b) determined as of the date of the incurrence of such Indebtedness;

(c)
any Lien securing 2028 notes, the Guarantees and other obligations arising under the 2028 Indenture;

(d)
Liens securing Permitted Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the 2028 Indenture and which has been incurred in accordance with the provisions of the 2028 Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary not securing the Indebtedness so Refinanced;
(e)
any Lien arising by reason of:

(1)
any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2)
taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(3)
security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or similar legislation;

(4)
good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(5)
survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or the Restricted Subsidiaries or the value of such property for the purpose of such business;

(6)
deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(7)
operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business, to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(8)
Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; or

(9)
normal depository or cash-management arrangements with banks;

(f)
any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or the Restricted Subsidiaries; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(g)
any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or the Restricted Subsidiaries and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(h)
any Lien securing Indebtedness permitted to be incurred pursuant to clause (7) of the definition of “Permitted Debt,” so long as none of such Indebtedness constitutes debt for borrowed money;

(i)
any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred or assumed in accordance with the 2028 Indenture solely in connection with the acquisition, construction, improvement or development of real or personal, moveable or immovable property; provided that such Liens only extend to such property so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)), such Indebtedness secured by such Lien shall either (x) be in an amount not in excess of the original purchase price or the original cost of such property so acquired, constructed, improved or developed or (y) be with recourse solely to such assets, in the case of clause (x) or (y), together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof), the incurrence of such Indebtedness is permitted by the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock” and such Lien is incurred not more than 360 days after the later of the acquisition or completion of construction, improvement or development of the property subject to such Lien;

(j)
leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries;

(k)
(1) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided, further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (2) Liens on property, assets or shares of Capital Stock existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(l)
Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money;

(m)
Liens on the Capital Stock of any Unrestricted Subsidiary owned by the Company or any Restricted Subsidiary to the extent securing Indebtedness of such Unrestricted Subsidiary;

(n)
Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(o)
Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(p)
Liens securing any insurance premium financing under customary terms and conditions; provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(q)
Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of any such bank;

(r)
Liens arising under the 2028 Indenture in favor of the Trustee thereunder for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the 2028 Indenture including the indentures governing the Existing Senior Notes or the 2025 notes; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;
(s)
Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “— Certain Covenants — Restricted Payments”;

(t)
any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (s) so long as no additional collateral is granted as security thereby; and

(u)
in addition to the items referred to in clauses (a) through (t) above, any Lien of the Company or any Restricted Subsidiary to secure Indebtedness the amount of which, when combined with the outstanding amount of all other Indebtedness secured by Liens incurred pursuant to this clause (u), does not exceed $15.0 million.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).
Notwithstanding anything in clauses (a) through (u) of this definition, the term Permitted Liens does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than (i) Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after, the acquisition of the properties or assets that are subject thereto and (ii) Volumetric Production Payments that constitute Asset Sales.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in a Refinancing of other Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:
(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced; and

(3)
if the Indebtedness being Refinanced is subordinated in right of payment to the 2028 notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the 2028 notes or such Guarantee, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced or shall be Capital Stock of the obligor on the Indebtedness being Refinanced.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
“Production Payments” means, collectively, Dollar Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a bonus, rental payment, royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.
“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).
“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary that are acquired, constructed, improved or developed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that
(1)
the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into no later than 360 days after the acquisition or completion of the construction, improvements or development of such assets and shall at all times be confined solely to the assets so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)),

(2)
at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of improvements, additions, accessions and contractual rights relating primarily thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3)
either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into (except as specified in clause (2)) exceed 100% of the purchase price to the Company or a Restricted Subsidiary, as the case may be, of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with, in the case of clause (A) or (B), any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.
“Rating Agencies” means (a) S&P and Moody’s or (b) if S&P or Moody’s or both of them are not making ratings of the 2028 notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue an Indebtedness in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Related Parties” means:
(1)
any controlling stockholder, partner, member, 51% (or more) owned Subsidiary or immediate family member (in the case of an individual) of any Equity Investor; or

(2)
any trust, corporation, partnership, limited liability company or other Person (other than any individual), the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of any one or more Equity Investors or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to a Designation (not subject to a subsequent Revocation) in compliance with the covenant described under “— Certain Covenants — Unrestricted Subsidiaries.”
“S&P” means S&P Global Ratings (or any successor to the rating agency business thereof).
“Sale and Leaseback Transaction” means, with respect to the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Senior Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017, by and among the Company, as Borrower, the financial institutions listed therein, as Banks, Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A., BMO Harris Financing, Inc., and Capital One, National Association, as Co-Syndication Agents, Societe Generale and The Bank of Nova Scotia, as Co-Documentation Agents, and Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One, National Association, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements (whether by the same or any other agent, lender or group of lenders), supplementations or other modifications of the foregoing) together with the related documents thereto (including, without limitation, any guarantee agreements and security documents).
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the Issue Date.
“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the 2028 notes or a Guarantee, as the case may be.
“Subsidiary” with respect to any Person, means any (i) corporation, association or other business entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the Voting Stock under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Trade Accounts Payable” means (a) accounts payable or other obligations of the Company or any Restricted Subsidiary created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.
“Transaction” means any transaction; provided that, if such transaction is part of a series of related transactions, “Transaction” refers to such related transactions as a whole.
“Unrestricted Subsidiary” means any Subsidiary of the Company designated (or deemed designated) as such pursuant to and in compliance with the covenant described under “— Certain Covenants — Unrestricted Subsidiaries.”
“Unrestricted Subsidiary Indebtedness” means Indebtedness of any Unrestricted Subsidiary.
(1)
as to which none of the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except to the extent of Capital Stock of such Unrestricted Subsidiary pledged as contemplated by clause (m) of the definition of “Permitted Lien” and for Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

(2)
which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the 2028 notes.
“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.
“Vital Midstream” means Vital Midstream Services, LLC, a Delaware limited liability company.
“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.
“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the members of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness or Preferred Stock into (2) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or

(with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

DESCRIPTION OF THE 2030 NOTES
The 9.750% Senior Notes due 2030 (the “2030 notes”) offered hereby will be issued under an indenture (the “Indenture”) to be entered among us, the guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The following is a summary of the material provisions of the 2030 notes and the Indenture and the terms used therein. Because this “Description of 2030 Notes” is only a summary of the provisions of the 2030 notes and the Indenture, you should refer to such documents for a complete description of the obligations of the Company and the Guarantors thereunder and your rights as a Holder.
The terms of the 2030 notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture is unlimited in aggregate principal amount, although the issuance of the 2030 notes in this offering will be limited to $500 million. We may issue an unlimited principal amount of additional 2030 notes in the future having identical terms and conditions as the 2030 notes, other than issue date, issue price and the first interest payment date (the “Additional Notes”). We will only be permitted to issue such Additional Notes in compliance with the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock.” Any Additional Notes will be part of the same series as the 2030 notes that will vote on all matters with the holders of the 2030 notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of 2030 Notes,” references to the 2030 notes include the 2030 notes and any Additional Notes actually issued.
You will find the definitions of capitalized terms used in this “Description of 2030 Notes” under the heading “— Certain Definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Vital Energy, Inc., the issuer of the 2030 notes, and not to any of its Subsidiaries.
The registered holder of a 2030 note will be treated as the owner of it for all purposes. Only registered holders of the 2030 notes have rights under the Indenture, and all references to “Holders” in this description are to registered holders of the 2030 notes issued under the Indenture.
Brief Description of the 2030 Notes and the Guarantees
The 2030 Notes
The 2030 notes will:
•
be general unsecured senior obligations of the Company;

•
rank equally in right of payment with all existing and future senior Indebtedness of the Company, including the Existing Senior Notes;

•
rank senior in right of payment to any future subordinated Indebtedness of the Company;

•
rank effectively junior in right of payment to the Company’s existing and future secured Indebtedness, including Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets of the Company constituting collateral securing such Indebtedness; and

•
be fully and unconditionally guaranteed by the Guarantors on a senior basis.

The Guarantees
Each guarantee of the 2030 notes will:
•
be a general unsecured senior obligation of the Guarantor;

•
rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor, including its guarantee of the Existing Senior Notes;

•
rank senior in right of payment to any future subordinated Indebtedness of the Guarantor; and

•
rank effectively junior in right of payment to all existing and future secured Indebtedness of the Guarantor, including any guarantee of Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets of the Guarantor constituting collateral securing such Indebtedness.

The 2030 notes will be structurally subordinated to any existing and future Indebtedness and other liabilities, including claims of trade creditors, of any Subsidiary of the Company that does not guarantee the 2030 notes. However, any Restricted Subsidiary that guarantees or becomes an obligor in respect of Indebtedness of the Company or any Restricted Subsidiary exceeding an aggregate principal amount of $15.0 million will be required to guarantee the 2030 notes, pursuant to a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the 2030 notes and the Indenture to the same extent as that set forth in the Indenture, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.
In the event of a bankruptcy, administrative receivership, composition, insolvency, liquidation or reorganization of any non-guarantor Subsidiary, such Subsidiary will pay the holders of its liabilities, including trade payables, before such Subsidiary will be able to distribute any of its assets to the Company or the Guarantors. As of June 30, 2023, on a pro forma basis after giving effect to this offering of the 2030 notes, the 2028 notes and the Equity Offering and the application of the net proceeds therefrom to (i) fund the satisfaction and discharge of the Company’s 9.500% Senior Notes due 2025 and (ii) repay a portion of the borrowings outstanding under our senior secured credit facility, the issuer would have had approximately $1.8 billion of total indebtedness (including the 2030 notes) of which $310.9 million would be secured indebtedness to which the 2030 notes would be effectively junior. Subject to the covenants set forth therein, the Indenture permits the Company and the Guarantors to incur additional Indebtedness, including secured Indebtedness. On the Issue Date, Vital Energy Technology, LLC, the revenues, assets and liabilities of which are immaterial as of the date of this prospectus supplement, shall constitute an Unrestricted Subsidiary.
Principal, Maturity and Interest
The Company will issue the 2030 notes in an initial aggregate amount of $500 million, maturing on October 15, 2030. The Indenture will provide for the issuance of an unlimited amount of Additional Notes having identical terms and conditions as the original 2030 notes offered hereby in all respects other than the date of issue, the issue price and, at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes or as to the first payment of interest following the issue date of such Additional Notes, subject to compliance with the covenants to be contained in the Indenture, including the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock.” The 2030 notes offered hereby and any Additional Notes will be treated as a single class of securities under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. For purposes of this “Description of 2030 Notes,” reference to the 2030 notes includes any Additional Notes, unless otherwise indicated. There can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes.
Interest on the 2030 notes will accrue at the rate of 9.750% per annum, and will be payable semiannually in cash on each April 15 and October 15, commencing October 15, 2024 to the Holders of record of 2030 notes on the immediately preceding April 1 and, October 1 as the case may be. Interest on the 2030 notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest on the 2030 notes will be computed on the basis of a 360-day year comprising twelve 30-day months.
If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made, without penalty, on the next succeeding business day with the same force and effect as if made on such interest payment date.
The principal of and premium, if any, and interest on the 2030 notes will be payable and will be exchangeable and transferable, at the office or agency of the paying agent and registrar maintained for such purposes or, at the option of the Company, payment of interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register of Holders. The Company may change the paying agent and registrar without notice to the Holders. The 2030 notes will be issued only in registered form without coupons and only in minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange or redemption of the 2030 notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Method of Payment
The 2030 notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose; provided, however, that (i) payments in respect of the 2030 notes represented by the Global Notes (as defined below) (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (“DTC”) with respect thereto; and (ii) payments in respect of the 2030 notes represented by any Certificated Notes (as defined below) (including principal, premium, if any, and interest) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such 2030 note at such office or agency): (a) if the Holder thereof has specified by written notice to the Trustee a U.S. dollar account maintained by such Holder with a bank located in the United States of America for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion) and such Holder owns $1 million or more of the 2030 notes, by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such 2030 note at its address set forth in the security register of Holders.
Paying Agent and Registrar
The Trustee will initially act as paying agent and registrar. The Company may change any paying agent or registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
Guarantees
The payment of the principal of and premium, if any, and interest on the 2030 notes, when and as the same become due and payable, will be guaranteed, jointly and severally, on a senior unsecured basis pursuant to the guarantee provisions of the Indenture, by the Guarantors. On the Issue Date, the Company’s existing subsidiary, Vital Midstream Services, LLC, will be a Restricted Subsidiary and a Guarantor, and is referred to in this “Description of 2030 Notes” as a Guarantor. In addition, if (a) any Person becomes a direct or indirect domestic Restricted Subsidiary, (b) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or (c) any other Restricted Subsidiary issues or guarantees any Indebtedness and, in the case of (a), (b) or (c), such Restricted Subsidiary is or becomes a guarantor or obligor in respect of any Indebtedness of the Company or any of its direct or indirect domestic Restricted Subsidiaries in an aggregate principal amount exceeding $15.0 million, the Company shall cause each such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the 2030 notes jointly and severally with any other Guarantors, fully and unconditionally, on a senior unsecured basis. See “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries.” Non-Guarantor Restricted Subsidiaries and Foreign Subsidiaries will not be required to issue a Guarantee under certain circumstances as described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries.” As of the date of this prospectus supplement, the Company has no Foreign Subsidiaries and no Non-Guarantor Restricted Subsidiaries.
The obligations of each Guarantor under its Guarantee are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor, and, after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See “Risk Factors — Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.” Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from any other non-paying Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor determined in accordance with GAAP.

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Restricted Subsidiary that is a Guarantor without limitation, or with or to other Persons upon the terms and conditions set forth in the Indenture. See “— Certain Covenants — Consolidation, Merger and Sale of Assets.”
The Guarantee of a Guarantor will be released automatically:
(1)
in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor or such Guarantor’s direct or indirect parent (including by way of merger or consolidation) to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of such Guarantor or such Guarantor’s direct or indirect parent complies with the covenant described under “— Certain Covenants — Asset Sales”;

(2)
in connection with any sale of all of the Capital Stock of such Guarantor or such Guarantor’s direct or indirect parent to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of such Guarantor or such Guarantor’s direct or indirect parent complies with the covenant described under “— Certain Covenants — Asset Sales”;

(3)
if the Company properly designates such Guarantor as a Non-Guarantor Restricted Subsidiary and such Restricted Subsidiary is not required at such time to issue a Guarantee of the 2030 notes pursuant to the covenant described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries”;

(4)
if the Company properly designates such Guarantor as an Unrestricted Subsidiary;

(5)
if such Guarantor is released from its guarantee issued pursuant to the terms of any Credit Facility (other than in connection with the acceleration of the Indebtedness thereunder) of the Company or any direct or indirect Restricted Subsidiary, and such Guarantor is not an obligor under any Indebtedness of the Company or any domestic Restricted Subsidiary (other than the 2030 notes) in excess of $10.0 million in aggregate principal amount;

(6)
upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default has occurred and is continuing; or

(7)
if legal or covenant defeasance of the 2030 notes has been effected or the 2030 notes are discharged in accordance with the procedures described below under “— Defeasance or Covenant Defeasance of Indenture” or “— Satisfaction and Discharge”;

provided that any such release and discharge pursuant to clause (1), (2), (3), (4), (5), (6) or (7) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company and the domestic Restricted Subsidiaries (other than the 2030 notes) having an aggregate principal amount in excess of $15.0 million shall also terminate at such time.
Special Mandatory Redemption
If (i) the Henry Acquisition has not been completed on or prior to 11:59 p.m. (New York City time) on January 11, 2024 (the “Outside Date”), or (ii) prior to 11:59 p.m. (New York City time) on the Outside Date, (a) we have decided that we will not pursue the consummation of the Henry Acquisition or (b) we have determined in our sole discretion that the consummation of the Henry Acquisition cannot or is not reasonably likely to be satisfied by 11:59 p.m. (New York City time) on the Outside Date (the earlier to occur of the events described in clauses (i) and (ii) of this sentence, the “Special Mandatory Redemption Event”), we will be required to redeem all of the outstanding 2030 notes on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 100% of the initial issue price of such notes, plus accrued and unpaid interest from the date of initial issuance of such notes to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

Upon the occurrence of a Special Mandatory Redemption Event, we will promptly (but in no event later than three Business Days following such Special Mandatory Redemption Event) notify the holders of such event (with an officers’ certificate certifying the occurrence of the Special Mandatory Redemption Event to be simultaneously delivered to the Trustee) (such date of notification to the holders, the “Special Mandatory Redemption Notice Date”), that the 2030 notes will be redeemed no later than five business days (and no sooner than two business days) after the Special Mandatory Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of the indenture. The notice provided on the Special Mandatory Redemption Notice Date shall notify each holder in accordance with the applicable provisions of the indenture that all of the outstanding 2030 notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of the 2030 notes. At or prior to 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, we will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price for all of the 2030 notes to be redeemed and direct the Trustee to redeem the 2030 notes on the Special Mandatory Redemption Date. If such deposit is made as provided above, the 2030 notes will cease to bear interest on and after the Special Mandatory Redemption Date and the Trustee shall cause the redemption of the 2030 notes and the payment of the Special Mandatory Redemption Price in accordance with the directions provided by us to the holders of the 2030 notes.
There is no escrow account for, or security interest in, the proceeds of the offering for the benefit of holders of the 2030 notes. Upon the consummation of the Henry Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.
Optional Redemption
On or after October 15, 2026, the Company may redeem all or a portion of the 2030 notes, on not less than 10 nor more than 60 days’ prior notice and in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on of the years indicated below:
Year	Redemption Price
2026	104.875%
2027	102.4375%
2028 and thereafter	100.000%
In addition, at any time and from time to time prior to October 15, 2026, the Company may use funds in an amount not exceeding the amount of the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of 2030 notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 109.750% of the aggregate principal amount of the 2030 notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date). At least 65% of the aggregate principal amount of 2030 notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption no later than 180 days after the closing of the related Equity Offering.
The 2030 notes may also be redeemed, in whole or in part, at any time or from time to time prior to October 15, 2026 at the option of the Company at a redemption price equal to 100% of the principal amount of the 2030 notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
“Applicable Premium” means: on any applicable redemption date, the greater of: (1) 1.0% of the principal amount of such 2030 note and (2) the excess, if any, of: (a) the present value at such redemption date of (i) the redemption price of such 2030 note at October 15, 2026 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such note through October 15, 2026, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such 2030 note.
“Treasury Rate” means: as of any redemption date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to October 15, 2026; provided, however, that if the period from the redemption date to October 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities that have a constant maturity closest to and greater than the period from the redemption date to October 15, 2026 and the United States Treasury securities that have a constant maturity closest to and less than the period from the redemption date to October 15, 2026 for which such yields are given, except that if the period from the redemption date to October 15, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
The Company will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date, deliver to the Trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
Notice of any redemption of the 2030 notes may, at the Company’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction); and any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent specified in the notice of redemption, including but not limited to, completion of an Equity Offering or other corporate transaction or event. If such redemption is subject to the satisfaction of one or more conditions precedent, the notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed on one or more occasions until such time as all such conditions shall be satisfied or waived (including more than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded (and the redemption of 2030 notes rescinded and cancelled) in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Company will provide written notice of any delay of such date of redemption or the rescission of such notice of redemption (and rescission and cancellation of the redemption of the 2030 notes) to the Trustee no later than 10:00 a.m. Eastern time on the date of redemption or the date of redemption as so delayed. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption (and rescission and cancellation of the redemption of the 2030 notes), such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the 2030 notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.
Notices of optional redemption will be mailed at least 10 but no more than 60 days before the redemption date to each Holder of 2030 notes to be redeemed at its registered address (or, in the case of Global Notes, in accordance with the procedures of DTC or any other depositary), except that (i) optional redemption notices may be sent more than 60 days prior to a redemption date in connection with a legal or covenant defeasance of the 2030 notes or a satisfaction and discharge of the Indenture and (ii) the redemption date may be delayed until any conditions precedent thereto are satisfied or waived as specified in the preceding paragraph.
If less than all of the 2030 notes are to be redeemed, the Trustee shall select the 2030 notes to be redeemed not more than 60 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national security exchange, if any, on which the 2030 notes are listed, or if the 2030 notes are not so listed, on a pro rata basis (or, in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other depositary). Notes redeemed in part must be redeemed only in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof (subject to the procedures of DTC or any other depositary). Redemption of the 2030 notes pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).
If any 2030 note is to be redeemed in part only, the notice of redemption that relates to that 2030 note will state the portion of the principal amount of that 2030 note that is to be redeemed. A replacement 2030 note in principal amount equal to the unredeemed portion of the original 2030 note will be issued in the name of the Holder upon cancellation of the original 2030 note. 2030 notes called for redemption become due on the date fixed for redemption, unless the redemption is subject one or more conditions precedent and the date of redemption is delayed, or the notice of redemption is rescinded (and the redemption of notes cancelled), as described in the third preceding paragraph. On and after the redemption date, interest ceases to accrue on 2030 notes or portions of 2030 notes called for redemption, unless the Company defaults in making the redemption payment.
The notice of redemption with respect to the redemption described in the third paragraph under this “— Optional Redemption” need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.
Open Market Purchases; No Mandatory Redemption or Sinking Fund
In addition to the Company’s right to redeem the 2030 notes as set forth above, the Company or its Affiliates may from time to time purchase the 2030 notes in open-market transactions, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as the Company or its Affiliates may determine, which may be more or less than the consideration for which the 2030 notes offered hereby are being sold and could be for cash or other consideration.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the 2030 notes.
Change of Control Triggering Event
If a Change of Control Triggering Event occurs, unless the Company has given notice of redemption of all the 2030 notes as described under “— Optional Redemption,” each Holder will have the right to require that the Company purchase all or any part (in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s 2030 notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer to purchase all of the 2030 notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such 2030 notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date).
Within 30 days after any Change of Control Triggering Event, the Company must notify the Trustee and give written notice of the Change of Control Triggering Event to each Holder, by first-class mail, postage prepaid, at the address appearing for such Holder in the security register (or, in the case of Global Notes, in accordance with the procedures of DTC or any other depositary). The notice must state, among other things,
•
that a Change of Control Triggering Event has occurred or will occur and the date of such event;

•
the circumstances and relevant facts regarding such Change of Control Triggering Event;

•
the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a business day no earlier than 10 days nor later than 60 days from the date the notice is mailed (or, in the case of Global Notes, sent), or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control Triggering Event;

•
that any 2030 note not tendered will continue to accrue interest;

•
that, unless the Company defaults in the payment of the Change of Control Purchase Price, any 2030 notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•
other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

Holders electing to have a 2030 note purchased pursuant to a Change of Control Offer will be required to surrender the 2030 note to the paying agent for the 2030 notes at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Purchase Date. If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder of record at the close of business on the record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.
If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the 2030 notes that might be delivered by Holders seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due may give the Trustee and the Holders rights described under “— Events of Default.”
The indentures governing the Existing Senior Notes provide that upon the occurrence of certain change- of-control events, each holder of the Existing Senior Notes will have the right to require the Company to purchase all or any part of such holder’s Existing Senior Notes. In such event, the Company may not have available funds sufficient to pay the aggregate purchase price of the Existing Senior Notes delivered by holders exercising such right. The failure of the Company to purchase the delivered Existing Senior Notes may result in the occurrence of a default under the indentures governing the Existing Senior Notes.
The Senior Credit Agreement provides that certain change-of-control events with respect to the Company would constitute a default thereunder, which could obligate the Company to repay amounts outstanding under the Senior Credit Agreement upon an acceleration of the Indebtedness issued thereunder. A default under the Senior Credit Agreement would result in a default under the Indenture if the lenders holding a certain percentage of the commitments thereunder accelerate the debt under the Senior Credit Agreement. Any future credit agreements or agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control Triggering Event occurs at a time when the Company is prohibited from purchasing 2030 notes, the Company could seek the consent of the lenders holding a certain percentage of the commitments under those agreements to the purchase of the 2030 notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing 2030 notes. In such case, the Company’s purchase of tendered 2030 notes may result in an Event of Default under the Indenture if the lenders under its other debt agreements, including the Senior Credit Agreement, accelerate Indebtedness under those agreements in an aggregate principal amount in excess of $50.0 million. See “Risk Factors — We may not be able to repurchase the 2030 notes in certain circumstances.”
The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition, in one or a series of related transactions, of “all or substantially all” of the assets of the Company and the Restricted Subsidiaries, taken as a whole. Thus, only asset dispositions constituting a “series of related transactions” are aggregated in determining whether a “change of control” arising from the sale of “substantially all” of the assets has taken place. Moreover, the term “all or substantially all,” as used in the definition of Change of Control, has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Therefore, if Holders elected to exercise their right to require the Company to repurchase their 2030 notes under the Indenture as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of the Company and the Restricted Subsidiaries taken as a whole and the Company elected to contest such election, it is not clear how a court applying New York law would interpret the phrase.

The existence of a Holder’s right to require the Company to repurchase such Holder’s 2030 notes upon a Change of Control Triggering Event may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.
The provisions of the Indenture will not afford Holders the right to require the Company to repurchase the 2030 notes in the event of a highly leveraged transaction or certain transactions with management or Affiliates of the Company, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. A transaction involving the management or Affiliates of the Company, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified within such definition.
The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.
The Company will not be required to make a Change of Control Offer under the following circumstances: (1) upon a Change of Control Triggering Event, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all 2030 notes validly tendered and not withdrawn under such Change of Control Offer; or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding 2030 notes has been given, pursuant to the Indenture as described under “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
In the event that upon consummation of a Change of Control Offer less than 10% of the aggregate principal amount of the 2030 notes that were originally issued are held by Holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice and given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the 2030 notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the 2030 notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders of record on relevant record dates to receive interest due on the relevant interest payment date.
The provisions under the Indenture related to the Company’s obligation to make an offer to repurchase the 2030 notes as a result of a Change of Control Triggering Event may be waived or modified or terminated with the consent of the Holders of a majority in principal amount of the 2030 notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2030 notes) prior to the occurrence of such Change of Control Triggering Event.
Certain Covenants
The Indenture will contain certain covenants, which may be terminated, as follows:
Covenant Termination
If at any time (a) the 2030 notes are rated at least Baa3 by Moody’s and at least BBB- by S&P (or, if either such entity ceases to rate the 2030 notes for reasons outside of the control of the Company, at least the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and (b) at such time no Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Termination Event”) then the covenants specifically listed under the following captions in this

Description of 2030 Notes (the “Terminated Covenants”) will be terminated and, thereupon, the Company and the Restricted Subsidiaries will no longer be required to comply therewith:
(1)
“— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(2)
“— Certain Covenants — Restricted Payments”;

(3)
“— Certain Covenants — Transactions with Affiliates”;

(4)
“— Certain Covenants — Asset Sales”;

(5)
“— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries”;

(6)
“— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7)
“— Certain Covenants — Unrestricted Subsidiaries”; and

(8)
clause (4) of the first paragraph under “— Certain Covenants — Consolidation, Merger and Sale of Assets.”

The Company shall deliver an officer’s certificate to the Trustee indicating the occurrence of a Covenant Termination Event. The Trustee shall have no duty to (i) monitor the ratings of the 2030 notes, (ii) determine whether a Covenant Termination Event has occurred, or (iii) notify Holders of any of the foregoing. The Trustee may provide a copy of the officers’ certificate to any Holder upon request.
Limited Condition Transactions
When calculating the availability under any basket, ratio or test under the Indenture or determining compliance with any provision of the Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket, ratio or test and whether any such Limited Condition Transaction or action or transaction is permitted (or any requirement in respect thereof or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under the Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date on which delivery of an irrevocable notice, declaration of a Restricted Payment or similar event preceding such Limited Condition Transaction occurs) and, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (c) Consolidated Interest Expense will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.
For the avoidance of doubt, if the Company has made an LCT Election: (1) if any of the ratios, tests or baskets for which compliance or of which satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with (or satisfied) as a result of fluctuations in any such ratio, test or basket, baskets, tests or ratios will be deemed not to have been exceeded or failed to have been complied with (or satisfied) as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default (other than any Default or Event of Default specified in clause (1), (2) or (8) under “— Events of Default”)) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default (other than any Default or Event of Default specified in clause (1), (2) or (8) under “— Events of Default”)), such requirements and conditions will be deemed to have been complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing (other than any Default or Event of Default specified in clause (1), (2) or (8) under “— Events of Default”)); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.
The Indenture will contain certain covenants including, among others, the following:
Incurrence of Indebtedness and Issuance of Disqualified Stock
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock or the issuance of Preferred Stock by a Restricted Subsidiary), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, after giving pro forma effect to such incurrence and the receipt and application of the proceeds therefrom, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period would be equal to or greater than 2.0 to 1.0.
(b)   Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, “Permitted Debt”):
(1)
Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greatest of (x) $725 million, (y) the sum of $250 million and 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness and (z) the Borrowing Base as of such date;

(2)
Indebtedness of the Company or any Guarantor pursuant to the Existing Senior Notes, the Concurrently Issued Notes or the 2030 notes (excluding any Additional Notes) and any Guarantee of the Existing Senior Notes, the Concurrently Issued Notes or the 2030 notes (excluding any Guarantee of Additional Notes);

(3)
Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt”;

(4)
intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(A)
if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary other than a Guarantor, such Indebtedness must be either (x) expressly subordinated to the prior payment in full in cash of all obligations with respect to the 2030 notes, in the case of the Company, or the Guarantees, in the case of a Guarantor, or (y) Capital Stock; and

(B)
any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (other than pursuant to a Credit Facility) and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5)
guarantees by the Company or any Guarantor of any Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred under the Indenture;

(6)
Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case incurred for the purpose of financing or Refinancing all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or any Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto), in an aggregate principal amount outstanding at any time pursuant to this clause (6) not to exceed the greater of (x) $30.0 million and (y) 3.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(7)
Indebtedness of the Company or any Restricted Subsidiary in connection with (A) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and (B) other self-insurance obligations, letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments and any guarantees or letters of credit functioning as or supporting any of the foregoing instruments; provided that, in each case contemplated by this clause (7), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B), such Indebtedness is not in connection with the borrowing of money;

(8)
Indebtedness of the Company or any Guarantor; provided that sufficient net proceeds thereof are promptly deposited to defease or satisfy all of the 2030 notes, as described below under “— Defeasance or Covenant Defeasance of Indenture” or “— Satisfaction and Discharge”;

(9)
Permitted Refinancing Indebtedness of the Company or any Guarantor issued to Refinance any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this covenant or clause (2), (3), (11) or this clause (9) of this paragraph (b) of this definition of “Permitted Debt”;

(10)
Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(11)
Permitted Acquisition Indebtedness;

(12)
Cash Management Obligations of the Company or any Guarantor in an aggregate amount not to exceed $7.5 million outstanding at any one time;

(13)
Preferred Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary; and

(14)
Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (14) outstanding at any one time in the aggregate shall not exceed the greater of (x) $40.0 million and (y) 4.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of “Permitted Debt” or is permitted to be incurred pursuant to the first paragraph of this covenant, the Company in its sole discretion may classify or reclassify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner (including by dividing and classifying such item of Indebtedness in more than one type of Indebtedness permitted under this covenant) that complies with this covenant; provided that Indebtedness under the Senior Credit Agreement, if any, which is in existence on the Issue Date shall be considered incurred under clause (1) of the second paragraph of this covenant, subject to any subsequent classification or reclassification or division permitted pursuant to this paragraph.
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.
Accrual of interest, accretion or amortization of original issue discount or accretion of principal as to a security issued at a discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815), each will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.
For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
For purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

For purposes of the Indenture, no Indebtedness will be deemed to be subordinate or junior in right of payment to other Indebtedness solely by virtue of not having the benefit of a Lien on assets, or guarantee of a Person, that benefits the other Indebtedness or having the benefit of such a Lien or guarantee ranking subordinate or junior to a Lien or guarantee benefiting the other Indebtedness.
Restricted Payments
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:
(i)
pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely to the Company or a Restricted Subsidiary or in shares of the Company’s Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)
purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of the Company and other than any acquisition or retirement for value from, or payment to, the Company or any Restricted Subsidiary;

(iii)
make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Subordinated Indebtedness permitted under clause (4) of the second paragraph of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” or (y) Subordinated Indebtedness acquired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition for value;

(iv)
pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (i) to the Company or any Restricted Subsidiary or any Guarantor or (ii) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)
make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in (and not expressly excluded from) clauses (i) through (v) above, other than any such action that is a Permitted Investment or a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless
(1)
immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2)
immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions described under paragraph (a) of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(3)
after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (including any Designation Amounts (as defined below) not effected as Permitted Investments or Permitted Payments) declared or made after the Measurement Date does not exceed the sum of:

(A)
50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter beginning on or immediately prior to the Measurement Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);
(B)
the aggregate Net Cash Proceeds, or the Fair Market Value of property (including any property received in any asset or other acquisition) other than cash, received after the Measurement Date by the Company either (i) as capital contributions in the form of common equity or other Qualified Capital Stock to the Company or (ii) from the issuance or sale (other than to any Restricted Subsidiary) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(C)
the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company (other than from any Restricted Subsidiary) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(D)
the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock or other Indebtedness of the Company or the Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Measurement Date, the aggregate of Net Cash Proceeds, or the Fair Market Value of property other than cash, received from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(E)
(i) in the case of a net reduction in any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Measurement Date resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, or other transfers of cash or properties (including transfers as a result of merger or liquidation), in each case to the Company or to any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), an amount (in each such case to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (ii) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and

(F)
any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b)   Notwithstanding the foregoing, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (15), together with the transactions expressly excluded from clauses (i), (ii), (iii) and (iv) of paragraph (a) of this covenant, being referred to as a “Permitted Payment”):
(1)
the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant, in which event such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this covenant;

(2)
the purchase, repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;

(3)
the purchase, repurchase, redemption, defeasance, satisfaction and discharge, or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;

(4)
so long as no Default or Event of Default is continuing or would arise therefrom, the purchase, repurchase, redemption, defeasance, satisfaction and discharge, refinancing, acquisition or retirement for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5)
the purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Disqualified Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of, Disqualified Stock of the Company that, in each case, is permitted to be incurred pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(6)
so long as no Default or Event of Default is continuing or would arise therefrom, the repurchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors; provided that the aggregate amount of such repurchases, redemptions, retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $4.0 million per fiscal year (with unused amounts to be carried over to succeeding fiscal years); provided such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received after the Issue Date by the Company or any Restricted Subsidiary from the sale of Capital Stock of the Company (other than Disqualified Stock) to any such officers, directors or employees (provided such amounts are not included in clause (3)(B) of the definition of Restricted Payments) plus (b) the cash proceeds of key man life insurance policies received after the Issue Date by the Company and the

Restricted Subsidiaries less (c) the amount of Permitted Payments previously effected by using amounts specified in the foregoing clauses (a) and (b);
(7)
loans and advances made to officers, directors or employees of the Company or any Restricted Subsidiary, in each case, as permitted by Section 402 of the Sarbanes-Oxley Act of 2002 (to the extent applicable to the Company or such Restricted Subsidiary) and approved by the Board of Directors of the Company in an aggregate amount not to exceed $2.0 million outstanding at any one time, the proceeds of which are used solely (i) to purchase Qualified Capital Stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (ii) to refinance loans or advances, together with accrued interest thereon, made pursuant to item (i) of this clause (7);

(8)
the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company or otherwise;

(9)
so long as no Default or Event of Default is continuing or would arise therefrom, dividends on Disqualified Stock issued after the Issue Date in accordance with the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” if such dividends are included in the calculation of Consolidated Interest Expense;

(10)
the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the 2030 notes or a Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or prepayment offer required by the terms of such Indebtedness, but only if:

(A)
in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations described under “— Change of Control Triggering Event”; or

(B)
in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant described under “— Asset Sales”;

(11)
the purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock (including any such rights to acquire Capital Stock held by any current or former officers, directors or employees of the Company or any Restricted Subsidiary (or permitted transferees thereof)) if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof and any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock made in satisfaction of withholding tax obligations in connection with any exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock;

(12)
any payments to dissenting equity holders not to exceed $5.0 million in the aggregate after the Issue Date (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture;

(13)
any redemption of share purchase rights at a redemption price not to exceed $0.01 per right;

(14)
so long as no Default or Event of Default is continuing or would arise therefrom, any payment or other transaction otherwise constituting a Restricted Payment that when combined with all other outstanding payments or other transactions pursuant to this clause (14) since the Issue Date are in an aggregate outstanding amount not exceeding the greater of (x) $50.0 million and (y) 5.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of such payment or other transaction; and
(15)
any payment or other transaction otherwise constituting a Restricted Payment so long as, (i) after giving pro forma effect thereto, the Consolidated Total Net Debt to Consolidated EBITDAX Ratio does not exceed 1.50 to 1.00 as of the date of such payment or transaction and (ii) such payment or transaction, when combined with all other outstanding payments or other transactions pursuant to this clause (15), are in an aggregate outstanding amount not exceeding 15.0% of the Consolidated EBITDAX of the Company for the most recent Test Period ending on or prior to such date.

In determining whether any Restricted Payment (or payment or other transaction that, except for being a Permitted Investment or a Permitted Payment, would constitute a Restricted Payment) is permitted by the foregoing covenant, the Company may allocate or re-allocate all or any portion of such Restricted Payment or other such transaction among clauses (1) through (15) of the preceding paragraph (b) or among such clauses and paragraph (a) of this covenant, including clauses (i), (ii), (iii), (iv) and (v) thereof; provided that at the time of such allocation or re-allocation all such Restricted Payments and such other transactions or allocated portions thereof, all outstanding prior Restricted Payments and such other transactions, would be permitted under the various provisions of the foregoing covenant. The amount of all Restricted Payments and other such transactions (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment or other such transaction.
A contribution or sale will be deemed to be “substantially concurrent” if the related purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal occurs within 120 days before or after such contribution or sale.
Transactions with Affiliates
The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any Transaction (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) involving aggregate consideration in excess of $10.0 million, unless such Transaction is entered into in good faith and
(1)
such Transaction is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable Transaction in arm’s-length dealings with a party that is not an Affiliate of the Company,

(2)
with respect to any Transaction involving aggregate value in excess of $25.0 million, the Company delivers an officers’ certificate to the Trustee certifying that such Transaction complies with clause (1) above, and

(3)
with respect to any Transaction involving aggregate value in excess of $50.0 million, such Transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Company;

provided that this provision shall not apply to:
(1)
employee benefit arrangements with any officer or director of the Company or any Restricted Subsidiary and payments, issuances of securities or other transactions pursuant thereto, including under any employment or severance agreement, stock option or stock incentive plans, long term incentive plans, other compensation arrangements and customary insurance or indemnification arrangements with officers or directors of the Company or any Restricted Subsidiary, in each case either entered into in the ordinary course of business or approved by the Disinterested Directors of the Board of Directors of the Company,

(2)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the

Indenture; provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company,
(3)
the payment of reasonable and customary compensation and fees to officers or directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Affiliate of the Company,

(4)
loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $2.0 million outstanding at any one time,

(5)
any Restricted Payments or Permitted Payments made in compliance with the covenant described under “— Restricted Payments” or any Permitted Investments (other than Permitted Investments permitted pursuant to clauses (1)(iii) and (15) of the definition thereof (to the extent involving, prior to the making of such Permitted Investment, any Person other than the Company or a Subsidiary of the Company)),

(6)
any Transaction undertaken pursuant to (a) any contracts or agreements in existence on the Issue Date (as in effect on the Issue Date) (b) any amendment or replacement of any such agreements or (c) any agreements entered into hereafter that are similar to any such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole, no less advantageous to the Company or no less favorable to the Holders in any material respect than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a) or (b), respectively,

(7)
in the case of (1) contracts for (A) drilling or other oil-field services or supplies, (B) the sale, storage, gathering or transport of Hydrocarbons or (C) the lease or rental of office or storage space or (2) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if none of the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms no less favorable than those available from third parties on an arm’s-length basis, as determined (i) in the case of contracts involving aggregate value of $50.0 million or less, by the Board of Directors of the Company or the senior management of the Company or (ii) in the case of contracts involving aggregate value in excess of $50.0 million, by the Disinterested Directors of the Board of Directors of the Company,

(8)
any Transaction with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an equity interest in, or controls, such Person,

(9)
any sale or other issuance of Qualified Capital Stock of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company,

(10)
any Transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because one or more directors of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director or directors abstain from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the Transaction,

(11)
indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by law, statutory provision or employment agreement or other arrangement entered into in the ordinary course of business by the Company or any Restricted Subsidiary,

(12)
(a) guarantees by the Company or any Restricted Subsidiary of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of

Capital Stock in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries, and
(13)
any transaction in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of this paragraph.

Liens
The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, other than Permitted Liens, unless the 2030 notes (or a Guarantee in the case of Liens of a Guarantor), are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness for so long as such Indebtedness is secured by such Lien.
Notwithstanding the foregoing, any Lien securing the 2030 notes or a Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon:
(1)
the release of all other Liens that resulted in the grant of such Lien to secure the 2030 notes or Guarantees pursuant to the preceding paragraph, other than in connection with the acceleration of such Indebtedness,

(2)
any sale, exchange or transfer permitted hereunder to any Person not an Affiliate of the Company of the property or assets secured by such Lien,

(3)
any sale, exchange or transfer permitted hereunder to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or

(4)
if a Lien of a Guarantor secures a Guarantee, the release of such Guarantee in accordance with the Indenture.

Asset Sales
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale (such Fair Market Value to be determined on the date of contractually agreeing to effect such Asset Sale) and (ii) (A) at least 75% of the consideration paid to the Company or such Restricted Subsidiary from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to Asset Swaps) or the assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary (other than liabilities of the Company or a Restricted Subsidiary that are by their terms subordinated to the 2030 notes) as a result of which the Company and the remaining Restricted Subsidiaries are no longer liable for such liabilities (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Company or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating)

at the time the indemnity is entered into) (“Permitted Consideration”) or (B) the Fair Market Value of all forms of such consideration other than Permitted Consideration since the Issue Date does not exceed in the aggregate 5% of the Adjusted Consolidated Net Tangible Assets of the Company determined at the time such Asset Sale is made.
(b)   During the 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to:
(1)
repay (or cash-collateralize) Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility (excluding (i) any Subordinated Indebtedness and (ii) any Indebtedness owed to the Company or an Affiliate of the Company);

(2)
reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business;

(3)
purchase 2030 notes;

(4)
purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any 2030 notes or other Indebtedness owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably redeem or purchase 2030 notes as described under “— Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders to purchase the 2030 notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of 2030 notes that would otherwise be prepaid; or

(5)
make any combination of payment, repayment, investment or reinvestment permitted by the foregoing clauses (1) through (4).

The requirement of clause (b)(2) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or investment referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in this paragraph (b) and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.
Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by the Indenture.
(c)   Any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) above within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to purchase 2030 notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in paragraph (d) below) in accordance with the procedures (including prorating in the event of over subscription) to be set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the 2030 notes and such Pari Passu Indebtedness (based on principal amounts of 2030 notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), and the aggregate principal amount of 2030 notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of 2030 notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of 2030 notes tendered and the Trustee will select the notes to be purchased in accordance with the Indenture on a pro rata basis (or in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other depositary) and in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph (c) and provided that all Holders have been given the opportunity to tender their 2030 notes for purchase as described in paragraph (d) below in accordance with the Indenture, the Company or the Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture and the amount of Excess Proceeds will be reset to zero. The Company may satisfy the foregoing obligation with respect to any Excess Proceeds by making a Prepayment Offer prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $25.0 million or less.
(d)   Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make a Prepayment Offer pursuant to paragraph (c) above, send a written Prepayment Offer notice, by first-class mail or otherwise in accordance with the procedures of DTC, to the Holders (the “Prepayment Offer Notice”), with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:
(1)
that the Company is offering to purchase all 2030 notes pursuant to the provisions of the Indenture;

(2)
that any note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(3)
that any 2030 notes (or portions thereof) not properly tendered will continue to accrue interest;

(4)
the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Asset Sale Purchase Date”);

(5)
the amount of Excess Proceeds available to purchase 2030 notes;

(6)
a description of the procedure which Holders must follow in order to tender their 2030 notes and the procedures that Holders must follow in order to withdraw an election to tender their 2030 notes for payment; and

(7)
all other instructions and materials necessary to enable Holders to tender 2030 notes pursuant to the Prepayment Offer.

(e)   The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of 2030 notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.
The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the 2030 notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding 2030 notes (including Additional Notes) until the Prepayment Offer is required to be made.
If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder of record as of the close of business on such interest record date, and no additional interest will be paid to the Holder who tenders 2030 notes pursuant to the Prepayment Offer.

Issuances of Guarantees by Restricted Subsidiaries
The Company will provide to the Trustee, on or prior to the 30th day after the date that any Restricted Subsidiary (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount exceeding $10.0 million, a supplemental indenture to the Indenture, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the 2030 notes and the Indenture to the same extent as that set forth in the Indenture, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.
Notwithstanding the foregoing (i) no Foreign Subsidiary shall be required to execute any such supplemental indenture unless such Foreign Subsidiary has guaranteed (or is otherwise an obligor of) other Indebtedness (including Indebtedness under a Credit Facility) of the Company or a Restricted Subsidiary that is not a Foreign Subsidiary in an aggregate principal amount exceeding $10.0 million, and (ii) no Restricted Subsidiary shall be required to execute any such supplemental indenture if the Consolidated Net Worth of such Restricted Subsidiary, together with the Consolidated Net Worth of all other Non- Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $10.0 million. To the extent the collective Consolidated Net Worth of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $10.0 million, the Company shall cause, within 30 days after such date, one or more of such Non- Guarantor Restricted Subsidiaries to similarly execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary or Restricted Subsidiaries of the Company’s obligations under the 2030 notes and the Indenture to the same extent as that set forth in the Indenture, such that the collective Consolidated Net Worth of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $10.0 million.
Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
(a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)
pay dividends or make any other distribution on its Capital Stock to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make distributions on Capital Stock),

(2)
pay any Indebtedness owed to the Company or any other Restricted Subsidiary (it being understood that the subordination of Indebtedness owed to the Company or any Restricted Subsidiary to other Indebtedness owed by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to pay such Indebtedness),

(3)
make loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made by the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(4)
transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b)   However, paragraph (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:
(1)
any agreement (including the Senior Credit Agreement, the indentures governing the Existing Senior Notes and the Indenture) in effect on the Issue Date;

(2)
any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted

Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to, or to the properties or assets of, the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;
(3)
any agreement or instrument governing any Acquired Debt or other agreement of any entity merged into or consolidated with, or the assets of which are acquired by, the Company or any Restricted Subsidiary, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Indenture;

(4)
any applicable law or any requirement of any regulatory body;

(5)
customary restrictions and conditions contained in the security documents evidencing any Liens securing obligations or Indebtedness or agreements relating to Capital Lease Obligations (provided that such Liens are otherwise permitted to be incurred under the provisions of the covenant described under “— Liens” and such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this covenant) that limit the right of the debtor or lessee to dispose of the assets subject to such Liens;

(6)
provisions restricting subletting or assignment of any lease governing a leasehold interest (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties) of the Company or any Restricted Subsidiary, or restrictions in licenses (including, without limitation, licenses of intellectual property) relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially impact the ability of the Company to permit payments on the 2030 notes when due as required by the terms of the Indenture;

(7)
agreements with respect to asset sales, including the sale or other disposition of all or substantially all the Capital Stock of a Restricted Subsidiary, permitted to be made under the provisions of the covenant described under “— Asset Sales” that limit the transfer of such assets or assets of such Restricted Subsidiary (or distribution on such Capital Stock) pending the closing of such sale;

(8)
shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity;

(9)
cash, Cash Equivalents or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers under contracts entered into in the ordinary course of business;

(10)
any Credit Facility or agreement governing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the provisions of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that such encumbrances or restrictions are not materially more restrictive, taken as a whole, as determined by the Company in good faith, than those contained in the Senior Credit Agreement, in the indentures governing the Existing Senior Notes or in the Indenture as in effect on the Issue Date;

(11)
restrictions of the nature described in clause (4) of the preceding paragraph (a) by reason of customary non-assignment provisions in Hydrocarbon purchase or sale or exchange contracts, agreements, licenses and leases entered into in the ordinary course of business;

(12)
Commodity Agreements, Currency Agreements or Interest Rate Agreements permitted from time to time under the Indenture;

(13)
any Preferred Stock issued by a Restricted Subsidiary; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)
Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(15)
encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

(16)
any agreement, amendment, modification, restatement, extension, renewal, supplement, refunding, replacement or Refinancing that amends, modifies, restates, extends, renews, refunds, replaces or Refinances the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (15), or in this clause (16); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole, as determined by the Company in good faith, than those under or pursuant to the agreement so amended, modified, restated, extended, renewed, refunded, replaced or Refinanced.

Unrestricted Subsidiaries
The Company designates on the Issue Date Vital Energy Technology, LLC, and the Board of Directors of the Company may designate after the Issue Date any of the Company’s other Subsidiaries, in each case as an Unrestricted Subsidiary under the Indenture (a “Designation”) only if:
(a)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;
(b)   with respect to any such other Subsidiaries, (x) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of the covenant described under “— Restricted Payments” above or as a Permitted Payment or Permitted Investment in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (y) the Designation Amount is less than $1,000;
(c)   such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;
(d)   such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the 2030 notes;
(e)   such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment; and
(f)   no Unrestricted Subsidiary shall be liable, directly or indirectly, with respect to any of the Existing Senior Notes, the Concurrently Issued Notes or the Senior Credit Agreement.
In the event of any such Designation, the Company shall be deemed, for all purposes of the Indenture, to have made an Investment equal to the Designation Amount that, as designated by the Company, constitutes a Restricted Payment pursuant to paragraph (a) of the covenant described under “— Restricted Payments” or a Permitted Payment or Permitted Investment.
The Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:
(a)   provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or enter into or become a party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary, the terms of which, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, in the good-faith judgment of the Board of Directors of the Company, are less favorable to the Company and the Restricted Subsidiaries than those that would be available in a comparable transaction in arm’s-length dealings with a party that is not an Affiliate of the Company; provided that this covenant shall not be deemed to prevent Permitted Investments, Restricted Payments or Permitted Payments in Unrestricted Subsidiaries that are otherwise allowed under the Indenture, or
(b)   be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary (other than by pledge of the Capital Stock thereof).
For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary. The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:
(a)   no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;
(b)   all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and
(c)   unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock.”
All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.
Payments for Consent
The Indenture will provide that neither the Company nor any Restricted Subsidiary will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the 2030 notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports
The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any 2030 notes are outstanding, the Company will furnish to Holders or cause the Trustee to furnish to the Holders or file with the Commission for public availability all quarterly and annual financial information that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent auditors, which financial information shall be filed within (or prior to effectiveness of an exchange offer registration statement within 15 days after) the time period for such reports specified in the Commission’s rules and regulations; provided, however, that, if the last day of any such time period is not a business day, such information will be due on the next succeeding business day. All such information will be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such information.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X, substituting 5% for 3% where applicable), then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
This covenant does not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable.
The Indenture will provide that, for so long as any of the 2030 notes remain outstanding and constitute “restricted securities” under Rule 144 and the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders of the 2030 notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
The Company will be deemed to have furnished to the Holders and to prospective investors the information referred to in the first paragraph of this covenant or the information referred to in the fourth paragraph of this covenant if the Company has posted such reports or information on the Company Website with access to current and prospective investors. For purposes of this covenant, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.vitalenergy.com or such other address as the Company may from time to time designate in writing to the Trustee. Information on such website shall not be deemed incorporated by reference into this prospectus supplement.
For the avoidance of doubt, (a) any such reports or other information delivered pursuant to the foregoing will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
Delivery of such financial statements, reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall have no duty or obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this covenant, to determine whether or not any financial statements, reports, information or documents have been filed with the Commission via the EDGAR filing system (or any successor system) or posted on the Company Website or any other website or to participate in conference calls.
Consolidation, Merger and Sale of Assets
The Company will not, in any Transaction, (x) consolidate with or merge with or into any other Person or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, or (in the case of clause (y)) permit any of the Restricted Subsidiaries to enter into any Transaction, if such Transaction, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries on a Consolidated basis to any other Person (other than the Company or one or more Restricted Subsidiaries), unless at the time and after giving effect thereto:
(1)
either (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of such properties and assets (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or (b) the Company will be the Surviving Entity;

(2)
if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, (a) the Surviving Entity shall expressly assume, by a supplemental indenture (or other agreement reasonably satisfactory to the Trustee), in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the 2030 notes and the Indenture and (b) if the Surviving Entity is not a corporation, then a Subsidiary of the Surviving Entity that is a corporation shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the 2030 notes and the Indenture;

(3)
except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary which becomes the obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(4)
except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (i) the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) could on the first day following such four-quarter period incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock” or (ii) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) would be at least as great as the Consolidated Fixed Charge Coverage for the Company immediately prior to such transactions;

(5)
if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to the Surviving Entity’s obligations under the Indenture and the 2030 notes;

(6)
at the time of the transaction, if any of the property or assets of the Company or any Restricted Subsidiary would thereupon become subject to any Lien, the provisions of the covenant described under “— Liens” are complied with; and

(7)
at the time of the transaction, the Company or (if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) the Surviving Entity will have delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture.

Except for any Guarantor whose Guarantee is to be released in accordance with the Indenture in connection with a transaction complying with the provisions of the Indenture as provided under the fourth paragraph under “— Guarantees,” each Guarantor will not, and the Company will not permit a Guarantor to, in a Transaction, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than the Company or any other Guarantor), unless at the time and after giving effect thereto:
(1)
one of the following is true: (a) a Guarantor or the Company will be the continuing Person in the case of a consolidation or merger involving the Guarantor; or (b) the Person (if other than a Guarantor or the Company) formed by such consolidation or into which such Guarantor is merged or the Person (if other than a Guarantor or the Company) which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the 2030 notes and the Indenture, and such Guarantee of such Surviving Guarantor Entity and the Indenture will remain in full force and effect; or (c) the Transaction, at the time thereof, is an Asset Sale and is effected in compliance with the covenant described under “— Asset Sales,” to the extent applicable thereto;

(2)
immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3)
at the time of the transaction the Company will have delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture;

provided that this paragraph shall not apply to any Guarantor whose Guarantee of the 2030 notes is unconditionally released and discharged in accordance with the Indenture.
In the event of any Transaction described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and (except in the case of a lease) the Company or such Guarantor, as the case may be, shall be discharged and released from all obligations and covenants under the Indenture and the 2030 notes or its Guarantee, as the case may be.
Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits or converting the Company or any Guarantor to an entity that is, or is taxable for federal income tax purposes as, a corporation or a combination of the foregoing.

An assumption of the Company’s obligations under the 2030 notes and the Indenture by such successor Person, the addition of a co-obligor under the 2030 notes and the Indenture or an assumption of a Guarantor’s obligations under its Guarantee by such successor Person might be deemed for United States federal income tax purposes to be an exchange of the 2030 notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to such beneficial owners. Beneficial owners of the 2030 notes should consult their own tax advisors regarding the tax consequences of any such assumption or addition of a co-obligor under the 2030 notes.
Events of Default
Each of the following is an “Event of Default”:
(1)
there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)
there shall be a default in the payment of the principal of (or premium, if any, on) any note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3)
(a) there shall be a default in the performance or breach of the provisions described under the first paragraph of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets,” only as such relate to the Company, (b) the Company shall have failed to make or consummate a Prepayment Offer in accordance with the provisions of the covenant described under “— Certain Covenants — Asset Sales” after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “— Change of Control Triggering Event” after the occurrence of a Change of Control Triggering Event, and, in the case of clause (b), after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding 2030 notes, in the case of clauses (b) and (c), such default or breach shall continue for a period of 30 days;

(4)
there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 60 days (or 120 days in relation to the covenant described under “— Certain Covenants — Reports”) after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of then outstanding 2030 notes;

(5)
(a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $40.0 million when the same shall become due and payable in full and such default shall have continued after the giving of any applicable notice and the expiration of any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(6)
any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(7)
one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $40.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding in accordance with applicable law upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or
(8)
the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; or

(9)
the failure to consummate the Special Mandatory Redemption, to the extent required, as described under “— Special Mandatory Redemption.”

If an Event of Default (other than as specified in clause (8) of the prior paragraph with respect to the Company) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the 2030 notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all 2030 notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) of the prior paragraph with respect to the Company occurs and is continuing, then all the 2030 notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the 2030 notes, together with accrued and unpaid interest, if any, to the date the 2030 notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by appropriate judicial proceedings.
After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of 2030 notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
(a)   the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all 2030 notes then outstanding, (3) the principal of, and premium, if any, on any 2030 notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the 2030 notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the 2030 notes;
(b)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(c)   all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the 2030 notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
The Holders of a majority in aggregate principal amount of the 2030 notes outstanding may on behalf of the Holders of all outstanding 2030 notes waive any past default or Event of Default under the Indenture and its consequences, except a default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any note (which may only be waived with the consent of each Holder of 2030 notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each note affected by such modification or amendment.
If an Event of Default specified in clause (5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default shall have been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness shall have been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness. No Holder has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless such Holder gives to the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the outstanding 2030 notes have made written request, and offered satisfactory indemnity to, the Trustee to institute such proceeding as Trustee under the 2030 notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding 2030 notes. Such limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.
The Company is required to notify the Trustee in writing within 30 days after it becomes aware of the occurrence and continuance of any Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period. The Company is required to deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, a written certificate as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.
No Personal Liability of Directors, Officers, Employees, Limited Partners and Stockholders
No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the 2030 notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 2030 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2030 notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Defeasance or Covenant Defeasance of Indenture
The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the 2030 notes and the Guarantees discharged with respect to the outstanding 2030 notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture and the Guarantees shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 2030 notes and the Guarantees, except for
(1)
the rights of Holders of such 2030 notes to receive payments in respect of the principal of, premium, if any, and interest on such 2030 notes from Funds in Trust (as defined below) when such payments are due,

(2)
the Company’s obligations with respect to the 2030 notes concerning issuing temporary notes, registration of 2030 notes, mutilated, destroyed, lost or stolen notes of 2030 notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)
the rights, powers, trusts, duties and immunities of the Trustee, and

(4)
the defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to their obligations under “— Change of Control Triggering Event” and under all of the covenants that are described under “— Certain Covenants” (other than the covenant described in the first paragraph under “— Certain Covenants — Consolidation, Merger and Sale of Assets,” except to the extent described below) and the operation of clauses (3) through (7) under “— Events of Default” and the limitations described in clause (4) of the first paragraph under “— Certain Covenants — Consolidation, Merger and Sale of Assets” (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the

2030 notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the 2030 notes.
In order to exercise either defeasance or covenant defeasance,
(a)   the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (x) cash in United States dollars or (y) cash in United States dollars, U.S. Government Obligations, or a combination thereof (in each case, “Funds in Trust”), in such amounts as, in the aggregate, will be sufficient (in the case of clause (y), in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm), to pay and discharge the principal of, premium, if any, and interest on the outstanding 2030 notes on the Stated Maturity (or the applicable redemption date, if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding 2030 notes on such redemption date);
(b)   in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders and beneficial owners of the outstanding 2030 notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(c)   in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders and beneficial owners of the outstanding 2030 notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);
(e)   such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than the Indenture);
(f)   the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor; and
(g)   the Company will have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge
The Indenture will, upon written request of the Company pursuant to an officers’ certificate, be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the 2030 notes as expressly provided for in the Indenture) as to all outstanding 2030 notes under the Indenture when:
(a)   either:
(1)
all such 2030 notes theretofore authenticated and delivered (except lost, stolen or destroyed 2030 notes which have been replaced or paid or 2030 notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation, or

(2)
all 2030 notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b)   the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount (x) in United States dollars or (y) in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient (in the case of clause (y), in the opinion of a nationally recognized independent accounting firm or a nationally recognized investment banking firm) to pay and discharge the entire indebtedness on the 2030 notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;
(c)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit) and such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than the Indenture);
(d)   the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor;
(e)   the Company has delivered to the Trustee an officers’ certificate and an opinion of independent counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; and
(f)   the Company has delivered irrevocable instructions to the Trustee to apply any deposited money described in clause (b) to the payment of the 2030 notes at Maturity, Stated Maturity or the redemption date, as the case may be.
Amendments and Waivers
Modifications, waivers and amendments of the Indenture may be made by the Company, each Guarantor, if any, any other obligor under the 2030 notes, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the 2030 notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2030 notes); provided that no such modification, waiver or amendment may, without the consent of the Holder of each outstanding note affected thereby:
(1)
change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);
(2)
amend, change or modify, (a) after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, in accordance with the covenant described under “— Certain Covenants — Asset Sales,” the obligation of the Company, to make such Prepayment Offer or (b) the obligation of the Company, after the occurrence of a Change of Control Triggering Event, to make a Change of Control Offer in accordance with “— Change of Control Triggering Event”;

(3)
reduce the percentage in principal amount of such outstanding 2030 notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of the Indenture;

(4)
modify any of the provisions of the Indenture requiring the consent of Holders or relating to the waiver by Holders of past defaults or relating to the waiver by Holders of certain covenants, except to increase the percentage of such outstanding 2030 notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each such 2030 note affected thereby;

(5)
voluntarily release, other than in accordance with the Indenture, the Guarantee of any Guarantor; or

(6)
amend or modify any of the provisions of the Indenture in any manner which subordinates the 2030 notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

Notwithstanding the foregoing, without the consent of any Holders, the Company, any Guarantor, any other obligor under the 2030 notes outstanding and the Trustee may modify, supplement or amend the Indenture or the 2030 notes:
(1)
to evidence the succession of another Person to the Company, a Guarantor or any other obligor under the 2030 notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the Indenture and in the 2030 notes and in any Guarantee in accordance with the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets”;

(2)
to add to the covenants of the Company, any Guarantor or any other obligor under the 2030 notes for the benefit of the Holders, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the 2030 notes, as applicable, in the Indenture, in the 2030 notes or in any Guarantee;

(3)
to cure any ambiguity, omission or mistake, or to correct or supplement any provision in the Indenture, the 2030 notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the 2030 notes or any Guarantee;

(4)
to make any provision with respect to matters or questions arising under the Indenture, the 2030 notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the Holders in any material respect;

(5)
to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the 2030 notes and/or obligations under the Indenture;

(6)
to release a Guarantor as provided in the Indenture;

(7)
to evidence and provide for the acceptance of the appointment of a successor Trustee under the Indenture and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(8)
to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s or any Guarantor’s obligations under the Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise;

(9)
to provide for the issuance of Additional Notes under the Indenture in accordance with the limitations set forth in the Indenture;

(10)
to comply with the rules of any applicable securities depositary;

(11)
to provide for uncertificated 2030 notes in addition to or in place of certificated 2030 notes;

(12)
to conform the text of the Indenture, the 2030 notes or the Guarantees to any provision of the “Description of 2030 Notes” contained in this prospectus supplement; or

(13)
to provide for the reorganization of the Company as any other form of entity in accordance with the fourth paragraph of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets.”

The Holders of a majority in aggregate principal amount of the 2030 notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture, except in the case of the matters specified in the first paragraph under this caption “Amendments and Waivers.”
The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.
Transfer and Exchange
A Holder may transfer or exchange 2030 notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any 2030 note for a period of 15 days before a selection of 2030 notes to be redeemed.
The registered holder of a 2030 note will be treated as the owner of it for all purposes.
Governing Law
The Indenture, the 2030 notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
U.S. Bank Trust Company, National Association, which will be the Trustee under the Indenture, shall initially be the agent and registrar for the 2030 notes.
The Indenture will not contain limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of its claims or to realize on property received in respect of any such claim as security or otherwise. The Trustee may become the owner or pledgee of 2030 notes or otherwise deal with the Company or any Guarantor with the same rights it would have if it were not the Trustee.

The Holders of a majority in principal amount of the then outstanding 2030 notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions and the rights of the Trustee. The Indenture will provide that if an Event of Default occurs (which has not been cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care of a prudent man in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry, Delivery and Form
Except as set forth below, the 2030 notes will be issued in registered, global form. The 2030 notes will be issued at the closing of this offering only against payment in immediately available funds. The 2030 notes initially will be represented by one or more permanent global notes in registered form without interest coupons (collectively, the “Global Notes”).
The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for 2030 notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of 2030 notes in certificated form.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
1.
upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

2.
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of beneficial interests in the Global Notes will not have 2030 notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the 2030 notes under the Indenture. Under the terms of the Indenture, the Company, the Guarantors and the Trustee will treat the Persons in whose names the 2030 notes, including the Global Notes, are registered as the owners of the 2030 notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee has or will have any responsibility or liability for:
1.
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

2.
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the 2030 notes, is to credit the accounts of the relevant Participants with the payment on the payment date.
Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the 2030 notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of 2030 notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. None of the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the 2030 notes, and the Company, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the 2030 notes described herein, cross- market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests of Global Notes and only in respect of such portion of the aggregate principal amount of 2030 notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the 2030 notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such 2030 notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:
1.   DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days;
2.   the Company, at its option, notifies the Trustee in writing that the Company consents to the issuance of Certificated Notes; or
3.   there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes.
Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the Indenture, including if an Affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Notice to Investors,” unless that legend is not required by the Indenture and shall be subject to all restrictions on transfer contained therein.
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the Indenture.
Same-Day Settlement and Payment
The Indenture requires that payments in respect of the 2030 notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The 2030 notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such 2030 notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.
“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) Permitted Business Investments, (v) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business or (vi) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (vi), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.
“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:
(a)
the sum of

(1)
discounted future net revenues from proved oil and gas reserves of the Company and the Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, or, at the Company’s option, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal quarter for which financial statements are available, in either case, which reserve report was prepared by independent petroleum engineers or the Company’s petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end or quarter-end, as applicable, which reserves were not reflected in such year-end or quarter-end, as applicable, reserve report, and (2) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year-end or quarter-end, as applicable, due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year-end), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end or quarter-end, as applicable, and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end or quarter-end, as applicable, due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis in accordance with Commission guidelines, in the case of the foregoing clauses (1) through (4) utilizing the prices and costs calculated in accordance with Commission guidelines utilized in such year-end or quarter-end, as applicable, reserve report; provided, however, that in the case of each of the determinations made pursuant to the foregoing clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers,
(2)
the capitalized costs that are attributable to Oil and Gas Properties of the Company and the Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements,

(3)
the Net Working Capital of the Company and the Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(4)
the greater of (1) the net book value of other tangible assets of the Company and the Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and the Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided that, if no such appraisal has been obtained, the Company shall not be required to obtain such an appraisal and only clause (a)(iv)(1) of this definition shall apply, minus,

(b)
the sum of:

(1)
Minority Interests,

(2)
any net gas balancing liabilities of the Company and the Restricted Subsidiaries, as reflected in the Company’s latest annual or quarterly balance sheet, to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) of this definition,

(3)
to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (but utilizing prices and costs calculated in accordance with Commission guidelines utilized in such year-end or quarter-end, as applicable, reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and the Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), and

(4)
the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and the Restricted Subsidiaries with respect to Dollar Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition (including, without limitation, by way of merger or consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:
(1)
any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)
all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)
any other properties and assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term Asset Sale shall not include:
(A)
any disposition (including by way of a merger or consolidation) that is governed by the provisions of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets,”

(B)
any disposition that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the Indenture,

(C)
any disposition that would be (i) a Restricted Payment that would be permitted to be made as a Restricted Payment, or (ii) a Permitted Investment or a Permitted Payment,

(D)
the disposition of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other similar property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E)
the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business,

(F)
the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

(G)
any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the Property that is subject thereto,

(H)
the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I)
an Asset Swap,

(J)
the creation or incurrence of any Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Lien,

(K)
the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(L)
any disposition of assets or Capital Stock (in any Transaction) the Fair Market Value of which, when combined with the Fair Market Value at the time of disposition of all other such dispositions in the same Transaction effected pursuant to this clause (L), in the aggregate, does not exceed $25.0 million,

(M)
the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves,

(N)
any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, or

(O)
the disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 of the Internal Revenue Code or any successor or analogous provisions of the Internal Revenue Code.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Company or any Restricted Subsidiary and another Person; provided, that any cash received must be applied in accordance with the covenant described under “— Certain Covenants — Asset Sale” as if the Asset Swap were an Asset Sale.
“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Board of Directors” means:
(A)
with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

(B)
with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(C)
with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same the manager or board of managers or managing member or members or any controlling committee thereof; and

(D)
with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means the “Borrowing Base” (or comparable term) as defined in and determined from time to time pursuant to the Senior Credit Agreement; provided that the Borrowing Base under the Senior Credit Agreement is determined on a basis substantially consistent with customary terms for oil and gas secured reserve based loan transactions and has a lender group that includes one or more commercial financial institutions which engage in oil and gas reserve based lending in the ordinary course of their respective businesses.
“Capital Lease Obligation” of any Person means any obligation of such Person under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “— Certain Covenants — Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests in such Person whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests in such Person (if a limited liability company), any other interest or participation that confers on any other Person the right to receive a share of the overall profits and losses of, or distributions of assets of, such Person, including any Preferred Stock, and any rights, warrants or options exercisable for, exchangeable for or convertible into such Capital Stock in any such case other than debt securities exercisable for, exchangeable for or convertible into Capital Stock.
“Cash Equivalents” means
(1)
any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2)
marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” (or the equivalent thereof) from either S&P or Moody’s,

(3)
deposits, time deposit accounts, certificates of deposit, money market deposits, overnight bank deposits or acceptances of any financial institution having capital and surplus in excess of $100.0 million and whose senior unsecured debt either (a) is rated at least “A-2” by S&P or at least “P-2” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better,

(4)
commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated in one of the two highest ratings categories by S&P or Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments,

(5)
repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1), (2) or (3) above that are entered into with a financial institution described in clause (3) above and mature within 365 days from the date of acquisition,

(6)
money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5), and

(7)
marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

“Cash Management Obligations” means, with respect to the Company or any Guarantor, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit.
“Change of Control” means the occurrence of any of the following events:
(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all its assets) (measured by voting power rather than the number of shares);

(2)
during any period of two consecutive years, individuals who at the beginning of such period (or, if later, the Issue Date) constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period (or, if later, the Issue Date) or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;
(3)
the Company sells, assigns, conveys, transfers, leases or otherwise disposes of (other than by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)
the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets.”

Notwithstanding the preceding, a conversion of the Company or any Restricted Subsidiary from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time) the Capital Stock of the Company immediately prior to such transactions continue to “beneficially own” in the aggregate more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares), or continue to “beneficially own” sufficient equity interests in such entity to elect a majority of its directors, managers, trustees or other Persons serving in a similar capacity for such entity, and, in either case no Person “beneficially owns” more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares).
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline, or, or, so long as any Existing Senior Notes remain outstanding, the obligation of the Company to make an offer to repurchase as a result of the occurrence of such Change of Control pursuant to the indentures governing the Existing Senior Notes.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.
“Commodity Agreements” means, with respect to any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement, hedging agreements and other agreements or arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) or any combination thereof entered into by such Person in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person or its Subsidiaries for the purpose of protecting, on a net basis, against price risks, basis risks or other risks encountered in the Oil and Gas Business.
“Company” means Vital Energy, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter Company shall mean such successor Person.
“Concurrently Issued Notes” means the Company’s 10.125% Senior Notes due 2028 issued on the Issue Date.
“Consolidated EBITDAX” of the Company means for any period the amount for such period specified in clause (a) of the definition of “Consolidated Fixed Charge Coverage Ratio” (after giving effect to the proviso thereto).

“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of
(a)
without duplication, the sum of Consolidated Net Income (Loss) and, in each case to the extent deducted (and not added back) in computing Consolidated Net Income (Loss) for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such four fiscal quarters, less all non-cash items increasing Consolidated Net Income for such four fiscal quarters, in each case, of the Company and the Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, to

(b)
without duplication, Consolidated Interest Expense of the Company for such four fiscal quarters;

provided, however, that:
(1)
if the Company or any Restricted Subsidiary:

(A)
has incurred any Indebtedness since the beginning of such period that remains outstanding on the relevant date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination; provided that, in each case, such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (B)); or

(B)
has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2)
if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is such an Asset Sale, the Consolidated Net Income for such period will be reduced by an amount equal to the Consolidated Net Income (Loss) (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Net Income (Loss) (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)
if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4)
if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Net Income (Loss), including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission); and provided further that
(1)
in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the average rate in effect for the period had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof) and (B) bearing an interest rate (x) at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary or (y) that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate, shall be calculated based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or such Restricted Subsidiary may designate, and

(2)
in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving Credit Facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise or other taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.
“Consolidated Interest Expense” of the Company means, without duplication, for any period, the sum of
(a)
the interest expense, less interest income, of the Company and the Restricted Subsidiaries for such period, on a Consolidated basis, whether paid or accrued, including, to the extent not included in such interest expense and without duplication, with respect to such Person and its Restricted Subsidiary for such period,

(1)
amortization of debt discount (excluding amortization of capitalized debt issuance costs) (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense),

(2)
the net cash costs associated with Interest Rate Agreements (including amortization of fees and discounts); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income,

(3)
the interest portion of any deferred payment obligation,

(4)
all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(5)
accrued interest, plus

(b)
(1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, and (2) all interest expense that has been capitalized, plus

(c)
the interest expense under any Guaranteed Debt of the Company and any Restricted Subsidiary or Indebtedness secured by a Lien on assets of the Company and any Restricted Subsidiary, to the extent not included under any other clause hereof, but only to the extent such Guarantee becomes payable by the Company or the Restricted Subsidiaries or such Lien becomes subject to foreclosure, plus

(d)
dividend payments of the Company with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person or payable to the Company or any Restricted Subsidiary), minus, to the extent included above, any interest attributable to Dollar Denominated Production Payments.
“Consolidated Net Income (Loss)” of the Company means, for any period, the Consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,
(1)
all extraordinary gains or losses (together with related provisions for taxes) (less all fees and expenses relating thereto),

(2)
the portion of net income (or loss) of the Company and the Restricted Subsidiaries on a Consolidated basis allocable to Minority Interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that, in the case of net income, cash dividends or distributions have not actually been received, or, in the case of net loss, cash has been contributed to fund such loss, by the Company or one of the Company’s Consolidated Restricted Subsidiaries,

(3)
any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4)
gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (excluding, without limitation, from the calculation of Consolidated Net Income (Loss), dispositions pursuant to Sale and Leaseback Transactions, but not excluding from such calculation transactions such as farm- outs, sales of leasehold inventory, sales of undivided interests in drilling prospects, and sales or licenses of seismic data or other geological or geophysical data or interpretations thereof),

(5)
the net income of the Company or any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by the Company or such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Restricted Subsidiary or its stockholders,

(6)
any write-downs or impairments of assets (including goodwill) on or related to Hydrocarbon properties or other non-current assets, under applicable GAAP or Commission guidelines,

(7)
any cumulative effect of a change in accounting principles,

(8)
any unrealized non-cash gains or losses on charges in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements, including those resulting from the application of ASC 815,

(9)
any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards, and

(10)
all deferred financing costs or other financial recapitalization charges written off, and premiums or penalties paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of
(1)
the Consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date; plus

(2)
the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“Consolidated Non-cash Charges” of the Company means, for any period, the aggregate depreciation, depletion, amortization, impairment and exploration and abandonment expense and other non-cash charges of the Company and the Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge (other than a charge for future obligations with respect to the abandonment or retirement of assets) that requires an accrual or reserve for cash charges for any future period).
“Consolidated Total Net Debt” of the Company means, as of any date, (i) the aggregate principal amount of all Indebtedness of the types described in clauses (1), (2), (3), (5) and (6) of the definition of “Indebtedness” (in each case, other than intercompany Indebtedness owing to the Company or any Restricted Subsidiary) that is actually owing by the Company and its Restricted Subsidiaries on such date and appearing on a balance sheet of the Company determined on a consolidated basis in accordance with GAAP as of such date (provided that the amount of any Capital Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP as of such date); minus (ii) the aggregate amount of cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries at such date and which is not (x) subject to any Lien or (y) noted as “restricted” on such consolidated balance sheet (other than, in the case of clause (x) or (y), to the extent securing, or “restricted” for use solely to pay, Indebtedness referred to in clause (i) above).
“Consolidated Total Net Debt to Consolidated EBITDAX Ratio” means, as of any date of determination, the ratio of (i) the Consolidated Total Net Debt of the Company as of the last day of the most recent Test Period ended on or prior to such date of determination to (ii) the Consolidated EBITDAX of the Company for such Test Period.
“consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would be consolidated with those of such Person, in accordance with GAAP; provided, however, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term “Consolidated” or “consolidated” shall have a similar meaning.
“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities, loan agreements or other financing agreements, in each case the majority of the loans or commitments under which, as of the date of the closing of such facilities or agreements, are provided by commercial banks, by affiliates of commercial banks customarily engaging in making or providing commercial loans or other financing, or by governmental authorities, and which facilities or agreements provide for revolving loans, term loans, letters of credit or similar financing arrangements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part from time to time with facilities or agreements that satisfy the above requirements.
“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.
“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date that is the earlier of (a) the date 91 days after the date on which no 2030 notes are outstanding and (b) the final Stated Maturity of the principal of the 2030 notes or is redeemable at the option of the holder thereof at any time prior to such date (other than, in any case, upon a change of control of or sale of assets by the Company in circumstances where the Holders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such date at the option of the holder thereof; provided that only the portion of Capital Stock which is mandatorily redeemable is so redeemable or so convertible or exchangeable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.
“Dollar Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Equity Offering” means an underwritten public offering or nonpublic, unregistered or private placement of Qualified Capital Stock of the Company or any contribution to capital of the Company in respect of Qualified Capital Stock of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Exchanged Properties” means Additional Assets received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other properties or assets.
“Existing Senior Notes” means the Company’s (x) 9.500% Senior Notes due 2025 initially issued in the aggregate principal amount of $600,000,000, (y) 10.125% Senior Notes due 2028 initially issued in the aggregate principal amount of $400,000,000 and (z) 7.750% Senior Notes due 2029 initially issued in the aggregate principal amount of $400,000,000, in each case, to the extent outstanding on the Issue Date.
“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. “Fair Market Value” of an asset or property in excess of $50.0 million shall be determined by the Board of Directors of the Company acting in good faith, which determination will be conclusive for all purposes under the Indenture, in which event it shall be evidenced by a resolution of the Board of Directors of the Company, and any lesser Fair Market

Value shall be determined by the principal financial officer or principal accounting officer of the Company acting in good faith, which determination will be conclusive for all purposes under the Indenture.
“Foreign Subsidiary” means any Restricted Subsidiary that (i) is not organized under the laws of the United States of America or any state thereof or the District of Columbia, or (ii) was organized under the laws of the United States of America or any state thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (i) above.
“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. All ratio computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.
“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.
“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(1)
to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)
to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3)
to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)
to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

(5)
otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or any obligation to the extent it is payable only in Qualified Capital Stock of the guarantor.
“Guarantors” means (i) Vital Midstream Services, LLC and (ii) any Subsidiary of the Company that is a guarantor of the 2030 notes, including any Person that is required after the Issue Date to execute a guarantee of the 2030 notes pursuant to the covenant described under “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries,” until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“Henry Acquisition” means that certain purchase and sale agreement, dated September 13, 2023 pursuant to which the Company agreed to purchase certain oil and gas assets in the Midland and Delaware Basin, and related assets and contracts.
“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances related to the foregoing, including, but not limited to, liquified petroleum gas, natural gas, kerosene, sulphur, lignite, coal, all gas resulting from the in-situ combustion of coal or lignite, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom.
“Indebtedness” means, with respect to any Person, without duplication,
(1)
(a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, and (b) all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1)(a), (2), (3) or (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit),

(2)
all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)
all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business,

(4)
all obligations under or in respect of Currency Agreements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5)
all Capital Lease Obligations of such Person,

(6)
the Attributable Indebtedness related to any Sale and Leaseback Transaction;

(7)
all Indebtedness referred to in clauses (1) through (6) above of other Persons, to the extent the payment of such Indebtedness is secured by any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8)
all Guaranteed Debt of such Person,

(9)
all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, and

(10)
Preferred Stock of any Restricted Subsidiary or any Guarantor, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

if and to the extent (solely in the case of the obligations specified in clauses (1)(a)(ii), (3) and (5)) such obligations would appear as liabilities upon the Consolidated balance sheet of such Person in accordance with GAAP; provided, however, that the following shall in any event not constitute “Indebtedness”:
(a)
any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(b)
accrued current liabilities and Trade Accounts Payable arising in the ordinary course of business;

(c)
any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(d)
in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary, any obligations arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, contingent payment obligations (including earnouts) based on a final financial statement or performance of acquired or disposed of assets or similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with such acquisition or disposition;

(e)
oil or natural gas balancing obligations or liabilities incurred in the ordinary course of business;

(f)
any obligation in respect of any Commodity Agreement;

(g)
any unrealized losses or charges in respect of Currency Agreements, Commodity Agreements or Interest Rate Agreements (including those resulting from the application of ASC 815);

(h)
any obligations in respect of (i) bid, performance, completion, surety, appeal and similar bonds, (ii) obligations in respect of bankers acceptances, (iii) insurance obligations or bonds and other similar bonds and obligations and (iv) any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (i), (ii), (iii) or (iv) of this clause (h), are incurred in the ordinary course of the business of the Company and the Restricted Subsidiaries and do not relate to obligations for borrowed money;

(i)
any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(j)
any obligations under Currency Agreements and Interest Rate Agreements; provided, that such agreements are entered into for bona fide hedging purposes of the Company or the Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements are not entered into for speculative purposes;

(k)
any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;

(l)
all contracts and other obligations, agreements, instruments or arrangements described in clauses (iii), (iv), (v) and (vi) of the definition of “Oil and Gas Liens” and clause (j) of the definition of “Permitted Lien”; and

(m)
Production Payments and Reserve Sales.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.
Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the merger or asset acquisition, as the case may be.
The “amount” or “principal amount” of Indebtedness at any time of determination as used herein shall, except as set forth below, be determined in accordance with GAAP:
(1)
the “amount” or “principal amount” of any Capital Lease Obligation shall be the amount determined in accordance with the definition thereof;

(2)
the “amount” or “principal amount” of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

(3)
the “amount” or “principal amount” of all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP; and

(4)
the “amount” or “principal amount” of all other contingent obligations shall be the maximum liability at such date of such Person.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the 2030 notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the 2030 notes and the performance of all other obligations to the Trustee and the Holders under the Indenture and the 2030 notes, according to the respective terms thereof.
“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to such Person or any payment for property or services for the account or use of such Person), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. “Investment” shall exclude, as to any Person, direct or indirect advances or payments to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on such Person’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business, any debt or extension of credit represented by a bank deposit other than a time deposit, any interest in an oil or gas leasehold to the extent constituting a security under applicable law and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in clause (a) of the covenant described under “— Certain Covenants — Restricted Payments.” The amount of the investment shall be its Fair Market Value at the time the investment is made and shall not be adjusted for increases or decreases in value, or write- ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Rating” means at least BBB-, in the case of S&P (or at least its equivalent under any successor rating categories of S&P), at least Baa3, in the case of Moody’s (or at least its equivalent under any successor rating categories of Moody’s), or, if either such entity ceases to make its rating on the 2030 notes publicly available for reasons outside the Company’s control, at least the equivalent in respect of the rating categories of any Rating Agency substituted for S&P or Moody’s in accordance with the definition of “Rating Agencies.”
“Issue Date” means the original issue date of the 2030 notes (excluding, for such purposes, Additional Notes) under the Indenture.
“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. Notwithstanding any other provisions of the Indenture, references herein to Liens permitted to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to permit Liens to exist upon any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).
“Limited Condition Transaction” means (i) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and as to which the Company or any Restricted Subsidiary is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the foregoing requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the covenant described under “— Certain Covenants — Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.
“Maturity” means the date on which the principal becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control Triggering Event, call for redemption or otherwise.
“Measurement Date” means January 24, 2020, the original issue date of the Outstanding 2028 Notes.
“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.
“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Net Available Cash” from an Asset Sale or Sale and Leaseback Transaction means cash proceeds received therefrom (including any (i) cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (ii) net proceeds from the sale or disposition of any Liquid Securities, in each case, only as and when received and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary and (y) except to the extent subsequently converted to cash or Cash Equivalents, Liquid Securities, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:
(a)
all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale and Leaseback Transaction;

(b)
all payments made on any Indebtedness, Currency Agreement, Commodity Agreement or Interest Rate Agreement which is secured by any assets subject to such Asset Sale or Sale and Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale and Leaseback Transaction; provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder;

(c)
all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale and Leaseback Transaction;

(d)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale and Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale and Leaseback Transaction; and

(e)
all relocation expenses as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;

provided that, if any consideration for an Asset Sale or Sale and Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, or as a reserve in accordance with GAAP, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or the Restricted Subsidiaries from escrow or is released from such reserve.
“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in the covenant described under “— Certain Covenants — Restricted Payments,” the aggregate proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or (b) taxes paid or payable or required to be accrued as a liability under GAAP as a result thereof.
“Net Working Capital” means (i) all current assets of the Company and the Restricted Subsidiaries, less (ii) all current liabilities of the Company and the Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP; provided that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt or commodity price risk management activities arising in the ordinary course of the Oil and Gas Business; (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock or other equity based awards; and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment or asset retirement liabilities.
“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary and is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a resolution of the Board of Directors of the Company.
“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, servicing, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting Hydrocarbons, Hydrocarbon properties or Hydrocarbon assets and other related energy businesses and activities arising from, relating to or necessary, ancillary, complementary or incidental to the foregoing.
“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; (v) Liens on pipelines or pipeline facilities that arise by operation of law; and (vi) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, marketing, refining or storage, abandonment or operation thereof.
“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.
“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the 2030 notes or a Guarantee, as the case may be.
“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the Indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.
“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:
(1)
of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)
of a Person that was merged or consolidated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger or consolidation;

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or a Restricted Subsidiary, as applicable, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation),
(a)
the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock,” or

(b)
the Consolidated Fixed Charge Coverage Ratio for the Company would be no smaller than the Consolidated Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business as a means of engaging therein through agreements, transactions, properties, interests or arrangements that permit one to share or transfer risks or costs, comply with regulatory requirements regarding local ownership or otherwise or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including (i) ownership interests in Hydrocarbon properties and interests therein, liquid natural gas facilities, drilling operations, processing facilities, refineries, gathering systems, pipelines, storage facilities, related systems or facilities, ancillary real property interests and interests therein; (ii) entry into and Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies), working interests, royalty interests, mineral leases, production sharing agreements, production sales and marketing agreements, subscription agreements, stock purchase agreements, stockholder agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary, division orders, participation agreements, master limited partnership agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, communitizations, declarations, orders and agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, or other similar or customary agreements, transactions, properties, interests or arrangements, Asset Swaps, and exchanges of properties of the Company or the Restricted Subsidiaries for other properties that, together with any cash and Cash Equivalents in connection therewith, are of at least equivalent value as determined in good faith by the Board of Directors of the Company with third parties, excluding, however, Investments in corporations or Unrestricted Subsidiaries that are Permitted Investments; (iii) capital expenditures, including, without limitation, acquisitions of properties that are related or incidental to, or used or useful in connection with, the Oil and Gas Business or other business activities that are not prohibited by the terms of the Indenture, and interests therein; and (iv) Investments of operating funds on behalf of co-owners of properties used in the Oil and Gas Business of the Company or the Subsidiaries of the Company pursuant to joint operating agreements.
“Permitted Investment” means:
(1)
Investments by the Company or any Restricted Subsidiary in (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2)
Indebtedness of the Company or a Restricted Subsidiary described under clauses (4) and (5) of the definition of “Permitted Debt”;

(3)
repurchases of or other Investments in any of the 2030 notes or Guarantees;

(4)
cash and Cash Equivalents;

(5)
Investments in property, plants and equipment used in the ordinary course of business and Permitted Business Investments;

(6)
Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under “— Certain Covenants — Asset Sales” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(7)
Investments in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other transfers of cash or other assets in respect of such Investments;

(8)
Investments acquired in exchange for the issuance of, or out of the Net Cash Proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Qualified Capital Stock of the Company;

(9)
Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10)
relocation allowances for, and loans or advances to, officers, directors or employees of the Company or the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2.0 million;

(11)
receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(12)
payroll, commission, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)
any Investments received in good faith in settlement of litigation, arbitration or other disputes (including pursuant to any workout, restructuring, recapitalization or bankruptcy or insolvency proceedings) with Persons who are not Affiliates, or compromise or resolution of, or upon satisfaction of judgments with respect to receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure or title transfer by the Company or any Restricted Subsidiary with respect to a secured Investment in default;

(14)
any Person to the extent such Investments consist of Commodity Agreements, Interest Rate Agreements or Currency Agreements otherwise permitted under the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(15)
Investments in a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the covenant described under “— Certain Covenants — Consolidation, Merger and Sale of Assets” to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(16)
Investments in any units of any oil and gas royalty trust;

(17)
Guarantees of Indebtedness permitted under the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(18)
Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(19)
advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Company or any Restricted Subsidiary;

(20)
any other Investment the amount of which, when combined with the aggregate amount of Investments that are at the time outstanding made pursuant to this clause (20), does not exceed the greater of (x) $25.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets determined at the time the Investment is made; provided that, if any Investment is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person later becomes a Restricted Subsidiary, such Investment shall be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; and

(21)
guarantees received with respect to any Permitted Investment listed above.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value or writeups, writedowns or writeoffs.
With respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.
“Permitted Lien” means:
(a)
any Lien existing as of the Issue Date to the extent and in the manner such Liens are securing Indebtedness or obligations existing on the Issue Date;

(b)
any Lien securing Indebtedness under a Credit Facility permitted to be incurred under clause (1) of paragraph (b) of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that the aggregate amount of such Indebtedness does not exceed the aggregate amount that would be allowed under clause (1) of paragraph (b) determined as of the date of the incurrence of such Indebtedness;

(c)
any Lien securing 2030 notes, the Guarantees and other obligations arising under the Indenture;

(d)
Liens securing Permitted Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary not securing the Indebtedness so Refinanced;

(e)
any Lien arising by reason of:

(1)
any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2)
taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(3)
security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or similar legislation;

(4)
good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(5)
survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or the Restricted Subsidiaries or the value of such property for the purpose of such business;

(6)
deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(7)
operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business, to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(8)
Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; or

(9)
normal depository or cash-management arrangements with banks;

(f)
any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or the Restricted Subsidiaries; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(g)
any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or the Restricted Subsidiaries and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(h)
any Lien securing Indebtedness permitted to be incurred pursuant to clause (7) of the definition of “Permitted Debt,” so long as none of such Indebtedness constitutes debt for borrowed money;

(i)
any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred or assumed in accordance with the Indenture solely in connection with the acquisition, construction, improvement or development of real or personal, moveable or immovable property; provided that such Liens only extend to such property so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)), such Indebtedness secured by such Lien shall either (x) be in an amount not in excess of the original purchase price or the original cost of such property so acquired, constructed, improved or developed or (y) be with recourse solely to such assets, in the case of clause (x) or (y), together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof), the incurrence of such Indebtedness is permitted by the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock” and such Lien is incurred not more than 360 days after the later of the acquisition or completion of construction, improvement or development of the property subject to such Lien;

(j)
leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries;

(k)
(1) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided, further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (2) Liens on property, assets or shares of Capital Stock existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(l)
Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money;

(m)
Liens on the Capital Stock of any Unrestricted Subsidiary owned by the Company or any Restricted Subsidiary to the extent securing Indebtedness of such Unrestricted Subsidiary;

(n)
Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(o)
Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(p)
Liens securing any insurance premium financing under customary terms and conditions; provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(q)
Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of any such bank;

(r)
Liens arising under the Indenture in favor of the Trustee thereunder for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture including the indentures governing the Existing Senior Notes; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(s)
Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “— Certain Covenants — Restricted Payments”;

(t)
any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (s) so long as (1) no additional collateral is granted as security thereby, and (2) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith; and

(u)
in addition to the items referred to in clauses (a) through (t) above, any Lien of the Company or any Restricted Subsidiary to secure Indebtedness the amount of which, when combined with the outstanding amount of all other Indebtedness secured by Liens incurred pursuant to this clause (u), does not exceed the greater of (x) $50.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).
Notwithstanding anything in clauses (a) through (u) of this definition, the term Permitted Liens does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than (i) Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after, the acquisition of the properties or assets that are subject thereto and (ii) Volumetric Production Payments that constitute Asset Sales.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in a Refinancing of other Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:
(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced; and

(3)
if the Indebtedness being Refinanced is subordinated in right of payment to the 2030 notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the 2030 notes or such Guarantee, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced or shall be Capital Stock of the obligor on the Indebtedness being Refinanced.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
“Production Payments” means, collectively, Dollar Denominated Production Payments and Volumetric Production Payments.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a bonus, rental payment, royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.
“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary that are acquired, constructed, improved or developed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that
(1)
the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into no later than 360 days after the acquisition or completion of the construction, improvements or development of such assets and shall at all times be confined solely to the assets so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)),

(2)
at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of improvements, additions, accessions and contractual rights relating primarily thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3)
either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into (except as specified in clause (2)) exceed 100% of the purchase price to the Company or a Restricted Subsidiary, as the case may be, of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with, in the case of clause (A) or (B), any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.
“Rating Agencies” means (a) S&P and Moody’s or (b) if S&P or Moody’s or both of them are not making ratings of the 2030 notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.
“Rating Decline” means a decrease in the rating of the 2030 notes by any Rating Agency by one or more gradations (including gradations within rating categories as well as between rating categories) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the 2030 notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies). In determining whether the rating of the 2030 notes has decreased by one or more gradations, gradations within rating categories, namely + or — for S&P, 1, 2, and 3 for Moody’s, and + or - for Fitch will be taken into account. for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue an Indebtedness in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to a Designation (not subject to a subsequent Revocation) in compliance with the covenant described under “— Certain Covenants — Unrestricted Subsidiaries.”
“S&P” means Standard and Poor’s Ratings Services (or any successor to the rating agency business thereof).
“Sale and Leaseback Transaction” means, with respect to the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Senior Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017, by and among the Company, as Borrower, the financial institutions listed therein, as Banks, Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A., BMO Harris Financing, Inc., and Capital One, National Association, as Co-Syndication Agents, Societe Generale and The Bank of Nova Scotia, as Co-Documentation Agents, and Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One, National Association, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements (whether by the same or any other agent, lender or group of lenders), supplementations or other modifications of the foregoing) together with the related documents thereto (including, without limitation, any guarantee agreements and security documents).
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the Issue Date.
“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the 2030 notes or a Guarantee, as the case may be.
“Subsidiary” with respect to any Person, means any (i) corporation, association or other business entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the Voting Stock under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Test Period” in effect at any time means the Company’s most recently ended four consecutive fiscal quarters for which internal financial statements are available (as determined in good faith by the Company).
“Trade Accounts Payable” means (i) accounts payable or other obligations of the Company or any Restricted Subsidiary created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services and (ii) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.
“Transaction” means any transaction; provided that, if such transaction is part of a series of related transactions, “Transaction” refers to such related transactions as a whole.
“Unrestricted Subsidiary” means (i) Vital Energy Technology, LLC and (ii) any other Subsidiary of the Company designated (or deemed designated) as such pursuant to and in compliance with the covenant described under “— Certain Covenants — Unrestricted Subsidiaries.”

“Unrestricted Subsidiary Indebtedness” means Indebtedness of any Unrestricted Subsidiary.
(1)
as to which none of the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except to the extent of Capital Stock of such Unrestricted Subsidiary pledged as contemplated by clause (m) of the definition of “Permitted Lien” and for Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

(2)
which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the 2030 notes.
“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.
“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.
“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the members of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness or Preferred Stock into (2) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following general discussion summarizes certain U.S. federal income tax considerations of the purchase, ownership and disposition of the new notes by beneficial owners of the new notes (referred to herein as “holders”) who purchase the new notes for cash in this offering at the applicable issue price (which for the 2030 notes, is the first price at which a substantial amount of the 2030 notes is sold to investors other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the new notes as capital assets (generally, property held for investment) and does not address the consideration applicable to the holders of the Outstanding 2028 Notes.
This discussion is based on U.S. federal income tax law, including the Code, its legislative history, existing and proposed regulations of the Treasury Department (“Treasury Regulations”), published Internal Revenue Service (the “IRS”) rulings and pronouncements, and judicial decisions now in effect on the date of this document. These authorities are subject to change or differing interpretations (possibly on a retroactive basis), so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters and conclusions discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the new notes which are different from those discussed below or that a contrary position taken by the IRS would not be sustained by a court.
This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the new notes by a particular holder in light of such holder’s specific circumstances. It does not describe any tax consequences arising out of the tax laws of any state, local or non-U.S. jurisdiction, or any tax treaties, any U.S. federal estate or gift tax consequences, or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:
•
broker-dealers in securities or currencies;

•
tax-exempt entities (including individual retirement accounts and tax-deferred accounts);

•
banks, thrifts and other financial institutions;

•
pension plans;

•
regulated investment companies and real estate investment trusts and their shareholders;

•
traders in securities that have elected the mark-to-market method of accounting for their securities;

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insurance companies;

•
persons holding the new notes as part of a “straddle,” a “hedge” or a “conversion transaction” or other risk reduction transaction or a “constructive sale” or “wash sale”;

•
taxpayers subject to the alternative minimum tax;

•
certain U.S. expatriates;

•
U.S. holders (defined below) that have a “functional currency” other than the U.S. dollar;

•
pass-through entities for U.S. federal income tax purposes (e.g., partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or investors who hold interests in the new notes through such pass-through entities;

•
foreign governments and international organizations;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the new notes being taken into account in an applicable financial statement; or

•
“passive foreign investment companies,” “controlled foreign corporations” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds the new notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. If you are a partnership for U.S. federal income tax purposes that is considering purchasing notes (or if you are a partner in such a partnership), you should consult with your tax advisor.
If you are considering purchasing the new notes, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other U.S. federal tax laws, the laws of any state, local or non-U.S. taxing jurisdiction or any applicable income tax treaty, as well as possible effects of changes in federal or other tax laws.
Certain Additional Payments
In certain circumstances, as described under (i) “Description of the New 2028 Notes — Optional Redemption” and “Description of the New 2028 Notes — Change of Control Triggering Event” with respect to the new 2028 notes and (ii) “Description of the 2030 Notes — Optional Redemption”, and “Description of the 2030 Notes — Change of Control Triggering Event” with respect to the 2030 notes, we may be obligated to pay amounts on the new notes that are in excess of the stated interest on or principal of the new notes. These potential payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the remote possibility of paying such additional amounts as causing the new notes to be treated as contingent payment debt instruments that are subject to special rules. However, you will recognize additional income or gain if any such additional payment is made. Our determination that this possibility is remote is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS may take a different position, in which case a holder may be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the note. The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments for tax purposes. Holders are urged to consult their own tax advisors regarding the potential application of the contingent payment debt instrument rules to the new notes and the consequences thereof.
U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the new notes.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of notes that, for U.S. federal income tax purposes, is:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state thereof or the District of Columbia;

•
an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Residents are subject to U.S. federal income tax as if they were U.S. holders. An individual may, subject to exceptions, be deemed to be a resident, as opposed to a non-resident, by, among other ways, being present in the U.S. for at least 31 days in the calendar year, and for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for these purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

Qualified Reopening
For U.S. federal income tax purposes, we intend to treat the issuance of the new 2028 notes as a “qualified reopening” of the Outstanding 2028 Notes and therefore as part of the same issue as the Outstanding 2028 Notes. If so treated, the new 2028 notes will have the same issue date and the same issue price as the Outstanding 2028 Notes for U.S. federal income tax purposes. The remainder of this summary assumes that the issuance of the new 2028 notes will be treated as a “qualified reopening.”
Pre-Issuance Accrued Interest on the New 2028 Notes
A portion of the offering price for the new 2028 notes will be attributable to the amount of unpaid interest on the Outstanding 2028 Notes that has accrued since July 15, 2023 the (“Pre-Issuance Accrued Interest”). We intend to take the position that, on the first interest payment date, a portion of the interest received in an amount equal to the Pre-Issuance Accrued Interest will be treated as a return of the Pre-Issuance Accrued Interest and not as a payment of interest on the new 2028 notes. Amounts treated as a return of Pre-Issuance Accrued Interest should not be taxable when received but should reduce a holder’s adjusted tax basis in the new notes by a corresponding amount (in the same manner as would payment of principal). You should consult your own tax advisors concerning the treatment of the Pre-Issuance Accrued Interest on the new 2028 notes.
Taxation of Interest on the New Notes
Interest on a note (which should exclude the Pre-Issuance Accrued Interest described above with respect to the new 2028 notes) will generally be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes. If you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your new notes (other than the Pre-Issuance Accrued Interest described above with respect to your new 2028 notes) in your gross income at the time that you receive the interest. If you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time that the interest accrues.
Amortizable Bond Premium on the New 2028 Notes
If you purchase a new 2028 notes for an amount (which should exclude any amount attributable to the Pre-Issuance Accrued Interest) in excess of the amount payable at maturity of the new 2028 note, you will be considered to have purchased the new 2028 note with “amortizable bond premium” equal in amount to the excess of the U.S. holder’s purchase price for the new 2028 note (excluding any Pre-Issuance Accrued Interest) over the amount payable at maturity of the new 2028 note (or on an earlier call date if it would result in a smaller amortizable bond premium). Generally, you may elect to amortize such bond premium as an offset to interest income, using a constant yield method. However, under the applicable Treasury Regulations, for purposes of calculating the amortization, it is assumed that we will exercise any redemption rights in a manner that maximizes your yield to maturity and, consequently, such amortization may be reduced and/or deferred. If you make such an election, your tax basis in the new 2028 notes will be reduced by the amount of the allowable amortization. If you do not elect to amortize bond premium, the premium will decrease the gain or increase the loss that you would otherwise recognize on a disposition of your new 2028 notes. An election to amortize bond premium applies to all taxable debt obligations held during or after the taxable year for which the election is made any may be revoked only with the consent of the IRS. You should consult with your tax advisors before making this election and regarding the calculation and amortization of any bond premium on the new 2028 notes.
Sale or Other Taxable Disposition of the New Notes
You generally must recognize taxable gain or loss on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference, if any, between (i) the sum of the amount of cash plus the fair market value of all other property you receive for the new note (to the extent such amount does not represent payment of accrued but unpaid interest that is not Pre-Issuance Accrued Interest, which will be taxable as ordinary income in the manner described above), and (ii) your adjusted tax basis in the new note at that time. Your initial tax basis in a new note generally is the price you paid for the new note (in the case of the new 2028 notes, excluding any Pre-Issuance Accrued Interest). Your adjusted tax basis in a note will be equal to your initial basis in the new note, decreased by any amortizable bond premium used to offset interest income or otherwise allowed as a deduction and any payments made on the new notes other than payments of stated interest received.
Your gain or loss realized on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note will generally constitute capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of the sale, taxable exchange, redemption, retirement or other taxable disposition. Under current law, long-term capital gains of individuals, estates and trusts are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to principal and interest payments on the new notes held by you and to the proceeds of the sale or other disposition (including a redemption or retirement) unless you are a corporation or other exempt recipient and, if requested, certify such status. These amounts generally must be reported to the IRS and to you. Additionally, backup withholding will apply to such payments if you are a non-exempt U.S. holder and fail to provide a correct taxpayer identification number or certification of exempt status or fail to report full dividend and interest income or otherwise fail to comply with applicable requirements of the backup withholding rules.
Presently, the backup withholding rate is 24%. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you provide the required information or appropriate claim form to the IRS on a timely basis. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. You should consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Additional Tax Relating to Net Investment Income
A 3.8% tax is imposed on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest income and certain net gain from the disposition of property, such as the new notes, less certain deductions. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of the new notes.
Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to non-U.S. holders of the new notes.
You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of notes and are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.
Pre-Issuance Accrued Interest on the New 2028 Notes
A portion of the offering price for the new 2028 notes will be attributable to Pre-Issuance Accrued Interest and will be treated as described under “— U.S. Holders — Pre-Issuance Accrued Interest on the New 2028 Notes.”
Taxation of Interest on the New Notes
Subject to the discussion of FATCA withholding and backup withholding below, interest (excluding any Pre-Issuance Accrued Interest on the new 2028 notes) that we pay to you that is not effectively connected with your conduct of a U.S. trade or business will generally not be subject to U.S. federal income tax or withholding of U.S. federal income tax if you:

•
do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock that are entitled to vote;

•
are not a controlled foreign corporation for U.S. federal income tax purposes with respect to which we are a “related person” within the meaning of the Code; and

•
certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. federal income tax, on IRS Form W-8BEN or W-8BEN-E or an applicable successor or substitute form, under penalties of perjury, that you are not a U.S. person and provide your name and address.

If you do not satisfy the preceding requirements, your interest on a note that is not effectively connected with a U.S. trade or business will generally be subject to U.S. withholding tax at a flat rate of 30% unless that rate is reduced or eliminated pursuant to an applicable tax treaty and you provide the withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable successor or substitute form). If a non-U.S. holder holds the new notes through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certain requirements under applicable Treasury Regulations in order to avoid U.S. federal withholding tax.
Sale or Other Taxable Disposition of the New Notes
Subject to the discussion of backup withholding tax below, you generally will not be subject to U.S. federal income tax on any gain or income realized by you on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note (less any amount attributable to accrued and unpaid interest that is not Pre-Issuance Accrued Interest, which will be taxable as described under “Non-U.S. Holders — Taxation of Interest on the New Notes”) unless:
•
the income or gain is effectively connected with your conduct of a U.S. trade or business and, if a U.S. income tax treaty applies, is attributable to a permanent establishment or fixed base you maintain in the United States; or

•
if you are a non-resident alien individual, you are present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder. See “— Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a foreign corporation, you may be subject to U.S. branch profits tax equal to 30% on such effectively connected gain for the taxable year, as adjusted for certain items, unless an applicable tax treaty provides for a lower rate.
If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax or a lower applicable treaty rate on the gain derived from the sale or other disposition, which may be offset by U.S.-source capital losses.
Income or Gain Effectively Connected with a U.S. Trade or Business
If you are engaged in trade or business in the United States, and interest on, or gain on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business and, in the case of an applicable tax treaty, is attributable to a permanent establishment or fixed base you maintain in the United States, you will be exempt from U.S. withholding tax but will be subject to regular U.S. federal income tax on such interest or gain on a net income basis generally in the same manner as if you were a U.S. holder. In order to establish an exemption from U.S. withholding tax, you must provide to us, our paying agent or the person who would otherwise be required to withhold U.S. federal income tax, a properly completed and executed IRS Form W-8ECI or applicable successor or substitute form on or before any payment date. In addition to regular U.S. federal income tax, if you are a foreign corporation, you may be subject to U.S. branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless an applicable tax treaty provides for a lower rate. For this purpose, you must include interest and gain on your notes in the earnings and profits subject to the U.S. branch profits tax if these amounts are effectively connected with the conduct of your U.S. trade or business.

Information Reporting and Backup Withholding
Payments to non-U.S. holders of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Backup withholding generally will not apply to payments of interest on the new notes by us or our paying agent or the person who would otherwise be required to withhold U.S. federal income tax to you if you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.
Payment of the gross proceeds from the disposition of notes (including redemption or retirement) to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above under “Non-U.S. Holders — Taxation of Interest on the New Notes” or otherwise establish an exemption. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, if that broker is a U.S. person or is a foreign branch or office of a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge to the contrary or unless you otherwise establish an exemption.
You are urged to consult your tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you provide the required information or appropriate claim form to the IRS on a timely basis.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”) and applicable Treasury Regulations and administrative guidance thereunder may require withholding at a rate of 30% on interest on the new notes if paid to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary with respect to the payments) unless such institution has entered into an agreement with the U.S. government to report and disclose, on an annual basis, information with respect to its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such foreign entity is the beneficial owner or an intermediary with respect to the payments) unless such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. Accordingly, the entity through which the new notes are held will affect the determination of whether such withholding is required.
Treasury Regulations have been proposed (upon which taxpayers and withholding agents are entitled to rely until the final Treasury Regulations are issued) that would, when finalized, eliminate FATCA withholding on the gross proceeds (other than amounts treated as interest) from a sale or other taxable disposition of instruments, such as the new notes, that produce withholdable payments. You should consult your tax advisors regarding the possible impact of the FATCA rules on your investment in the new notes, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.
THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. DUE TO THE COMPLEXITY OF THE UNITED STATES FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS

WITH RESPECT TO MANY ASPECTS OF THOSE RULES, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE NEW NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN CONSIDERATIONS FOR BENEFIT PLANS AND IRAS
The following is a summary of certain considerations associated with an investment in the new notes by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” by reason of any such plan, account or arrangement investing in such entity (each of the foregoing, a “Plan”).
This summary is based on ERISA and the Code, and related regulations, administrative rulings and judicial decisions as of the date of this offering. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the new notes or a particular investor. No assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.
General Fiduciary Matters
ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an “ERISA Plan”) and ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties or disqualified persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of its assets, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the new notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws and whether the investment is permitted under the terms of the applicable documents governing the Plan.
Each ERISA Plan, including IRAs and other arrangements that are subject to Section 4975 of the Code, should consider the fact that none of the issuer, the underwriter, the guarantors or the underwriters or any of their respective affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any ERISA Plan with respect to the decision to purchase or hold the new notes. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the new notes. All communications, correspondence and materials from the Transaction Parties with respect to the new notes are intended to be general in nature and are not directed at any specific purchaser of the new notes, and do not constitute advice regarding the advisability of investment in the new notes for any specific purchaser. The decision to purchase and hold the new notes must be made solely by each prospective ERISA Plan purchaser on an arm’s length basis.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans and Plans subject to Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” under ERISA or “disqualified persons,” under Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The acquisition, holding or disposition of the new notes by a Plan with respect to which any of the Transaction Parties is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan, depending on the type and circumstances of the fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the Plan. The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the new notes. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 75-1, which exempts certain transactions between an ERISA Plan and certain broker-dealers, reporting dealers and banks, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan or Plan subject to Section 4975 of the Code involved in the transaction and provided further that the ERISA Plan or Plan subject to Section 4975 of the Code pays no more than (nor receives less than) “adequate consideration” in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and Section 4975 of the Code.
Each of these class or statutory exemptions contains conditions and limitations with respect to its application. We cannot provide any assurance that any of these exemptions or any other exemption will apply with respect to any particular investment in the new notes by, or on behalf of, an ERISA Plan or Plan subject to Section 4975 of the Code or, even if it were to apply, that any exemption would apply to all transactions that may occur in connection with the investment.
Because of the foregoing, the new notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase, holding and subsequent disposition will not result in a non- exempt prohibited transaction under ERISA or the Code or a violation of any applicable Similar Laws.
Plan Asset Issues
United States Department of Labor regulations, as modified by Section 3(42) of ERISA, (the “Plan Asset Regulations”) generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity (the “look-through rule”), unless either equity participation in the entity by “benefit plan investors” is not “significant” or the entity is an “operating company,” in each case as defined in Section 3(42) of ERISA and the Plan Asset Regulations.
Under the Plan Asset Regulations, the term “equity interest” means any interest in an entity other than an interest that is treated as indebtedness under applicable local law and that has no substantial equity features. To our knowledge, there are no regulations, published rulings or judicial decisions addressing the characterization for ERISA purposes of securities issued under the same circumstances and with substantially the same terms as the new notes. However, we believe and intend to take the position that the new notes do not constitute “equity interests” under the Plan Asset Regulations. Moreover, we are primarily engaged in business activities that we believe qualify us as an “operating company” under the Plan Assets Regulations (although no assurance can be given in this regard). Accordingly, we believe that even significant investment by benefit plan investors in the new notes should not result in our assets being treated as plan assets under ERISA.

Representation
Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the note constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the note by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.
The foregoing discussion is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. In addition, such discussion assumes that the new notes will constitute indebtedness as opposed to “equity” interests under the United States Department of Labor’s plan asset regulations or Similar Law. Although such characterization of the new notes would appear appropriate, we can offer you no assurance that this will be the case. Due to the complexity of these rules and the excise tax and other penalties that may be imposed upon persons involved in non-exempt prohibited transactions or fiduciary breaches, it is particularly important that fiduciaries or other persons considering purchasing the new notes on behalf of, or with the assets of, any Plan, consult with their own counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the new notes and the subsequent disposition thereof. Purchasers of the new notes have exclusive responsibility for ensuring that their purchase and holding of the new notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. The sale of the new notes to a Plan is in no respect a representation by us that such an investment meets all relevant legal requirements with respect to investment by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING
Wells Fargo Securities, LLC is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of new notes set forth opposite its name below.
Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes
Wells Fargo Securities, LLC	$100,000,000	$125,000,000
BofA Securities, Inc.	$72,000,000	$90,000,000
Mizuho Securities USA LLC	$36,000,000	$45,000,000
Truist Securities, Inc.	$36,000,000	$45,000,000
Capital One Securities, Inc.	$27,000,000	$33,750,000
Citigroup Global Markets Inc.	$27,000,000	$33,750,000
KeyBanc Capital Markets Inc.	$27,000,000	$33,750,000
PNC Capital Markets LLC	$27,000,000	$33,750,000
U.S. Bancorp Investments, Inc.	$27,000,000	$33,750,000
Zions Direct, Inc.	$7,000,000	$8,750,000
BOK Financial Securities, Inc.	$7,000,000	$8,750,000
Comerica Securities, Inc.	$7,000,000	$8,750,000
Total	$400,000,000	$500,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the new notes sold under the underwriting agreement if any of these new notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the new notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the new notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.
The expenses of the offering, not including the underwriting discount are estimated at $3.645 million and are payable by us.
New Issue of Notes
The additional 2028 notes will constitute one series with the existing 2028 notes, for which a trading market already exists. The 2030 notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the new notes on any national securities exchange or for inclusion of the new notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make or maintain a market in the new notes after completion of the offering. However, they are under no obligation to do so, and the ability or interest of the underwriters to make or maintain a market in the new notes may be impacted by changes in any regulatory requirements applicable to the appropriate regulatory agency and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the new notes or that an active public market for the 2030 notes will develop. If an active public trading market for the 2030 notes does not develop, the market price and liquidity of the 2030 notes may be adversely affected. If the new notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. In addition, certain of the underwriters of the new notes or their affiliates are agents and/or lenders under our senior secured credit facility and, accordingly, will receive a portion of the net proceeds of this offering. Certain of the underwriters or their affiliates own the 2025 Notes to be satisfied and discharged, and, accordingly, may receive a portion of the net proceeds from this offering.
Settlement
We expect that delivery of the new notes will be made to investors on or about September 25, 2023, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to two business days prior to the delivery of the new notes hereunder will be required, by virtue of the fact that the new notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the new notes who wish to trade the new notes prior to two business days prior to their date of delivery hereunder should consult their advisors.
No Sale of Similar Securities
We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of Wells Fargo Securities, LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of any debt securities or securities exchangeable for or convertible into debt securities, except for the new notes sold to the underwriters pursuant to the underwriting agreement, the Tender Offers of the Existing Notes, the redemption of all outstanding Existing Notes that remain outstanding after completion or termination of the Tender Offers and bank borrowings.
Short Positions
In connection with the offering, the underwriters may purchase and sell the new notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the new notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the new notes or preventing or retarding a decline in the market price of the new notes. As a result, the price of the new notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the new notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Conflicts of Interest
Affiliates of Wells Fargo Securities, LLC and BofA Securities, Inc. are lenders under our credit facility, and each are expected to receive more than 5% of the net proceeds of this offering due to the repayment of borrowings thereunder. Accordingly, this offering will be conducted in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. This rule requires, among other things, that a qualified independent underwriter has participated in the preparation of, and has exercised the usual standards of “due diligence” in respect to, the registration statement and this prospectus. BOK Financial Securities, Inc. has agreed to act as qualified independent underwriter for the offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically those inherent in Section 11 of the Securities Act.
Certain of the underwriters of the new notes or their affiliates are agents and/or lenders under our senior secured credit facility and, accordingly, will receive a portion of the net proceeds of this offering. Certain of the underwriters or their affiliates own the 2025 notes to be satisfied and discharged and, accordingly, may receive a portion of the net proceeds from this offering. Affiliates of Wells Fargo Securities, LLC and BofA Securities, Inc. are lenders under our credit facility, and each are expected to receive more than 5% of the net proceeds of this offering due to the repayment of borrowings thereunder. Accordingly, this offering will be conducted in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. This rule requires, among other things, that a qualified independent underwriter has participated in the preparation of, and has exercised the usual standards of “due diligence” in respect to, the registration statement and this prospectus. BOK Financial Securities, Inc. has agreed to act as qualified independent underwriter for the offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically those inherent in Section 11 of the Securities Act. We have agreed to indemnify BOK Financial Securities, Inc. against certain liabilities incurred in connection with it acting as QIU in this offering, including liabilities under the Securities Act.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of U.S. Bank Trust Company, N.A., trustee for the 2030 Notes.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the new notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the new notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
The new notes are offered for sale in those jurisdictions in the United States, Europe and elsewhere where it is lawful to make such offers.
European Economic Area
The new notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the new notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the new notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the new notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the new notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The new notes are not intended to be offered, sold or otherwise made available to and should be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act of 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/ 1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of the domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the new notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the new notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the new notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
Canada
The new notes may be issued only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the new notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement.
Certain Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates.
An affiliate of Wells Fargo Securities, LLC is the administrative agent and a lender, and affiliates of the other underwriters are lenders, under our senior secured credit facility, a portion of the borrowings which are expected to be repaid with proceeds of this offering of the new notes. In addition, certain of the underwriters or their affiliates own the 2025 Notes to be satisfied and discharged. Accordingly, these affiliates may receive a portion of the proceeds of this offering of the new notes.
In addition, in the course of their respective businesses, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. If the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies.
Typically, those underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the additional notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the new notes offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities or instruments.

LEGAL MATTERS
The validity of the new notes offered by this prospectus supplement will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.
EXPERTS
The consolidated financial statements of Vital Energy, Inc. as of December 31, 2022 and for the year then ended appearing in Vital Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The audited financial statements of Vital Energy, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The estimates of our proved reserves included in or incorporated by reference into this prospectus supplement are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The audited annual consolidated financial statements of Driftwood Energy Partners, LLC and its wholly-owned subsidiaries, Driftwood Energy Operating, LLC, Driftwood Energy Management, LLC and Driftwood Energy Intermediate, LLC (collectively, “Driftwood”), incorporated herein by reference from Vital Energy, Inc.’s Current Report on Form 8-K filed with the Commission on June 15, 2023, have been audited by Weaver and Tidwell, L.L.P., independent auditors. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The estimates of the proved reserves owned by Driftwood, incorporated herein by reference are based on reserve reports prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The audited annual financial statements of Forge Energy II Delaware, LLC (“Forge”), incorporated herein by reference from Vital Energy, Inc.’s Current Report on Form 8-K filed with the Commission on July 13, 2023, have been audited by Weaver and Tidwell, L.L.P., independent auditors. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The estimates of the proved reserves owned by Forge, incorporated herein by reference are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The audited consolidated financial statements of Henry Energy LP and subsidiaries as of December 31, 2022, 2021 and 2020, and for each of the three years then ended, incorporated by reference in this prospectus supplement, have been so incorporated by reference in reliance upon the report of Weaver and Tidwell, LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing.
The estimates of the proved reserves owned by Henry Energy LP, incorporated herein by reference, are based on reserve reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.

The financial statements of Maple Energy Holdings, LLC as of December 31, 2022 and for the year then ended, incorporated in this prospectus supplement by reference from Vital Energy, Inc.’s Current Report on Form 8-K filed September 13, 2023, have been audited by Moss Adams LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to a change in the method of accounting for leases), which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The estimates of the proved reserves owned by Maple Energy Holdings, LLC, incorporated herein by reference, are based on reserve reports prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The consolidated financial statements of Tall City Exploration III LLC incorporated by reference in Vital Energy, Inc.’s Current Report on Form 8-K dated September 13, 2023 for the year ended December 31, 2022 and 2021 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The estimates of the proved reserves owned by Tall City Exploration III LLC, incorporated herein by reference, are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with and furnish other information to the Commission. You can find our public filings with the Commission on the internet at a website maintained by the Commission located at www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Commission. Our website is located at www.vitalenergy.com. The information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.
We are “incorporating by reference” specified documents that we file with the Commission, which means:
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incorporated documents are considered part of this prospectus supplement;

•
we are disclosing important information to you by referring you to those documents; and

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information we file later with the Commission will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference the documents listed below, which we filed with the Commission under the Exchange Act (excluding information deemed to be furnished and not filed with the Commission):
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our Annual Report on Form 10-K for the year ended December 31, 2022;

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our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023; and

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our Current Reports on Form 8-K or Form 8-K/A, filed with the Commission on January 9, 2023, February 15, 2023, April 3, 2023, May 17, 2023, May 25, 2023, June 15, 2023, June 30, 2023, July 13, 2023, August 22, 2023 and September 13, 2023.

In addition, we incorporate by reference in this prospectus supplement any future filings made by Vital Energy with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the Commission) prior to the termination of the offering under this prospectus supplement.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:
Vital Energy, Inc.
Attention: Investor Relations
521 E. Second Street,
Suite 1000
Tulsa, Oklahoma 74120
(918) 513-4570

PROSPECTUS
LAREDO PETROLEUM, INC.
Senior Debt Securities
Subordinated Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
We may, from time to time, offer and sell debt securities, which may be senior or subordinated, and which may be guaranteed by one or more of our existing and future subsidiaries, common stock, preferred stock, depositary shares and warrants. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
Our common stock is listed on the New York Stock Exchange under the symbol “LPI.” On March 18, 2022, the last reported sale price for our common stock was $73.24 per share.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in our securities involves risk. You should carefully read the information under the heading “Risk Factors” on page 5 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 21, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of the prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.
In this prospectus, the “Company,” “Laredo,” “we,” “us,” “our” and similar terms refer to Laredo Petroleum, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.laredopetro.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
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incorporated documents are considered part of this prospectus;

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we are disclosing important information to you by referring you to those documents; and

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information we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

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our Annual Report on Form 10-K for the year ended December 31, 2021;

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our Current Reports on Form 8-K filed on June 2, 2021, October 25, 2021 and March 18, 2022 and Form 8-K/A filed on December 13, 2021; and

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the description of our common stock contained in our Form 8-A/A filed on January 7, 2014 and Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, and any other amendments or reports filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:
Laredo Petroleum, Inc.
Attention: Investor Relations
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119
(918) 513-4570

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements, projections and estimates concerning our operations, performance, business strategy, oil, natural gas liquids (“NGL”) and natural gas reserves, drilling program capital expenditures, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “will,” “foresee,” “plan,” “goal,” “should,” “intend,” “pursue,” “target,” “continue,” “suggest” or the negative thereof or other variations thereof or other words that convey the uncertainty of future events or outcomes. Forward-looking statements are not guarantees of performance. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Among the factors that significantly impact our business and could impact our business in the future are:
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the effects, duration, government response or other implications of the coronavirus (“COVID-19”) pandemic, or the threat and occurrence of other epidemic or pandemic diseases;

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changes in domestic and global production, supply and demand for oil, NGL and natural gas, including as a result of the COVID-19 pandemic and actions by the Organization of the Petroleum Exporting Countries members and other oil exporting nations (“OPEC+”);

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the volatility of oil, NGL and natural gas prices, including in our area of operation in the Permian Basin;

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the potential impact of suspending drilling programs and completions activities or shutting in a portion of our wells, as well as costs to later restart, and co-development considerations such as horizontal spacing, vertical spacing and parent-child interactions on production of oil, NGL and natural gas from our wells;

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United States (“U.S.”) and international economic conditions and legal, tax, political and administrative developments, including the effects of energy, trade and environmental policies and existing and future laws and government regulations;

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possible war and political instability in Ukraine and possible Russian efforts to destabilize the government of Ukraine and the global hydrocarbon market;

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our ability to comply with federal, state and local regulatory requirements;

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the ongoing instability and uncertainty in the U.S. and international energy, financial and consumer markets that could adversely affect the liquidity available to us and our customers and the demand for commodities, including oil, NGL and natural gas;

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our ability to execute our strategies, including our ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses, assets and properties; our ability to realize the anticipated benefits of recent acquisitions, including effectively managing our expanded acreage;

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competition in the oil and natural gas industry;

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our ability to discover, estimate, develop and replace oil, NGL and natural gas reserves and inventory;

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drilling and operating risks, including risks related to hydraulic fracturing activities and those related to inclement or extreme weather, impacting our ability to produce existing wells and/or drill and complete new wells over an extended period of time;

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the long-term performance of wells that were completed using different technologies;

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revisions to our reserve estimates as a result of changes in commodity prices, decline curves and other uncertainties;

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impacts of impairment write-downs on our financial statements;

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capital requirements for our operations and projects;

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our ability to continue to maintain the borrowing capacity under our Fifth Amended and Restated Credit Agreement (as amended, the “Senior Secured Credit Facility”) or access other means of obtaining capital and liquidity, especially during periods of sustained low commodity prices;

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our ability to comply with restrictions contained in our debt agreements, including our Senior Secured Credit Facility and the indentures governing our senior unsecured notes, as well as debt that could be incurred in the future;

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our ability to generate sufficient cash to service our indebtedness, fund our capital requirements and generate future profits;

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our ability to hedge, and regulations that affect our ability to hedge;

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the availability and costs of drilling and production equipment, supplies, labor and oil and natural gas processing and other services;

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the availability and costs of sufficient gathering, processing, storage and export capacity in the Permian Basin and refining capacity in the U.S. Gulf Coast;

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the impact of repurchases, if any, of securities from time to time;

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the effectiveness of our internal controls over financial reporting and our ability to remediate a material weakness in our internal controls over financial reporting;

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our ability to maintain the health and safety of, as well as recruit and retain, qualified personnel necessary to operate our business;

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risks related to the geographic concentration of our assets; and

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our ability to secure or generate sufficient electricity to produce our wells without limitations.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various factors, including those set forth in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein. In light of such risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this prospectus speak only as of the date of this prospectus and all forward-looking statements incorporated by reference into this prospectus speak only as of the dates such statements were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements regarding new information, future events or otherwise, except as required by applicable securities laws.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil or natural gas that are ultimately recovered.
LAREDO PETROLEUM, INC.
We are an independent energy company focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas. Since our inception, we have grown primarily through our drilling program coupled with select strategic acquisitions and joint ventures. We completed our initial public offering of common stock on December 19, 2011. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LPI.”
Our executive offices are located at 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, and our telephone number is (918) 513-4570. Our website is www.laredopetro.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.
ABOUT THE SUBSIDIARY GUARANTORS
Our subsidiaries may jointly and severally, fully and unconditionally, guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.
Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.
USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
General
We may issue debt securities in one or more series. When used in this Description of Debt Securities and Guarantees section, unless we state otherwise or the context clearly indicates otherwise, references to “the Company,” “Laredo,” “we,” “us” and “our” refer to Laredo Petroleum, Inc.
We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.
The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.
When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.
The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our existing or future subsidiaries (each, a “guarantor”) specified in the prospectus supplement for the series of such debt securities. If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.
The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the senior debt indenture dated March 18, 2015 between us and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee, and form of subordinated debt indenture with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” in this prospectus for information on how to obtain copies of them.
This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.
Indentures
The senior debt securities and subordinated debt securities are each governed by a document called an indenture. Each indenture is a contract between us and a trustee to be named prior to the issuance of debt securities thereunder. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.
The trustee under each indenture has two main roles:
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First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default.”

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Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

When we refer to “the indenture” or “the trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
Series of Debt Securities
We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it is a series of the senior debt securities or the subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.
As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to “your prospectus supplement,” we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Amounts of Issuances
Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.
The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities
Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:
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the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

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any limit on the total principal amount of the debt securities of the same series;

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the stated maturity;

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the currency or currencies for principal and interest, if not U.S. dollars;

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the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

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whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

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if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

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if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

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if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

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if your debt security is also an original issue discount debt security, the yield to maturity;

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if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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the authorized denominations, if other than $2,000 and integral multiples of $1,000;

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the depositary for your debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

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if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

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whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

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the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

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any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

Governing Law
The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.
Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest or premium on, a global debt security, DTC will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any guarantor, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
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DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

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we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The certificated debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under, and a “banking organization” within the meaning of, the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic, computerized book-entry transfers and pledges in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, the Euroclear Operator, the Cooperative, Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.
Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
Redemption or Repayment
If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:
•
If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

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Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.
The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.
Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.
The subordinated debt indenture defines “senior debt” as:
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our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•
any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.
We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.
The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:
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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

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in the event and during the continuation of any default in the payment of principal of and any premium and interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

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in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.
Defeasance, Covenant Defeasance and Satisfaction and Discharge
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:
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we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

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we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of and any premium and interest on the applicable series of debt securities will also survive.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities.
In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that either:
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we deliver all outstanding debt securities of that series to the trustee for cancellation; or

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all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability
No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), unitholder or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.
Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
Events of Default
Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
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we do not pay the principal of and any premium on any debt security of that series on the due date;

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we do not pay interest on any debt security of that series within 30 days after the due date;

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we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

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we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

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we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

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if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

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if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.
Remedies if an Event of Default Occurs
If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”
Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:
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the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

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the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost, expense and other liabilities of taking that action;

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the trustee must not have taken action for 60 days after the above steps have been taken; and

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during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.
Annual Information about Defaults to the Trustee
We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.
Modifications and Waivers
There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder’s Approval
First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:
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changing the stated maturity for any principal or interest payment on a debt security;

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reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

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permitting redemption of a debt security if not previously permitted;

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impairing any right a holder may have to require purchase of its debt security;

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impairing any right that a holder of a convertible debt security may have to convert the debt security;

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changing the currency of any payment on a debt security;

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changing the place of payment on a debt security;

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impairing a holder’s right to sue for payment of any amount due on its debt security;

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releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

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reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

•
changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval
The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the “Description of Debt Securities and Guarantees” in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.
Modification of Subordination Provisions
We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).
Changes Requiring Majority Approval
Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:
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if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

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if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.
The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “— Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer
If any debt securities cease to be issued in registered global form, they will be issued:
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only in fully registered form;

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without interest coupons; and

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unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Guarantees
The debt securities of any series may be guaranteed by one or more of our existing or future subsidiaries. However, the applicable indenture governing the debt securities will not require that  any of our existing or future subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.
If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our existing or future subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.
Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.
If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our existing or future subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “— Subordination Provisions” above.
Paying Agents
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.
The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK
The following discussion is a summary of the terms of our capital stock as contained in our amended and restated certificate of incorporation, as amended by that certain certificate of amendment dated as of June 1, 2020, and our third amended and restated bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law, to our amended and restated certificate of incorporation and to our third amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
Our authorized capital stock consists of 22,500,000 shares of common stock, $0.01 par value per share, of which 17,304,100 shares were issued and outstanding as of February 22, 2022, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding as of February 22, 2022.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Third Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our third amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer, a proxy contest or otherwise and (ii) removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and third amended and restated bylaws provide:
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advance notice procedures with regard to stockholder nomination of candidates for election as directors or proposals of business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder nominations or proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days nor more than 75 days prior to the first anniversary date of the date on which we first mailed our proxy materials for the annual meeting for the preceding year. Our third amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may make it more difficult for stockholders to bring matters before the stockholders at an annual or special meeting;

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our board of directors the ability to establish the terms of undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Laredo;

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that our board of directors is divided into three classes with each class serving staggered three year terms;

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that the authorized number of directors may be changed only by resolution of our board of directors;

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that all vacancies, including newly created directorships, shall, except as otherwise required by law or by resolution of the board of directors and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

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that certain provisions of our amended and restated certificate of incorporation may be amended only with the affirmative vote of the holders of at least 75% of our then outstanding common stock;

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that our third amended and restated bylaws may be amended by the affirmative vote of the holders of at least 75% of our then outstanding common stock or our board of directors; and

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that special meetings of our stockholders may only be called by the board of directors.

Delaware Law
We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
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the business combination or transaction in which the person became interested is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced other than, for purposes of determining the voting stock outstanding (but not the outstanding stock owned by the interested stockholder), shares owned by persons who are directors and also officers of us and by certain employee stock plans; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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certain mergers or consolidations involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for the following liabilities that cannot be eliminated under the DGCL:
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for any breach of their duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for an unlawful payment of dividends or an unlawful stock purchase or redemption, as provided under Section 174 of the DGCL; or

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for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment or repeal.
Our third amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided that we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. Our third amended and restated bylaws also explicitly authorize us to purchase insurance to protect any of our officers, directors, employees or agents or any person who is or was serving at our request as an officer, director, employee or agent of another enterprise for any expense, liability or loss, regardless of whether Delaware law would permit indemnification.
We have entered into indemnification agreements with each of our directors and officers. The agreements provide that we will indemnify and hold harmless each indemnitee for certain expenses to the fullest extent permitted or authorized by law, including the DGCL, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his expenses in proportion to relative benefit and fault of us and indemnitee in the transaction giving rise to the proceeding. The indemnification agreements also provide that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. The indemnification agreements and our third amended and restated bylaws also provide that we must advance payment of certain expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is it is ultimately determined that the indemnitee is not entitled to indemnification.
We believe that the limitation of liability provision in our amended and restated certificate of incorporation, third amended and restated bylaws and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Corporate Opportunity
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which Warburg Pincus LLC or any private fund that it manages or advises, any of their respective officers, directors, partners and employees, and any portfolio company in which such entities or persons have an equity interest (other than us and our subsidiaries) (each a “specified party”) participates or desires or seeks to participate in and that involves any aspect of the energy business or industry, unless any such business opportunity, transaction or matter is offered in writing solely to (i) one of our directors or officers who is not also a specified party or (ii) a specified party who is one of our directors, officers or employees and is offered such opportunity solely in his or her capacity as one of our directors, officers or employees.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “LPI.”
DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.
The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.
We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.

DESCRIPTION OF WARRANTS
We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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United States federal income tax consequences applicable to such warrants;

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the amount of warrants outstanding as of the most recent practicable date; and

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any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.
PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
Sale through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Remarketing Arrangements
Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Arrangements
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.
LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Laredo Petroleum, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited annual combined financial statements of Sabalo Energy, LLC and Sabalo Operating, LLC incorporated by reference in this prospectus and elsewhere in the registration statement from Laredo’s Current Report on Form 8-K filed with the SEC on June 2, 2021, have been audited by Tranbarger FHK, PLLC, certified public accountants. Such financial statements have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.
The audited annual financial statements of Shad Permian, LLC incorporated by reference in this prospectus and elsewhere in the registration statement from Laredo’s Current Report on Form 8-K filed with the SEC on June 2, 2021, have been audited by Tranbarger FHK, PLLC, certified public accountants. Such financial statements have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.
The statement of revenues and direct operating expenses of the Glasscock County properties appearing in Laredo’s Current Report on Form 8-K/A filed with the SEC on December 13, 2021 has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such statement is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The estimates of our proved reserves included in or incorporated by reference into this prospectus or any applicable prospectus supplement are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The estimates of the proved reserves owned by Sabalo Energy, LLC, incorporated by reference into this prospectus or any applicable prospectus supplement are based on reserve reports prepared by W.D. Von Gonten & Co., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The estimates of the proved reserves owned by Shad Permian, LLC, incorporated by reference into this prospectus or any applicable prospectus supplement are based on reserve reports prepared by W.D. Von Gonten & Co., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The estimated quantities of proved reserves and future revenue of certain oil and gas properties located in Glasscock County, Texas, incorporated by reference into this prospectus are based upon a reserve report prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in their report with respect thereto. All such information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

$900,000,000
Vital Energy, Inc.
$400,000,000 10.125% Senior Notes due 2028
$500,000,000 9.750% Senior Notes due 2030

Prospectus Supplement

September 18, 2023
Joint Book-Running Managers
Wells Fargo Securities
BofA Securities
Mizuho
Truist Securities
Capital One Securities
Citigroup
KeyBanc Capital Markets
PNC Capital Markets LLC
US Bancorp
Co- Managers
Zions Capital Markets
BOK Financial Securities, Inc.
Comerica Securities